SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14(a)(12)

Armco Metals Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
Common stock
	2.	Aggregate number of securities to which transaction applies:
12,750,000 shares
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$2.45 per share. Solely for the purpose of calculating the filing fee, the per unit price is equal to the average and low prices of the common stock of Armco Metal Holdings, Inc. on June 17, 2014 on a post-split basis

	4.	Proposed maximum aggregate value of the transaction:
$38,587,500
	5.	Total fee paid:
$4,970.07
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 17, 2014

We will hold the 2014 Annual Meeting of Stockholders of Armco Metals Holdings, Inc. at the Crowne Plaza Hotel & Resorts, 1221 Chess Drive, Foster City , California 94404 on Monday, November 17, 2014 at 2:00PM local time. At the annual meeting you will be asked to vote on the following matters:

●	the election of five directors,
●	the ratification of the appointment of MaloneBailey , LLP as our independent registered public accounting firm,
●	the approval of an Amendment to our Articles of Incorporation increasing in the number of authorized shares of our common stock;
●	the approval of the issuance of securities in connection with the acquisition of 31.37% of Draco Resources, Inc.,
●	the approval of the third amendment to our Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan; and
●	any other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on October 7, 2014 as the Record Date for determining the stockholders that are entitled to notice of and to vote at the 2014 Annual Meeting and any adjournments thereof.

All stockholders are invited to attend the annual meeting in person. Your vote is important regardless of the number of shares you own. Please vote your shares by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

By Order of the Board of Directors /s/ Kexuan Yao
Foster City, CA	Kexuan Yao
October 8, 2014	Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 17, 2014: This proxy statement, along with our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, are available free of charge on our website www.armcometals.com.

ARMCO METALS HOLDINGS, INC.

PROXY STATEMENT

2014 ANNUAL MEETING

OF STOCKHOLDERS

TABLE OF CONTENTS

		Page No.
General Information		2
Summary Term Sheet Relating to Proposal 4		3
Proposal 1 -	Election of directors	7
Proposal 2 -	Ratification of appointment of MaloneBailey, LLP	9
Proposal 3 -	Approval of an Amendment to our Articles of Incorporation increasing in the number of authorized shares of our common stock	10
Proposal 4 -	Approval of the issuance of securities in connection with the acquisition of 31.37% of Draco Resources, Inc.	12
Proposal 5 -	The approval of the third amendment to our Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan	41
Other Matters		47
Dissenter’s Rights		47
Corporate Governance		47
Executive Compensation		53
Principal Stockholders		56
Certain Relationships and Related Transactions		58
Stockholder Proposals to be Presented at the Next Annual Meeting		59
Availability of Annual Report on Form 10-K		60
Stockholders Sharing the Same Last Name and Address		60
Where You Can Find More Information		60

Appendix A	Amendment to 2009 Plan
Appendix B

Share Exchange Agreement dated April 15, 2014 by and between Armco Metals Holdings, Inc., Draco Resources, Inc. and the shareholders of Draco Resources, Inc., as amended on May 7, 2014, and as further amended on August 25, 2014 and September 22, 2014.

Appendix C	Opinion of Scalar Group, Inc. (dba Scalar Analytics) dated July 2, 2014

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements, Proposal 4, in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission, as amended (the “2013 10-K”) and our subsequent filings with the Securities and Exchange Commission.

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF STOCKHOLDERS

General Information

The accompanying proxy is solicited by the Board of Directors of Armco Metals Holdings, Inc. for use at our 2014 Annual Meeting of Stockholders to be held on November 17, 2014, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of 2014 Annual Meeting of Stockholders. The date of this proxy statement is October 8, 2014, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our stockholders.

This proxy statement and the accompanying proxy card are being mailed to owners of our common shares in connection with the solicitation of proxies by the Board of Directors for the 2014 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all common stockholders, many of whom live throughout the United States and are unable to attend the 2014 Annual Meeting in person, to vote. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

Electronic Access. To access our proxy statement and 2013 10-K electronically, please visit our corporate website at www.armcometals.com. The information which appears on our website is not part of this proxy statement.

Voting Securities. Only our stockholders of record as of the close of business on October 7, 2014, the Record Date for the 2014 Annual Meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 55,687,495 shares of our common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2014 Annual Meeting. Each holder of record as of that date is entitled to one vote for each share held. In accordance with our by-laws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold 2014 Annual Meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2014 Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The routine matter to be voted upon at our 2014 Annual Meeting is the ratification of the appointment of our independent registered public accounting firm. The remaining proposals to be voted on at our 2014 Annual Meeting are not considered routine matters.

Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted by the individuals named on the proxy card as recommended by the Board of Directors. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivering to our Corporate Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. A stockholder wanting to vote in person at the 2014 Annual Meeting and holding shares of our common stock in street name must obtain a proxy card from his or her broker and bring that proxy card to the 2014 Annual Meeting, together with a copy of a brokerage statement reflecting such share ownership as of the Record Date.

Board of Directors Recommendations. The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

Attendance at the Meeting. You are invited to attend the annual meeting only if you were an Armco Metals stockholder or joint holder as of the close of business on October 7, 2014, the Record Date, or if you hold a valid proxy for the 2014 Annual Meeting. In addition, if you are a stockholder of record (owning shares in your own name), your name will be verified against the list of registered stockholders on the Record Date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the Record Date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 2:00PM local time. Check-in will begin at 1:45PM local time.

Communication with our Board of Directors. You may contact any of our directors by writing to them c/o Armco Metals Holdings, Inc., 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Armco Metals. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by Armco Metals that is addressed to the independent members of the Board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

Armco Metals Holdings, Inc.

Attention: Caiqing (Christina) Xiong, Corporate Secretary

1065 E. Hillsdale Boulevard, Suite 315

Foster City, California 94404

Telephone: (650) 212-7620

Facsimile: (650) 212-7630

SUMMARY TERM SHEET RELATING TO PROPOSAL 4

This summary term sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement, the annexes, and the other documents to which we refer or incorporate by reference in order to fully understand the acquisition and the related transactions. See “Where You Can Find More Information” on page 41. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

Parties to the Draco Acquisition (See page 13).

Armco

Armco Metals Holdings, Inc. is a publicly traded Nevada corporation. We engage in the business of metal ore trading and distribution and scrap metal recycling. Our operations are conducted primarily in China. In our metal ore trading and distribution business, we import, sell and distribute to the metal refinery industry in China, a variety of metal ore that includes iron, chrome, nickel, copper, titanium and manganese ore, as well as non-ferrous metals, and coal. We obtain these raw materials from global suppliers primarily in Brazil, India, Indonesia, Ukraine and the United States and distribute them in China. In addition, we provide sourcing and pricing services for various metals to our network of customers. In our scrap metal recycling business, we recycle scrap metal at our recycling facility and sell the recycled product to steel mills in China for use in the production of recycled steel. Our recycling facility commenced formal operations in the third quarter of 2010, and is located in Banqiao Industrial Zone, part of Lianyungang Economic Development Zone, in the Jiangsu province of China.

Our principal executive offices are located at 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404, and our telephone number is (650) 212-7620.

Draco

Draco Resources, Inc., or “Draco,” a wholly-owned subsidiary of Metawise Group, Inc., a California corporation that we refer to as “Metawise.” was formed as a line of business within Metawise Group, Inc. on January 1, 2010 when Metawise started to investigate the possibility of acquiring the title to iron ore fines in Alabama. Draco’s business model is to supply key raw materials to the Chinese steel industry and it will initially operate as a mineral trading company, acting as a reseller of iron ore fines for Metawise. Metawise has certain rights to sell up to 5 million metric tons of iron ore fines, which we refer to as the “Material,” under an agreement with a third party that owns the Material. On April 2, 2014 Metawise and Draco entered into a Commodities Purchase Agreement related to the Material pursuant to which Draco will act as a reseller of the Material and it will generate revenues based upon the difference between the sales price of the Material to third parties and what it pays Metawise for the Material. On June 23, 2014, Draco, Metawise and certain of the Metawise Nominees entered into a Security Pledge Agreement pursuant to which the Metawise Nominees, who are parties to this agreement, pledged the net profit gains from the Greenfield Agreements and all of their voting rights related thereto to Draco. The pledge, which is limited to any operations of Metawise associated with the Greenfield Agreements, remains in effect so long as the Greenfield Agreements are in effect.

Draco’s principal executive offices are located at 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404 and its telephone number is (650) 212-7900.

Shareholder of Draco

Draco’s common stock, which is its only class of equity securities, is currently owned by Metawise. Immediately following the closing of the Draco Acquisition, Metawise will distribute the Acquisition Shares (as defined below) Shares to the following individuals in the percentages set forth opposite their respective names below. We refer to these individuals as the “Metawise Nominees.” After this distribution, Metawise will not own any of the Acquisition Shares.

Metawise Nominee	% of Acquisition Shares to be Distributed by Metawise
Songqiang Chen	39.6424%
Jian Fang	13.7255%
Changli Yan	12.5490%
Hongye Chen	11.7467%
Fajie Wang	11.7647%
Honglin Zhang	4.8941%
Tong Huang	4.4047%
Hongbing Lin	1.2549%
100.0%

The Draco Acquisition (See page 12).

On April 15, 2014 we entered into a Share Exchange Agreement with Draco and the Metawise Nominees identified below. On May 7, 2014 we entered into an amendment to the Share Exchange Agreement to add Metawise as a party to the agreement. Further, on August 25, 2014 we entered into a second amendment to the Share Exchange Agreement to modify certain terms of the original agreement. Finally, on September 22, 2014 we entered into a third amendment to the Share Exchange Agreement to further modify the terms as described below. When used herein, the term “Share Exchange Agreement” also includes the three amendments. The material terms of the Share Exchange Agreement provide:

●

at closing we will acquire 31.37% of the outstanding capital stock of Draco from Metawise in exchange for 40,000,000 (the “Acquisition Shares”) of our newly issued common stock. We refer to this as the “Draco Acquisition”;

●

at closing we will also issue two finders an aggregate of 4,800,000 shares (the “Compensation Shares”) of our newly issued common stock as compensation for their services to us in connection with the Draco Acquisition. This will represent approximately 4.8% of our outstanding common stock on the date of issuance.

Following the completion of the Draco Acquisition, as giving effect to the distribution of the Acquisition Shares by Metawise to the Metawise Nominees, the Metawise Nominees will own, by virtue of the issuance of the Acquisition Shares, approximately 40% of our then outstanding common stock, giving effect to the issuance of the Compensation Shares, but excluding any additional shares of our common stock issuable upon the exercise of outstanding options or warrants. As a result of the Draco Acquisition, our stockholders’ existing share ownership and voting power will be diluted by the issuance of 44,800,000 newly issued shares of our common stock, which represent approximately 81% of our outstanding common stock as of October 7, 2014.

Accounting Treatment of the Draco Acquisition (See page 15).

We will use the equity method to account for investments in Draco which gives Armco the ability to exercise influence over operating and financial policies of the investee. Armco will include the proportionate share of earnings and/or losses of equity method investees in equity income (loss) — net in consolidated statements of income. The carrying value of our equity investment will be reported in equity method investments in our consolidated balance sheets.

Board of Directors and Management of Armco Following the Draco Acquisition (See page 23).

Currently, Armco’s Board of Directors consists of five individuals. As described in Proposal 1 appearing elsewhere in this proxy statement, at the 2014 Annual Meeting our stockholders are voting upon the election of five directors, three of whom are current members of the Board that are standing for re-election and the remaining two are new director nominees, including Songqiang Chen and Shiqing Yue. Mr. Chen is Chief Executive Officer of both Metawise and Draco and is Metawise’s principal shareholder. Mr. Yue is an unrelated third party who was nominated by the Nominating and Corporate Governance Committee to serve as an independent director. The election of these two director nominees to our Board is not contingent upon the approval of Proposal 4.

Basis of Stockholder Approval Requirement (See page 15).

Our common stock is listed on the NYSE MKT, and we are subject to the NYSE MKT’s listing standards set forth in the NYSE MKT Company Guide. Although we are not required to obtain shareholder approval under Nevada law in connection with the Draco Acquisition, we are required under Section 712 of the NYSE MKT Company Guide to seek stockholder approval of our proposed issuance of the Shares and the Compensation Shares at the closing of the Draco Acquisition.

Vote Required (See page 41).

Each share of our common stock outstanding on the Record Date for the determination of shareholders entitled to vote at the meeting will be entitled to one vote, in person or by proxy, on each matter submitted for the vote of stockholders. The approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares of our common stock casting votes in person or by proxy at the 2014 Annual Meeting. The number of such affirmative votes must be at least a majority of the required quorum for the 2014 Annual Meeting, which is 33 1/3% of our issued and outstanding shares of common stock on the Record Date.

When the Draco Acquisition is Expected to be Completed

We currently anticipate that the Draco Acquisition will be completed within 10 business days following the 2014 Annual Meeting, assuming Proposal 4 is approved at the meeting.

Recommendation of Our Board of Directors as to Proposal 4

Our Board of Directors unanimously recommends that you vote FOR Proposal 4.

Opinion of Scalar Group, Inc. (See page 18)

Under the terms of the Share Exchange Agreement as executed in April 2014, we were initially seeking to acquire 100% of Draco’s outstanding stock in exchange for shares of our common stock and a warrant to purchase additional shares. Scalar Group, Inc. (dba Scalar Analytics) referred to as Scalar, previously delivered its opinion to our Board of Directors that as of July 2, 2014, and based upon and subject to the factors and assumptions set forth therein, the initial consideration we were to issue in Draco in exchange for 100% of Draco’s outstanding capital stock was fair, from a financial point of view, to the holders of our common stock, on the basis of and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Scalar in preparing its opinion. Once the parties agreed to a modification in the terms of the Share Exchange Agreement to reduce the percentage of equity interest in Draco we were seeking to acquire to 31.37% of Draco’s outstanding capital stock and to amend the consideration we will issue in the transaction as evidenced by the September 22, 2014 amendment, our Board did not seek an update of the fairness opinion from Scalar.

Scalar’s opinion only addressed the fairness from a financial point of view to our common stockholders, as of July 2, 2014, of the initial acquisition consideration and did not address any other aspect or implication of Draco or the Draco Acquisition, including the modification to the terms of the Draco Acquisition set forth in the September 22, 2014 amendment to the Share Exchange Agreement. The summary of Scalar’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Scalar in preparing its opinion. However, Scalar’s opinion and the related analyses set forth in this proxy statement are not intended to be, and do not constitute, a recommendation to our Board of Directors or any stockholder as to how to act or vote with respect to Proposal 4 or related matters.

Interests of the Company’s Executive Officers and Directors in the Draco Acquisition (See page 22).

We do not believe that any of our officers or directors have any interests in the Draco Acquisition, other than their interests as our stockholders generally, that are different from your interests as an Armco stockholder. However, we have entered into various transactions with Metawise, Draco and their affiliates which are described later in this proxy statement.

Interests of the Finders (See page 22).

At the closing of the Draco Acquisition, China Direct Investments, Inc. and Shanghai Heqi Investment Center (Limited Partner) will each be issued 2,400,000 shares of our common stock as compensation for acting as finders in the Draco Acquisition, the payment of which is contingent upon the closing of the Draco Acquisition. We have contractual relationships with each of these entities.

Conditions That Must Be Satisfied or Waived for the Draco Acquisition to Occur (See page 15).

As more fully described in this proxy statement and in the Share Exchange Agreement, the completion of the Draco Acquisition depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others,

●	the approval of Proposals 3 and 4 at the 2014 Annual Meeting,
●

the absence of any injunction prohibiting the consummation of the Draco Acquisition and absence of any legal requirements enacted by any court or other governmental entity since the date of the Share Exchange Agreement that remain in effect prohibiting consummation of the Draco Acquisition,

●	the continued listing of our common stock on the NYSE MKT, and
●	the lack of any material adverse change in our business and operations.

Regulatory Approvals (see page 16).

We do not believe that any material regulatory approvals, filings, or notices are required in connection with the Draco Acquisition other than the approvals, filings, or notices required under the federal securities laws and the approvals of NYSE MKT for the continued listing of our common stock and the listing of the Acquisition Shares and the Compensation Shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Messrs. Kexuan Yao, William Thomson, Kam Ping Chan, Songqiang Chen and Shiqing Yue for election as directors, each to hold office until the 2015 annual meeting of stockholders or until his successor has been duly elected and qualified.

Our current Board is comprised of Messrs. Yao, Thomson and Chen, as well as Weigang Zhao and Weiping Shen. The terms as directors of each of Messrs. Zhao and Shen will expire at the 2014 Annual Meeting and neither of these directors is standing for re-election. In their places, Messrs. Chen and Yue were nominated as directors. Mr. Chen is Chief Executive Officer of both Metawise and Draco. Mr. Yue has no pre-existing relationship with our company, Metawise or Draco and was selected by the Nominating and Corporate Governance Committee to serve as an independent director.

The following is biographical information on the current members of our Board of Directors who are standing for re-election, as well as the director nominees:

Directors Standing for Re-Election

Name	Age	Positions	Director Since
Kexuan Yao	42	Chairman, Chief Executive Officer	2008
William Thomson	72	Director	2009
Kam Ping Chan	62	Director	2010

Kexuan Yao. Mr. Yao has served as the Chairman of the Board of Directors and Chief Executive Officer since June 2008. Mr. Yao has served as the Chairman and General Manager of our Armco Metals International Limited subsidiary (“Armco HK”) since its inception in 2001. From 1996 to 2001, Mr. Yao served as the General Manager of the Tianjian Branch for Zhengzhou Gaoxin District Development Co., Ltd., a Chinese metal distribution business. While at Zhengzhou Gaozin District Development Co., Ltd., his main responsibility was the management of the iron ore import department, which coordinated the delivery of iron ore from around the world into China. Mr. Yao received a bachelor’s degree from Henan University of Agriculture in 1996 and obtained an EMBA degree from the China Europe International Business School (CEIBS) in 2012.

William Thomson. Mr. Thomson has been a member of our Board of Directors since July 2009. Mr. Thomson is a managing partner of Mercana Growth Partners since 2009, a leading merchant banking and crisis management company. Prior to 2009, he was the president of Thomson Associates Inc. for more than 30 years. Mr. Thomson sits on the board of directors of the following publicly-listed companies: Asia Bio Chem Group Co. Ltd. since 2008, Chile Mining Technologies Inc. since 2010, China Armco Metals Inc. since 2009 and the Score Inc. since 2004. During the past 10 years, Mr. Thomson was previously on the board of directors of the following public companies: Atlast Pain & Injury Solutions Inc. from June 2006 to March 2007, Acto Digital Video Systems Inc. from December 2003 to January 2004, China Automotive Systems Inc. from September 2003 to July 2010, Greater China Capital Inc. from February 2010 to February 2012, Imperial Plastech Inc. from November 2002 to January 2005, Industrial Minerals Inc. from March 2007 to June 2009, JITE Technologies Inc. from September 2005 to February 2007, Maxus Technologies Inc. from February 2004 to June 2010, Med Emerg International Inc. from February 1998 to May 2004, Open EC Technologies Inc. from November 2005 to November 2009 and YTW Weslea Growth Capital Corp. From October 2004 to September 2005, Mr. Thomson received his Bachelors’ Degree in Business Commerce from Dalhousie University in 1961, and became a Chartered Accountant affiliated with the Institute of Chartered Accountants in 1963.

Kam Ping Chan Mr. Chan has been a member of our Board of Directors to since September 2010. Since 1994, Mr. Chan has been the Chairman and Executive Director of PNK International, Ltd. and Beston Holdings Group, Ltd. which are engaged in the distribution of metal and metal ore. From 2003 to 2004 Mr. Chan was the Director of International Mineral Limited, an iron ore company, which was acquired by the CITIC PACIFIC in 2004. International Mineral Ltd. was engaged in iron ore exploration and production. From 1989 to 1994, Mr. Chan managed the trading department of Prosperous Enrich, Ltd. which was engaged in importing minerals and ore into the Asian market. From 1985 to 1988 Mr. Chan served as a trader at Cargill Limited in Hong Kong. Mr. Chan graduated from China Fujian Teachers University in 1976 with a Bachelors degree in English.

Director Nominees

Name	Age
Songqiang Chen	52
Shiqing Yue	59

Songqiang Chen. Mr. Chen has been Chief Executive Officer of Draco since its formation in August 2013. He has also served as Chairman of Metawise since May 1997 and Chief Executive Officer of its subsidiary Metamining, Inc. since September 2007. Mr. Chen is responsible for the management and development of Metawise Group’s portfolio of mineral comprising iron ore and metallurgical coal reserves. Mr. Chen has extensive business networks in China and other Asian countries in respect to the supply of raw commodities. Mr. Chen immigrated from China in 2002 where he completed 20 years’ experience in general management and procurement roles in provincial government enterprise, including from February 2000 until May 2002 he was Chief Executive Officer of Zhong Yuan Guo Mao, Inc., a Henan, China-based conglomerate, from August 1993 until February 2000 he was Chief Executive Officer of ZhengZhou Fa Zhan, Inc., a Henan, China-based international trading and real estate developer, from May 1990 until June 1993 he was Chief Executive Officer of Zhongguo Guoshang, Inc., a Beijing, China-based international commodities trading firm, and from March 1987 until April 1990 he was Chief Executive Officer of ZhongYuan Kuangchan NaiCai, Inc., a Henan, China-based mining and international trading company. Mr. Chen received a Bachelor of Science from Zhong Zhou University in China.

Shiqing Yue. Mr. Yue is an attorney and has been in private practice since establishing his general practice law office in 2002 in Flushing, New York. He practices law both in the Federal courts and in the courts of the State of New York and his practice involves corporate counseling, reorganization, investment, immigration and civil litigation for clients located both locally and in mainland China, Hong Kong and Taiwan. From 2008 until 2009 he served as a legal consultant for the Shaanxi Fellow Association in America. Mr. Yue received a B.A. from Xian Foreign Language Institute in 1982, a graduate diploma from the China Political Science & Law University, School of Law, in Beijing, China in July 1998 and a J.D. from St. John’s University School of Law, Jamaica, New York in January 2000.

There are no family relationships between any of the directors.

Required Vote

The five candidates receiving the highest number of affirmative votes at the 2014 Annual Meeting will be elected directors. As the election of Messrs. Chen and Yue is not contingent upon the approval of Proposal 4 described later in this report, it is possible that these director nominees will be elected to our Board of Directors even if our stockholders do not approve the acquisition of Draco. Abstentions, broker non-votes and withheld votes will have no effect on the outcome of the vote. In the event any director nominee is unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person as the Board of Directors may recommend. The Board has no reason to believe that any director nominee will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION

OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY LLP

The Audit Committee has appointed MaloneBailey LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2014. Representatives of MaloneBailey LLP will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our by-laws or otherwise, we are submitting the selection of MaloneBailey LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a changes would be in our best interests.

Fees and Services

The following table shows the fees that were billed for the audit and other services provided by MaloneBailey LLP for 2013 and Li & Company, PC, our former auditor, for 2013 and 2012.

	2013	2012

Audit Fees	$170,000	$137,500
Audit-Related Fees	-	-
Tax Fees	7,500	7,500
All Other Fees	12,500	3,950
Total	$190,000	$148,950

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the Securities and Exchange Commission and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Our Board of Directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the Board. The audit and tax fees paid to the auditors with respect to 2013 were pre-approved by the Audit Committee of the Board of Directors.

Vote Required

The ratification of the appointment of MaloneBailey LLP will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION

OF THE APPOINTMENT OF MALONEBAILEY LLP.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED COMMON STOCK CAPITAL STOCK OF THE COMPANY

At the 2014 Annual Meeting we are asking our stockholders to approve an Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock. Currently, our authorized capital stock consists of 74,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. On September 22, 2014, our Board of Directors approved an Amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock from 74,000,000 shares to 200,000,000 shares, and recommended that our stockholders approve this Amendment. At October 7, 2014 we had 55,687,495 shares of our common stock and no shares of preferred stock issued and outstanding. The following table provides information on our shares of common stock which are currently authorized, issued and outstanding, and reserved for issuance as of the date of this proxy statement:

	October 7, 2014
	No. of shares of common stock	% of authorized
Authorized	74,000,000
Issued and outstanding	55,687,495	75%
Reserved for issuance underlying outstanding options and warrants	1,615,387	2%
Reserved for new grants under the 2009 Stock Incentive Plan	245,379	≤1%
Reserved for possible conversion of the convertible notes	1,899,591	3%

Unissued, unreserved shares	14,552,148	20%

Purpose and Effect of the Amendment

The proposed increase in the number of shares of our authorized common stock will provide sufficient shares to issue to in conjunction with the closing of the Draco Acquisition (should Proposal 4 be approved) and the increase in the number of shares of common stock reserved under our 2009 Stock Incentive Plan (should Proposal 5 be approved). The proposed increase in the number of our authorized shares of common stock will also provide us with the ability to issue such stock for a variety of corporate purposes, including debt or equity capital raising transactions, acquisitions or other business development efforts, or other proper corporate purposes. Our Board of Directors reviews and evaluates potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders.

Other than in connection with the issuance of shares of our common stock in conjunction with the closing of the Draco Acquisition (should Proposal 4 be approved) and the increase in the number of shares of common stock reserved under our 2009 Stock Incentive Plan (should Proposal 5 be approved), we have no present plan, agreement or understanding involving the issuance of our capital stock except for those shares which are presently reserved as set forth above. However, our Board of Directors believes that the availability of the additional shares for such purposes would be beneficial, because it will enhance our ability to respond promptly to any opportunities without the possible delay and significant expense of calling and holding a special meeting of stockholders to increase authorized capital.

The additional common stock to be authorized by adoption of the proposed Amendment to our Articles of Incorporation would have rights identical to our currently outstanding common stock. The proposed increase in the number of shares of common stock will not change the number of shares of stock outstanding, the par value of our common stock, nor the number of authorized shares of our preferred stock. However, to the extent that the additional authorized shares are issued in the future, including in conjunction with the closing of the Draco Acquisition (should Proposal 4 be approved) and new grants made under the 2009 Stock Incentive Plan (should Proposal 5 be approved), they may decrease the percentage equity ownership of existing stockholders and, depending on the price at which they are issued, may dilute earnings and book value on a per share basis. Our stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of our common stock.

Filing of the Amendment in Nevada

If this Proposal 3 is approved, the increase in our authorized common stock will become effective upon filing of the Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The Amendment will amend and restate the text of Paragraph (a) of Article IV of our Articles of Incorporation to read as follows:

ARTICLE IV

(a)     The Corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
Common	200,000,000	$.001
Preferred	1,000,000	$.001

If the stockholders approve this Proposal 3, at any time prior to the filing of the Amendment with the Secretary of State of the State of Nevada, the Board may abandon the Amendment without further action by the our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

PROPOSAL 4

APPROVAL OF THE ISSUANCE OF SECURITIES

IN CONNECTION WITH THE ACQUISITION OF 31.37% OF DRACO RESOURCES, INC.

At the 2014 Annual Meeting we are asking our stockholders to approve the issuance of securities in exchange for 31.37% of Draco and as compensation to finders in the transaction as described below, including:

●	40,000,000 Acquisition Shares, and
●	4,800,000 Compensation Shares to be issued to China Direct Investments, Inc. and Shanghai Heqi Investment Center (Limited Partner) as finder’s fees.

Summary of the Share Exchange Agreement

The following description summarizes the material terms of the Share Exchange Agreement. However, it may not contain all of the information that may be important to your consideration of the proposed issuance of the Acquisition Shares and the Compensation Shares. We encourage you to read the Share Exchange Agreement in full, a copy of which is attached as Appendix B.

The description of the Share Exchange Agreement in this proxy statement has been included to provide you with information regarding its terms, and we recommend that you read carefully the Share Exchange Agreement in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Draco Acquisition, we do not intend for its text to be a source of factual, business, or operational information about Armco or Draco. That kind of information can be found elsewhere in this proxy statement. The Share Exchange Agreement contains representations and warranties of the parties as of specific dates and may have been used for the purposes of allocating risk between the parties other than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the Share Exchange Agreement, including contractual standards of materiality that may be different from what may be viewed as material to stockholders. Only the parties themselves may enforce and rely on the terms of the Share Exchange Agreement. As Armco stockholders, you are not third party beneficiaries of the Share Exchange Agreement and therefore may not directly enforce or rely upon its terms and conditions and you should not rely on its representations, warranties, or covenants as characterizations of the actual state of facts or condition of Armco, Draco, Metawise, the Metawise Nominees or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Share Exchange Agreement and subsequently developed or new information qualifying a representation or warranty may have been included in this proxy statement.

On April 15, 2014 we entered into a Share Exchange Agreement with Draco and the Metawise Nominees pursuant to which we agreed to acquire initially 100% of the outstanding capital stock of Draco in exchange for 12,750,000 shares of our common stock (giving proforma effect to a 1:10 reverse stock split of our common stock) and a five year common stock purchase warrant to purchase 3,000,000 (post-split) shares of our common stock at an exercise price of $3.40 (post-split) per share. On May 7, 2014 we entered into an amendment to the Share Exchange Agreement with Draco and the Metawise Nominees to add Metawise, the current sole shareholder of Draco, as a party. On August 25, 2014 we further amended the terms of the Share Exchange Agreement to provide that we agreed to acquire 40% of the outstanding capital stock of Draco from Metawise in exchange for 51,000,000 Acquisition Shares. This amendment removed the requirement for our company to understand the reverse stock split and also amended the terms related to the payment of the finders fees. Finally, on September 22, 2014 we entered into the third amendment of the Share Exchange Agreement which reduced the percentage of Draco we are seeking to acquire to 31.37% and reduced the number of Acquisition Shares to be issued to 40,000,000.

At the closing of the Draco Acquisition, we will also issue an aggregate of 4,800,000 Compensation Shares to China Direct Investments, Inc. and Shanghai Heqi Investment Center (Limited Partner) as finder’s fees to those entities.

Our Board of Directors approved the Share Exchange Agreement on April 15, 2014, on August 25, 2014 it approved the second amendment which modified the terms of the Draco Acquisition and on September 22, 2014 it approved the third amendment which further modified the terms of the Draco Acquisition. As described elsewhere herein, a condition precedent to the closing of the Draco Acquisition is the continued listing of our common stock on the NYSE MKT. Under the original structure, we were required to obtain prior stockholder consent for the closing of the Draco Acquisition under Section 712 of the NYSE MKT Company Guide as the issuance of shares of our common stock in the acquisition would have been in excess of 20% of our outstanding common stock, as well as under Section 713 as the issuance of the shares would have resulted in a change of control of our company and the Draco Acquisition would have been treated as a reverse merger. Based upon our informal discussions with the Exchange, we were advised that the Exchange would not approve the continued listing of our common stock following the Draco Acquisition based upon the original terms of the transaction and, accordingly, we restructured the transaction pursuant to the second amendment which reduced the percentage of Draco we were seeking to acquire as well as the number of shares we would issue as consideration. Subsequent, and as a result of further informal discussions with the Exchange, we were advised that the Exchange would not continue the listing of our common stock following the Draco Acquisition based upon the revised structure. As a result, we entered into the third amendment which further reduced the percentage of Draco we are seeking to acquire as well as the number of Acquisition Shares we are proposing to issue. While we are still required to obtain stockholder approval for the issuance of the Acquisition Shares and the Compensation Shares in order to comply with Section 712 of the NYSE MKT Company Guide, we do not believe the restructured transaction will be accounted for as a reverse acquisition.

The Share Exchange Agreement contains covenants by the parties, including:

●

each party agreed to provide access to the other parties books and records for the purposes of performing customary due diligence, and the closing of the Draco Acquisition is subject to the satisfaction of each party of such due diligence,

●	each party is obligated to pay its own expenses in connection with the preparation of the Share Exchange Agreement and the consummation of the Draco Acquisition, and

●	each party agreed to use its best efforts to consummate the closing of the Draco Acquisition.

If the conditions to completion of the Share Exchange Agreement are satisfied or waived in accordance with its terms, we will acquire 31.37% of the currently outstanding common stock of Draco from Metawise. Thereafter, we will own a non-controlling minority interest in Draco. The shares of Draco’s capital stock are privately held and not traded in a public market.

Following the completion and as a result of the Draco Acquisition, if consummated, the Acquisition Shares will constitute approximately 40% of our then outstanding common stock, assuming we issue no additional shares between the date of this proxy statement and the closing of the Draco Acquisition, and the Compensation Shares will represent 4.8% of our outstanding shares.

The approval by our stockholders of the issuance of the Acquisition Shares is a condition to the closing of the Draco Acquisition in order to comply with NYSE MKT listing rules, as further described below. In the event that both Proposal 3 and Proposal 4 are not approved at the 2014 Annual Meeting, we will not be able to consummate the Draco Acquisition, and the Share Exchange Agreement will be terminated. A copy of the Share Exchange Agreement is attached as Appendix B to this proxy statement.

Parties to the Share Exchange Agreement

Armco

Armco Metals Holdings, Inc. is a publicly traded Nevada corporation. We engage in the business of metal ore trading and distribution and scrap metal recycling. Our operations are conducted primarily in China. In our metal ore trading and distribution business, we import, sell and distribute to the metal refinery industry in China, a variety of metal ore that includes iron, chrome, nickel, copper, titanium and manganese ore, as well as non-ferrous metals, and coal. We obtain these raw materials from global suppliers primarily in Brazil, India, Indonesia, Ukraine and the United States and distribute them in China. In addition, we provide sourcing and pricing services for various metals to our network of customers. In our scrap metal recycling business, we recycle scrap metal at our recycling facility and sell the recycled product to steel mills in China for use in the production of recycled steel. Our recycling facility commenced formal operations in the third quarter of 2010, and is located in Banqiao Industrial Zone, part of Lianyungang Economic Development Zone, in the Jiangsu province of China.

Our principal executive offices are located at 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404, and our telephone number is (650) 212-7620.

For a description of our history and development, business and organizational structure, see our 2013 10-K. See “Where You Can Find Additional Information” for a description of how to obtain a copy of our 2013 10-K and other SEC filings.

Draco

Draco is a wholly-owned subsidiary of Metawise. Draco was formed as a line of business within Metawise on January 1, 2010 when Metawise started to investigate the possibility of acquiring the title to iron ore fines in Alabama. Draco’s business model is to supply key raw materials to the Chinese steel industry and it will initially operate as a mineral trading company, acting as a reseller of iron ore fines for Metawise. Metawise has certain rights to sell up to 5 million metric tons of iron ore fines, which we refer to as the “Material,” under an agreement with a third party that owns the Material. On April 2, 2014 Metawise and Draco entered into a Commodities Purchase Agreement related to the Material pursuant to which Draco will act as a reseller of the Material and it will generate revenues based upon the difference between the sales price of the Material to third parties and what it pays Metawise for the Material. On June 23, 2014, Draco, Metawise and certain of the Metawise Nominees entered into a Security Pledge Agreement pursuant to which the Metawise Nominees, who are parties to this agreement, pledged the net profit gains from the Greenfield Agreements and all of their voting rights related thereto to Draco. The pledge, which is limited to any operations of Metawise associated with the Greenfield Agreements, remains in effect so long as the Greenfield Agreements are in effect.

Draco’s principal executive offices are located at 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404 and its telephone number is (650) 212-7900.

The Board of Directors of Metawise approved the Share Exchange Agreement on April 15, 2014.

Shareholder of Draco and the Metawise Nominees

Draco’s common stock, which is its only class of equity securities, is currently owned by Metawise. Immediately following the closing of the Draco Acquisition, Metawise will distribute the Acquisition Shares to the following individuals in the percentages set forth opposite their respective names below. We refer to these individuals as the “Metawise Nominees.” After this distribution, Metawise will not own any of the Acquisition Shares.

Metawise Nominee	% of Acquisition Shares to be Distributed by Metawise
Songqiang Chen	39.6424%
Jian Fang	13.7255%
Changli Yan	12.5490%
Hongye Chen	11.7647%
Fajie Wang	11.7647%
Honglin Zhang	4.8941%
Tong Huang	4.4047%
Hongbing Lin	1.2549%
100.0%

Metawise does not presently own any of our securities We have, however, from time to time entered into transactions with Metawise, an affiliate of Metawise, and Draco, including:

●     on November 7, 2013 we borrowed $550,000 from Metawise under the terms of a loan agreement. We used the proceeds for working capital. The unsecured loan, which had an initial term of three months, bears interest at 8% per annum, with interest payable upon maturity. The maturity date may be extended for additional three month periods providing that the lender does not provide notice to us two weeks prior to the then maturity date of the inability to extend. At September 22, 2014 we owed Metawise the principal and all accrued interest under this loan;

●     on December 23, 2013 we borrowed $500,000 from Kelson Management Inc., an entity controlled by Mr. Song Qiang Chen, under the terms of a loan agreement. We used the proceeds for working capital. The unsecured loan, which had an initial term of one month, bears interest at 8% per annum, with interest payable upon maturity. The maturity date may be extended for additional three month periods providing that the lender does not provide notice to us two weeks prior to the then maturity date of the inability to extend. At September 22, 2014 we owed Kelson Management Inc. $240,000 of the principal and together with accrued interest under this loan,

●     on May 22, 2014 we entered into a sales and purchase contract with Draco pursuant to which we agreed to purchase 880 metric tons of mixed metals scraps for a total purchase price of $1,320,000. Under the terms of the agreement, we were obligated to prepay 60% of the purchase price in advance, with the balance due 60 days after the mixed metal scraps arrived in China. The contract was fulfilled during the second quarter of 2014;

●     between June 13, 2014 and July 14, 2014 Draco lent us $55,000 for working capital. The advances are unsecured, interest free and due on demand; and

●     on October 1, 2014 we relocated our principal executive offices to a sub-suite at Draco's offices. These facilities are being provided to us on a rent free basis.

Because the sole shareholder of Draco is a party to the Share Exchange Agreement, there is no additional approval requirement by Metawise in respect of the Draco Acquisition.

Relationships of the Metawise Nominees to Metawise and Armco

Mr. Songqiang Chen is the Chief Executive Officer, a member of the Board of Directors and a principal shareholder of Metawise. Each of the Metawise Nominees is a shareholder of Metawise.

Conditions Precedent to the Closing of the Draco Acquisition

The consummation of the Draco Acquisition is subject to the satisfaction of certain conditions, including:

●

the representations and warranties of each of Armco, Draco, Metawise and the Metawise Nominees in the Share Exchange Agreement being true and correct in all material respects as of the date made and as of the closing date of the Draco Acquisition, as though made at that time;

●

each party shall have performed in all agreements and satisfied all conditions obligations required to be performed or satisfied by them under the Share Exchange Agreement at or before the closing date of the Draco Acquisition;

●

no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the closing of the Draco Acquisition;

●

there shall have been no material adverse effect on the business, operations, properties, prospects or financial condition of either Armco or Draco, taken as a whole, or any change, event, circumstance, development, condition, or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined in the Share Exchange Agreement; and

●	our common stock shall be listed on the NYSE MKT.

Accounting Treatment of the Draco Acquisition

We will use the equity method to account for investments in Draco which gives Armco the ability to exercise influence over operating and financial policies of the investee. Armco will include the proportionate share of earnings and/or losses of equity method investees in equity income (loss) — net in consolidated statements of income. The carrying value of our equity investment will be reported in equity method investments in our consolidated balance sheets.

Armco Stockholder Approval Requirements for Proposal 4

Our common stock is listed on the NYSE MKT, and we are subject to the NYSE MKT’s listing standards set forth in the NYSE MKT Company Guide. Although we are not required to obtain shareholder approval under Nevada law in connection with the Draco Acquisition, we are required under Section 712 of the NYSE MKT Company Guide to seek stockholder approval of our proposed issuance of the Acquisition Shares at the closing of the Draco Acquisition.

Section 712 requires stockholder approval prior to the issuance of securities to be issued as sole or partial consideration for an acquisition of the stock or assets of another company in where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more. The total shares proposed to be issued as consideration for 31.37% of Draco, including the Acquisition Shares and the Compensation Shares, is 44,800,000 shares, or approximately 81% of our outstanding shares of our outstanding common stock, based on the shares outstanding as of October 7, 2014 or approximately 44.6% of our outstanding shares of common stock that would be outstanding at the closing of the Draco Acquisition. Therefore, we are requesting stockholder approval for the issuance of the Acquisition Shares and the Compensation Shares under the NYSE MKT rules.

Regulatory Approvals

We do not believe that any material regulatory approvals, filings, or notices are required in connection with the Draco Acquisition other than the approvals, filings, or notices required under the federal securities laws and the approvals of NYSE MKT for the continued listing of our common stock and the listing of the Acquisition Shares and the Compensation Shares.

Appraisal Rights

Armco’s stockholders are not entitled to any appraisal rights in connection with the Draco Acquisition.

Armco’s Reasons for the Draco Acquisition

Our Board of Directors:

●	has determined that the Share Exchange Agreement and Draco Acquisition are advisable, fair to, and in the best interests of, Armco and its stockholders;

●	has approved the Share Exchange Agreement and the Draco Acquisition; and

●	recommends that the Armco stockholders approve Proposal 4.

In evaluating the Share Exchange Agreement and the Draco Acquisition, our Board of Directors considered a number of factors that supported its decisions and recommendations, including:

●	We expect that Draco may generate gross profit of approximately $20.00 to $30.00 per metric ton on the Material it will purchase from Metawise based on the current spot price of iron ore, CFR China,

●

Draco has already shipped a vessel which contains 48,000 metric tons of iron ore to China. In the future, Draco plans to ship two to three vessels of iron ore to China per month. Using the proceeds from these sales, we expect to be able to further expand our mineral trading business and expect to provide additional working capital for our metal recycling operations,

●	Draco is a U.S.-based company that does not have offices in China. We expect to be able to provide human resources in China which Draco does not currently possess, and

●	We have been in the mineral trading business for many years and have many clients worldwide.

Our Board of Directors also considered a variety of risks and other potentially negative factors concerning the Draco Acquisition. The material risks and potentially negative factors considered by our Board included:

●	the immediate and substantial dilution of the equity interests and voting power of Armco’s current stockholders upon completion of the Draco Acquisition;

●

because we are acquiring a minority, non-controlling interest in Draco, our financial statements will only represent our portion of its assets, liabilities and net income (loss) from the closing date of the Draco Acquisition forward;

●

the risk that our stockholders will not approval Proposal 3 increasing the number of authorized shares of our common stock. If Proposal 3 is not approved, we do not have sufficient authorized but unissued and unreserved shares of our common stock to close the Draco Acquisition even if our stockholders should approval this Proposal 4;

●

the risk that the NYSE MKT will not approve the continued listing of our common stock which would result in our inability to close the Draco Acquisition notwithstanding the possible approval of Proposal 3 and Proposal 4 by our stockholders;

●	the dilution to our stockholders as a result of the issuance of the Acquisition Shares and the Compensation Shares;

●	the risk that Draco may lose access to the Materials associated with the Greenfield Agreements with Metawise;

●

although our management believes the Draco Acquisition will have a positive effect on our business, is it possible that the issuance of a significant number of shares of our common stock will cause a decline in its price, and the increased size of our public float thereafter could adversely affect the price at which it trades;

●	the risk that the Draco Acquisition might not be completed in a timely manner, or at all, due to a failure to satisfy the closing conditions, some of which are outside of our control;

●

the risk of the potential adverse effect of the public announcement of any termination of the Share Exchange Agreement on our business, including our ability to attract new sources of capital, retain key personnel, and maintain its overall competitive position if the Draco Acquisition is not completed;

●	the risk that Draco’s revenue forecasts are not attained at the level or within the timeframe expected;

●	the risk of stockholder lawsuits that may be filed against Armco and/or our Board of Directors in connection with the Share Exchange Agreement; and

●

various other applicable risks associated with the business of Armco, Draco, and the combined company and the Draco Acquisition, including those described above in the section entitled “Risk Factors — Risks Related to Draco and the Draco Acquisition” beginning on page 36.

Our Board of Directors concluded, however, that these risks and potentially negative factors were outweighed by the potential benefits of the Draco Acquisition. The foregoing discussion and the discussion under “Background of the Draco Acquisition” are not intended to be exhaustive, but rather include the material factors considered by our Board of Directors in evaluating the proposed acquisition. Our Board of Directors oversaw the performance of financial and legal due diligence by our management and our advisors and conducted a review, evaluation, and negotiation of the terms and conditions of the Draco Acquisition on behalf of Armco. In view of the large number of factors considered by our Board of Directors in connection with the evaluation of the Draco Acquisition and the Share Exchange Agreement and the complexity of these matters, our Board of Directors did not consider it practicable, nor did it attempt, to quantify, rank, or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. Rather, our Board of Directors made its recommendations based on the totality of information presented and the investigation it conducted. In addition, individual directors may have given different weight to the various factors.

In addition to determining that the Draco Acquisition is advisable and in the best interests of Armco and the Armco stockholders, our Board of Directors determined that the transaction was procedurally and substantively fair to the Armco stockholders. Our Board of Directors believes that a number of factors support the determination of procedural and substantive fairness to Armco and Armco’s stockholders, including the following:

●	the unanimous recommendation of our Board in favor of the Share Exchange Agreement and the Draco Acquisition in light of the review of Draco’s business prospects by our management and advisors;

●	the fact that Armco has no obligation to effect the Draco Acquisition if a material adverse effect with respect to Draco’s business has occurred since the date of the Share Exchange Agreement;

●	the limited number and nature of the conditions to Draco’s obligation to complete the Draco Acquisition and the limited risk of non-satisfaction of such conditions; and

●

the belief that the terms of the Share Exchange Agreement, including the parties’ representations, warranties, and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

Opinion of Scalar Group, Inc. (dba Scalar Analytics) Financial Advisor to the Armco Board of Directors

Under the terms of the Share Exchange Agreement as initially executed in April 2014, we were seeking to acquire 100% of Draco’s outstanding stock in exchange for shares of our common stock and a warrant to purchase additional shares. On July 2, 2014 Scalar rendered its written opinion to the Board of Directors of Armco that, as of such date and based upon and subject to the factors, assumptions and limitations set forth in its written opinion and described below, the initial acquisition consideration in the Draco Acquisition was fair from a financial point of view to Armco’s stockholders. The full text of the written opinion of Scalar, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitation on the review undertaken in rendering its opinion, is attached to this proxy statement as Appendix C and incorporated by reference herein. The summary of Scalar opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. Scalar’s opinion is directed to the Board of Directors of Armco, addresses only the fairness, from a financial point of view, of the initial acquisition consideration pursuant to the Share Exchange Agreement as of the date of the opinion, and does not address any other aspect of the Draco Acquisition or the relative merits of the proposed transaction compared to any alternative business strategy or transaction in which Armco might engage. The opinion of Scalar does not constitute a recommendation as to how any stockholder should vote with respect to Proposal 4. In addition, this opinion does not in any manner address the prices at which Armco’s common stock will trade following the completion of the transaction. Draco engaged Scalar to render its opinion for the benefit of Armco and paid all fees and costs associated with Scalar’s services.

In arriving at its opinion, Scalar, among other things, obtained the following financial information from Draco in connection with performing this analysis as of April 15, 2014, the date of the original Share Exchange Agreement:

●	historical financial statements for the relevant time period, and
●	a projected income statement representing Draco management’s and our management’s estimates regarding future operations.

The following is a summary of certain of the financial analyses undertaken and information presented by Scalar in its fairness opinion dated July 2, 2014, which analyses were among those considered by Scalar in connection with delivering its fairness opinion. The fairness opinion was based upon the initial terms of the Share Exchange Agreement pursuant to which we agreed to acquire 100% of Draco. Once the parties agreed to a modification in the terms of the Share Exchange Agreement to reduce the percentage of equity interest in Draco we were acquiring to 31.37% and to amend the consideration we will issue in the transaction as evidenced by the September 22, 2014, our Board did not seek an update of the fairness opinion from Scalar.

INCOME APPROACH

Discounted Cash Flow

Draco’s management provided historical financial statements and projections, which Scalar used to perform a discounted cash flow, or DCF, analysis. This method involved modeling Draco’s operations over the four-year time period projected by Draco, computing expected cash flows to the company, and then discounting those cash flows to the present. No terminal value was computed as no significant cash flows are currently anticipated after the current reserves are exhausted.

Given that these projections are sensitive to the price Draco is able to receive for its iron ore fines, and its cost structure, Scalar performed two sensitivity analyses where it calculated the present value of these cash flows using a range of (1) iron ore fine prices and discount rates, and (2) projected earnings before income taxes, depreciation and amortization, or EBITDA, margin and discount rates.

The ranges utilized for the weighted average cost of capital, or WACC, were of 7.5% to 12.5%. For iron ore fine prices, the range considered was of $50 to $90 per metric ton. For EBITDA margin, the range considered was 30.6% to 54.6%, which is reflective of the upper and lower ends of the public company comparables EBITDA margins.

Based on the discounted cash flow analysis, a range of values, derived from the sensitivity exercise performed, was calculated.

Because the DCF method focuses on the explicit, finite cash flows of Draco, Scalar consider this method most relevant to the analysis.

WACC Determination

The WACC is the rate of return that reflects the risk of an investment. The higher the risk, the higher the return expected by investors. The WACC, in one of the most widely used calculation approaches, can be developed using the capital asset pricing model, or CAPM, the long term weight of equity and debt in the financial structure of companies in the industry, and the estimated cost of debt. CAPM was utilized to develop the company’s cost of equity. The CAPM formula is defined as follows:

Re = Rf + ß*(Rm)

Where:

Re = Return on equity	Rf = Risk-free rate
ß = Beta (unlevered)	Rm= Market risk premium

Scalar used the following inputs for the CAPM:

Rf = 1.6%	ß = 1.77
Rm = 6.0%

Draco’s cost of equity was estimated at 12.3%. Using beta, cost of debt, and debt/equity information from market participants (public companies traded on a U.S. exchange), the WACC for Draco was calculated at 9.0%, which was used as the midpoint for the discount rate range in the sensitivity tables.

Determination of Range of Value

After considering all valuation methods under each approach, the relevant valuation inputs were compiled by Scalar to contrast the valuation ranges, to the market value of invested capital determined, the debt amount remaining after the execution of the transaction is subtracted in order to arrive to the range of equity value as follows:

Determine the Value of the Purchase Consideration

Based on the price per share of our common stock as of April 15, 2014 and its historical five-year volatility, Scalar estimated the total consideration value to be as follows:

Background of the Draco Acquisition

On November 5, 2013 we held a meeting with Draco and discussed about the merger and acquisition deal between two parties. According to the meeting minutes:

●	Draco's total values will be based on the appraisal value $132,600,000 per Appraisal Report issued by Global Valuation, Inc.;
●

Total acquisition price will be $66,300,000 which equals 50% of the appraised value, and we will acquire 100% shares of Draco with 108,510,638 shares of our stock. The stock price used in the acquisition will be 131% of the VWAP of market closing price of October 31, November 1, November 4, and November 5, 2013, which is $0.611/share.

On April 15, 2014, the members of our Board of Directors adopted the resolutions by unanimous written consent in lieu of a meeting in accordance with the provisions of Section 78.315 of the Nevada Revised Statues. According to the written consent, the Board of Directors deemed it advisable and in the best interest of our company to purchase a 100% interest in Draco from Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang and Hongbing Lin.

On April 15, 2014, we entered into a Share Exchange Agreement.

On April 15, 2014, the members of the Board of Directors of Metawise adopted the resolutions by unanimous written consent pursuant to the authority granted by the California General Company Law. According to the written consent, the Board of Directors deem it advisable and in the best interest of the company to sell its 100% interest in Draco to us and receive 12,750,000 newly issued shares of our common s and a Series C stock purchase warrant from us through a Share Exchange Agreement dated April 15, 2014. In addition, Metawise deemed it advisable and in the best interest of the company to transfer and distribute absolutely all title over the our shares to Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang and Hongbing Lin pursuant to the terms and conditions of the Share Exchange Agreement.

Following discussions by our representatives with the NYSE MKT regarding the structure of the Draco Acquisition, it was determined that it was unlikely that the Exchange would approve the continued listing of our common stock post-closing under the original structure of the Draco Acquisition. Between late July 2014 and late August 2014 representatives of Armco and Draco discussed a number of alternative structures, and on August 25, 2014 the parties executed the amendment to the Share Exchange Agreement which reflects the current structure. Thereafter, our representatives had additional discussions with NYSE MKT in which we were ultimately advised it was unlikely the Exchange would approve the continued listing of our common stock post-closing based upon the amended structure. In September 22, 2014 the third amendment to the Share Exchange Agreement was executed which further amended the transaction structure in an effort to ensure the continued listing of our common stock on the NYSE MKT post-closing. While we have not received formal notification from the Exchange, we believe the current structure will achieve this goal.

Interests of the Company’s Executive Officers and Directors in the Draco Acquisition

We do not believe that any of our officers or directors have any interests in the Draco Acquisition, other than their interests as our stockholders generally, that are different from your interests as an Armco stockholder.

Relationships of the Finders to Armco

At the closing of the Draco Acquisition, China Direct Investments, Inc. and Shanghai Heqi Investment Center (Limited Partner) will be issued the Compensation Shares as compensation for acting as finders in the Draco Acquisition. On April 15, 2014 Draco entered into a Finder Agreement with China Direct Investments, Inc. pursuant to which it agreed to cause the finder to be issued 600,000 shares of our common stock at the closing of the Draco Acquisition. On April 15, 2014 Draco also entered into a Finder Agreement with Shanghai Heqi Investment Center (Limited Partner) pursuant to which it agreed to cause the finder to be issued 600,000 shares of our common stock at the closing of the Draco Acquisition. Under the terms of the August 25, 2014 amendment to the Share Exchange Agreement, we agreed to issue the Compensation Shares at closing in satisfaction of Draco’s obligations under these agreements.

We have contractual relationship with each of these entities as follows:

China Direct Investments, Inc.

In December 2013 we entered into a Consulting Agreement with China Direct Investments, Inc. pursuant to which it provides a variety of consulting services to us, including, but not limited to,:

●	assisting us in the management of our investor relations efforts,
●	assisting us in the preparation of certain reports to be filed with the SEC,
●	providing assistance in mergers and acquisitions, as well as assistance in our efforts to obtaining financing sources, and
●	sharing its connections and resources in North America and South America and assisting us in developing business in North America and South America.

As compensation for those services under the terms of the agreement which expires in October 2014 we issued China Direct Investments, Inc. 1,000,000 shares of our common stock valued at $400,000. The shares were deemed earned on the date of the agreement. We also agreed to pay China Direct Investments, Inc. an introductory fee for any successful financing, merger or acquisition transaction consummated with a party introduced to us by it.

Shanghai Heqi Investment Center (Limited Partner)

In September 2012 we entered into a Financing Service Agreement with Shanghai Heqi Investment Center (Limited Partner) pursuant to which it is to provide us with a variety of consulting services including, but not limited to:

●	seeking large-scale iron and steel enterprises or strategic investors in China and abroad to provide financing services to us,
●	seeking financial institutions to provide short-term and long-term financings for our company,
●	providing guarantees to us for trade financing arrangements under certain terms,
●	identifying equity investors, and
●	identifying domestic and foreign companies for possible mergers, acquisitions, asset transactions or similar corporate events.

As compensation for its services to us under this agreement which expires in October 2014, we agreed to pay Shanghai Heqi Investment Center (Limited Partner) success fees ranging from 2.4% to 7% of the value of the transactions, payable in cash or shares of our common stock for certain transactions, and shares of our common stock equal to 5% of the value of certain other transactions. If we pay the fees in shares of our common stock, the number of shares shall be 120% of the amount of the fee earned.

Between May 2013 and September 2013, Henan Armco & Metawise Trading Co. Ltd., a subsidiary of our company borrowed an aggregate of RMB 19,700,000 (approximately $3.26 million) from four lenders. In addition, between November 2013 and December 2013 Henan borrowed an aggregate of RMB 18,827,240 (approximately US $3.1 million) from 11 lenders in a separate transaction. In March 2014 Shanghai Heqi Investment Center (Limited Partner) executed a letter agreement waiving any fees which it may have been entitled to as a result of these two transactions.

Fees and Expenses

If the Draco Acquisition is consummated, all costs and expenses incurred in connection with the Share Exchange Agreement, the Draco Acquisition, the issuance of the Acquisition Shares, the Compensation Shares and the other transactions contemplated thereby will be paid by the party incurring such costs and expenses except as otherwise provided in the Share Exchange Agreement.

Resale Limitations

The issuance of the Acquisition Shares and the Compensation Shares will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) by reason of Section 4(a)(2) thereof. Therefore, these shares may not be resold unless we subsequent register the shares or an exemption from registration under the Securities Act is available. We are not granting any registration rights covering either the Acquisition Shares or the Compensation Shares.

Board of Directors and Management Following the Draco Acquisition

Currently, Armco’s Board of Directors consists of five individuals. As described in Proposal 1 appearing elsewhere in this proxy statement, at the 2014 Annual Meeting our stockholders are voting upon the election of five directors, three of whom are current members of the Board that are standing for re-election and the remaining two are new director nominees, including Songqiang Chen and Shiqing Yue. Mr. Chen is Chief Executive Officer of both Metawise and Draco and is Metawise’s principal shareholder. Mr. Yue is an unrelated third party who was nominated as an independent director by the Nominating and Corporate Governance Committee The election of these two director nominees to our Board is not contingent upon the approval of Proposal 4.

Principal Stockholders Following the Draco Acquisition

The Draco Acquisition will result in a change of control of our company. The following table sets forth information known to us as of October 7, 2014 relating to the beneficial ownership of shares of our common stock by:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each director and nominee;
●	each named executive officer;
●	all named executive officers and directors as a group; and
●	on a proforma basis giving effect to the closing of the Draco Acquisition and which assumes that we will have 100,487,495 shares of common stock outstanding post-closing.

Name and Address of Beneficial Owner (1)	At October 7, 2014		Proforma
	Shares	%	Shares	%
Kexuan Yao (2)	9,658,226	17.3%	9,658,226	9.6%
Weigang Zhao	296,922	<1%	296,922	<1%
Fengtao Wen	406,057	<1%	406,057	<1%
Weiping Shen	100,000	<1%	100,000	<1%
Kam Ping Chan	18,750	<1%	18,750	<1%
William Thomson (3)	16,250	<1%	16,250	<1%
Songqiang Chen	0		15,856,960	15.8%
Shiqing Yue	0		0	-
All directors and executive officers as a group (six persons) (2) (3)(4)	10,496,205	19.0%	10,496,205	10.5%
Current Armco stockholders	55,687,495	100%	55,687,495	55.4%
Metawise Nominees as a group (eight persons)	0		40,000,000	40.0%

(1)	Except as otherwise noted below, the address of each of the persons shown in the above table is c/o Armco Metals Holdings, Inc., 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404.

(2)

The number of shares beneficially owned by Mr. Yao, our Chief Executive Officer, including 8,774,923 shares of common stock directly owned by Mr. Yao, 883,303 shares of common stock owned by his spouse, and 125,000 shares underlying vested restricted stock awards, but excludes an additional 125,000 shares underlying unvested stock awards under Mr. Yao’s employment agreement dated February 8, 2012 if he remains as an employee at the time of vesting, and the 1,300,000 pledged shares as described below. Mr. Yao entered into a Structured Transaction Agreement, dated June 11, 2010, with Crisnic Fund, SA., or Crisnic Fund. In connection with that agreement, Mr. Yao pledged 1,300,000 shares of our common stock as collateral. After lengthy jurisdictional proceedings in which Crisnic Fund unsuccessfully disputed the jurisdiction of the United States District Court, Mr. Yao acquired discovery in litigation against Crisnic Fund. Crisnic Fund's brokerage account statements reflected that Crisnic Fund sold all 1,300,000 shares pledged as collateral, without notice to Mr. Yao. The dates of Crisnic Fund's sales ranged from June 29, 2010 through July 8, 2010. The net proceeds of such sales totaled $4,113,064.29. While Crisnic Fund did, on July 27, 2010, send Mr. Yao $1 million in purported loan proceeds, Crisnic Fund did so only after it had already sold Mr. Yao's 1,300,000 shares pledged as collateral. Mr. Yao is currently in litigation to recover all 1,300,000 shares of his stock and damages, including punitive damages for fraud.

(3)

The number of shares beneficially owned by Mr. Thomson includes 16,250 shares of our restricted common stock awarded pursuant to our 2009 Plan of which 25% of 6,250 shares vested on March 31, 2010, and of which 25% of 6,250 shares vested on June 30, 2010, 25% of 6,250 shares vested on September 30, 2010 and 25% of 6,250 shares vested on December 31, 2010, and 10,000 shares vested on December 15, 2011.

Unaudited pro forma condensed consolidated financial information

The following unaudited pro forma condensed consolidated financial information combines the historical consolidated financial position and results of operations of Armco and its subsidiaries and Draco, as an acquisition by Armco of Draco using the purchase method of accounting and giving effect to the related pro forma adjustments described in the following notes.

The unaudited pro forma condensed consolidated financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and related notes thereto of Armco and its subsidiaries and of Draco.

The following presents our unaudited pro forma condensed consolidated financial information for the six months ended June, 2014, and the year ended December 31, 2013. The unaudited proforma balance sheet at December 31, 2013 and the unaudited pro forma statement of operations for the year ended December 31, 2013 gives effect to the proposed acquisition of Draco as if the transaction had occurred at January 1, 2013. The unaudited pro forma balance sheet at June, 2014 and the unaudited proforma condensed consolidated statement of operations for the six months ended June 30, 2014 gives effect to the Draco Acquisition as if the transaction had occurred at January 1, 2014. The pro forma adjustments and related notes are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro forma condensed consolidated financial information is for informational purposes only and does not purport to present what our results would actually have been had the Draco Acquisition actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with the notes to the unaudited pro forma condensed combined consolidated financial statements, Draco’s financial statements appearing elsewhere in this proxy statement and our 2013 10-K and out subsequent filings with the SEC.

Armco Metals Holdings Inc.

and

Draco Resources Inc.

Index to the Pro Forma Combined Financial Statements

(Unaudited)

Contents	Page(s)

Pro Forma Combined Balance Sheet at June 30, 2014	P-2

Pro Forma Combined Statement of Operations and Other Comprehensive Income (Loss) for the Six Months Ended June 30, 2014	P-3

Pro Forma Combined Statement of Operations and Other Comprehensive Income (Loss) for the Year Ended December 31, 2013	P-4

Notes to the Pro Forma Combined Financial Statements	P-5

Armco Metals Holdings Inc. and Draco Resources Inc.

Pro Forma Combined Balance Sheet

June 30, 2014

(Unaudited)

	Historical		Pro Forma
	Armco Metals Holdings Inc.		Adjustments	Combined

ASSETS
CURRENT ASSETS:
Cash	$702,802		$-	$702,802
Pledged deposit	505,714			505,714
Marketable securities	551,597			551,597
Accounts receivable, net	23,318,809			23,318,809
Inventories	13,248,882			13,248,882
Advance on purchases	1,268,903			1,268,903
Prepayments and other current assets	774,718		-	774,718

Total current assets	40,371,425		-	40,371,425

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	44,535,389			44,535,389
Accumulated depreciation	(10,695,728)			(10,695,728)

Property, Plant and Equipment, net	33,839,661		-	33,839,661

LAND USE RIGHTS
Land use rights	6,633,807			6,633,807
Accumulated amortization	(474,665)			(474,665)

LAND USE RIGHTS, net	6,159,142		-	6,159,142

OTHER ASSETS
Investment	-	(1)	6,800,000	5,353,422
		(3)	(1,214,529)
		(4)	(232,049)

Total other assets	-		5,353,422	5,353,422

Total Assets	$80,370,228		$5,353,422	$85,723,650

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Loan Payables	$19,641,087			$19,641,087
Banker's acceptance notes payable and letters of credit	1,764,803			1,764,803
Current maturities of capital lease obligation	1,060,710			1,060,710
Accounts payable	2,698,968		-	2,698,968
Advances received from Chairman and CEO	792,431			792,431
Due to related party	250,146		-	250,146
Customer deposits	1,879,761			1,879,761
Corporate income tax payable	819,686		-	819,686
Derivative liability	19,559		-	19,559
Value added tax and other taxes payable	2,500,956		-	2,500,956
Accrued expenses and other current liabilities	1,224,489			1,224,489

Total current liabilities	32,652,596		-	32,652,596

Total liabilities	32,652,596		-	32,652,596

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock par value $0.001: 1,000,000 shares authorized; none issued or outstanding	-		-	-
Common stock par value $0.001: 200,000,000 shares authorized; 54,958,437 shares issued and outstanding
110,758,437 shares issued and outstanding - Pro Forma	54,958	(1)(2)	44,800	99,758
Additional paid-in capital	45,601,982	(1)(2)	7,571,200	53,173,182
Accumulated deficit	(1,756,919	) (2)(3)	(2,262,578)	(4,019,497)
Accumulated other comprehensive income (loss):
Change in unrealized gain on marketable securities	(662,044)			(662,044)
Foreign currency translation gain	4,479,655			4,479,655

Total Stockholders' Equity	47,717,632		5,353,422	53,071,054

Total Liabilities and Stockholders' Equity	$80,370,228		$5,353,422	$85,723,650

(1)	To reflect issuance of 40,000,000 shares of the Company's common stock to the stockholders of Draco in connection with the acquisition of a 31.37% of the equity interest of Draco upon acquisition;
(2)	To reflect issuance of 4,800,000 shares of the Company's common stock to CDII and Shanghai Heqi as finders' fee in connection with the acquisition of a 31.37% of the equity interest of Draco upon acquisition;
(3)	To reflect the 31.37% of the net loss of Draco for the reporting ended December 31, 2013 under the equity method of accounting .

See accompanying notes to the pro forma combined financial statements.

Armco Metals Holdings Inc. and Draco Resources Inc.

Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2014

(Unaudited)

	Historical		Pro Forma
	Armco Metals Holdings Inc.		Adjustments	Combined

Net revenue	$42,797,893		$-	$42,797,893

Cost of goods sold	40,898,856			40,898,856

Gross margin	1,899,037		-	1,899,037

Operating expenses
Selling expenses	202,690			202,690
Professional fees	355,782			355,782
General and administrative expenses	1,975,580			1,975,580
Operating cost of idle manufacturing facility	1,007,214			1,007,214

Total operating expenses	3,541,266		-	3,541,266

Loss from operations	(1,642,229)		-	(1,642,229)

Other (income) expense
Share of net loss from a non-consolidated investee	-	(4)	232,049	232,049
Interest income	(98,800)			(98,800)
Interest expense	2,641,772			2,641,772
Change in fair value of derivative liability	108,975			108,975
Loan guarantee expense	13,002			13,002
Other (income) expenses	75,028			75,028

Other (income) expense, net	2,739,977		232,049	2,972,026

Loss before income tax provision	(4,382,206)		(232,049)	(4,614,255)

Income tax provision	-		-	-

Net Loss	(4,382,206)		(232,049)	(4,614,255)

Other comprehensive income (loss)
Change in unrealized gain (loss) of marketable securities	32,468		-	32,468
Foreign currency translation gain (loss)	(372,778)		-	(372,778)

Comprehensive loss	$(4,722,516)		$(232,049)	$(4,954,565)

Net loss per common share - basic and diluted	$(0.11)		$(0.01)	$(0.05)

Weighted average common shares outstanding - basic and diluted	40,320,346	(1)(2)	44,800,000	85,120,346

(1)	To reflect issuance of 40,000,000 shares of the Company's common stock to the stockholders of Draco in connection with the acquisition of a 31.37% of the equity interest of Draco upon acquisition;
(2)	To reflect issuance of 4,800,000 shares of the Company's common stock to CDII and Shanghai Heqi as finders' fee in connection with the acquisition of a 31.37% of the equity interest of Draco upon acquisition;
(3)	To reflect the 31.37% of the net loss of Draco for the reporting period ended June 30, 2014 under the equity method of accounting.

See accompanying notes to the pro forma combined financial statements.

Armco Metals Holdings Inc. and Draco Resources Inc.

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2013

(Unaudited)

	Historical		Pro Forma
	Armco Metals Holdings Inc.		Adjustments	Combined

Net revenue	$128,738,194		$-	$128,738,194

Cost of goods sold	125,426,672		-	125,426,672

Gross margin	3,311,522		-	3,311,522

Operating expenses
Selling expensens	177,118			177,118
Professional fees	512,474			512,474
General and administrative expenses	3,397,191			3,397,191
Operating cost of idle manufacturing facility	1,840,967			1,840,967
Acquisition related costs	-	(2)	816,000	816,000

Total operating expenses	5,927,750		816,000	6,743,750

Loss from operations	(2,616,228)		(816,000)	(3,432,228)

Other (income) expense
Share of net loss from a non-consolidated investee	-	(3)	1,214,529	1,214,529
Interest income	(325,256)			(325,256)
Interest expense	2,157,156			2,157,156
Change in fair value of derivative liability	(929,883)			(929,883)
Loan guarantee expense	45,733			45,733
Other (income) expenses	145,849			145,849

Other (income) expense, net	1,093,599		1,214,529	2,308,128

Loss before income tax provision	(3,709,827)		(2,030,529)	(5,740,356)

Income tax provision	421,585			421,585

Net Loss	(4,131,412)		(2,030,529)	(6,161,941)

Other comprehensive income (loss)
Change in unrealized gain (loss) of marketable securities	(694,512)			(694,512)
Foreign currency translation gain (loss)	1,367,863			1,367,863

Comprehensive loss	$(3,458,061)		$(2,030,529)	$(5,488,590)

Net loss per common share - basic and diluted	$(0.17)		$(0.05)	$(0.09)

Weighted average common shares outstanding - basic and diluted	24,886,617	(1)(2)	44,800,000	69,686,617

(1)	To reflect issuance of 40,000,000 shares of the Company's common stock to the stockholders of Draco in connection with the acquisition of a 31.37% of the equity interest of Draco upon acquisition;
(2)	To reflect issuance of 4,800,000 shares of the Company's common stock to CDII and Shanghai Heqi as finders' fee in connection with the acquisition of a 31.37% of the equity interest of Draco upon acquisition;
(3)	To reflect the 31.37% of the net loss of Draco for the reporting ended December 31, 2013 under the equity method of accounting.

See accompanying notes to the pro forma combined financial statements.

Armco Metals Holdings Inc.

and

Draco Resources Inc.

As of and for the six months ended June 30, 2014

As of and for the year ended December 31, 2013

Notes to the Pro Forma Combined Financial Statements

(Unaudited)

Note 1 - Organization and Operations

Armco Metals Holdings, Inc. (formerly China Armco Metals, Inc. and Cox Distributing, Inc.)

Cox Distributing was founded as an unincorporated business in January 1984 and was incorporated as Cox Distributing, Inc. (“Cox Distributing”), a C corporation under the laws of the State of Nevada on April 6, 2007 at which time 9,100,000 shares of common stock were issued to the founder in exchange for the existing unincorporated business. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.001 par value and paid in capital was recorded as a negative amount ($9,100).

On June 27, 2008, Cox Distributing amended its Articles of Incorporation, and changed its name to China Armco Metals, Inc. (“Armco Metals” ) upon the acquisition of Armco Metals International Limited (formerly “Armco & Metawise (H.K) Limited” or “Armco HK”) and Subsidiaries to better identify the Company with the business conducted, through its wholly owned subsidiaries in China, import, export and distribution of ferrous and non-ferrous ores and metals, and processing and distribution of scrap steel.

On July 3, 2013, the Company changed its name from “China Armco Metals, Inc.” to “Armco Metals Holdings, Inc.” (“Armco Metals Holdings” or the “Company”).

Armco Metals International Limited (formerly Armco & Metawise (H.K) Limited) and Subsidiaries

Armco Metals International Limited (formerly Armco & Metawise (H.K) Limited)

Armco & Metawise (H.K) Limited was incorporated on July 13, 2001 under the laws of the Hong Kong Special Administrative Region (“HK SAR”) of the People’s Republic of China (“PRC”). Armco HK engages in the import, export and distribution of ferrous and non-ferrous ore and metals.

On March 22, 2011, Armco & Metawise (H.K) Limited amended its Memorandum and Articles of Association, and changed its name to Armco Metals International Limited (“Armco HK”).

Formation of Henan Armco and Metawise Trading Co., Ltd.

Henan Armco and Metawise Trading Co., Ltd. (“Henan”) was incorporated on June 6, 2002 in the City of Zhengzhou, Henan Province, PRC. Henan engages in the import, export and distribution of ferrous and non-ferrous ores and metals.

Formation of Armco (Lianyungang) Renewable Metals, Inc.

On January 9, 2007, Armco HK formed Armco (Lianyungang) Renewable Metals, Inc. (“Renewable Metals”), a wholly-owned foreign enterprise (“WOFE”) subsidiary in the City of Lianyungang, Jiangsu Province, PRC. Renewable Metals engages in the processing and distribution of scrap metal.

On December 1, 2008, Armco HK transferred its 100% equity interest in Renewable Metals to Armco Metals.

Merger of Henan with Renewable Metals, Companies under Common Control

On December 28, 2007, Armco HK entered into a Share Transfer Agreement with Renewable Metals, whereby Armco HK transferred to Renewable Metals all of its equity interest in Henan, a company under common control of Armco HK.

The acquisition of Henan has been recorded on the purchase method of accounting at historical amounts as Renewable Metals and Henan were under common control since June 2002. The consolidated financial statements have been presented as if the acquisition of Henan had occurred as of the first date of the first period presented.

Acquisition of Armco Metal International Limited and Subsidiaries (“Armco HK”) Recognized as a Reverse Acquisition

On June 27, 2008, the Company entered into and consummated a share purchase agreement (the “Share Purchase Agreement”) with Armco HK and Feng Gao, who owned 100% of the issued and outstanding shares of Armco HK. In connection with the consummation of the Share Purchase Agreement, (i) Stephen Cox surrendered 7,694,000 common shares, representing his controlling interest in the Company for cancellation and resigned as an officer and director; (ii) the Company purchased from the Armco HK Shareholder 100% of the issued and outstanding shares of Armco HK’s capital stock for $6,890,000 by delivery of the Company’s purchase money promissory note; (iii) issued to Ms. Gao (a) a stock option entitling Ms. Gao to purchase 5,300,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) with an exercise price of $1.30 per share expiring on December 31, 2008 and (b) a stock option entitling Ms. Gao to purchase 2,000,000 shares of the Company’s common stock with an exercise price of $5.00 per share expiring two (2) years from the date of issuance on June 27, 2010 (the “Gao Options”). On August 12, 2008, Ms. Gao exercised her option to purchase and the Company issued 5,300,000 shares of its common stock in exchange for the $6,890,000 note owed to Ms. Gao. The shares issued represented approximately 69.7% of the issued and outstanding common stock immediately after the consummation of the Share Purchase and exercise of the option to purchase 5,300,000 shares of the Company’s common stock at $1.30 per share.

As a result of the controlling financial interest of the former stockholder of Armco HK, for financial statement reporting purposes, the merger between the Company and Armco HK has been treated as a reverse acquisition with Armco HK deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of Armco HK (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Armco HK which are recorded at their historical cost. The equity of the Company is the historical equity of Armco HK retroactively restated to reflect the number of shares issued by the Company in the transaction.

Formation of Armco (Lianyungang) Holdings, Inc.

On June 4, 2009, the Company formed Armco (Lianyungang) Holdings, Inc. (“Lianyungang Armco”), a WOFE subsidiary in the City of Lianyungang, Jiangsu Province, PRC. Lianyungang Armco intends to engage in marketing and distribution of the recycled scrap steel.

Formation of Armco Metals (Shanghai) Holdings, Ltd.

On July 16, 2010, the Company formed Armco Metals (Shanghai) Holdings. Ltd. (“Armco Shanghai”) as a WOFE subsidiary in Shanghai, China. Armco Shanghai serves as the headquarters for the Company’s China operations and oversees the activities of the Company in financing and international trading.

Draco Resources Inc.

The Draco Resources Line of Business of Metawise Group, Inc. (the "Draco Resources Line of Business") was formed as a line of business within Metawise Group, Inc. ("Metawise") on January 1, 2010 when Metawise started to investigate the possibility of acquiring the title to certain former processed materials. On May 4, 2011, Metawise entered into a Purchase and Sale Agreement (“Agreement”) with Greenfield Environmental Multistate Trust LLC, trustee of the Multistate Environmental Response Trust ("Seller") granting it the title to certain former processed materials (the “Material”), located in Theodore, Alabama, consisting of three separate impoundment areas of approximately 56 acres. The Draco Resource Line of Business engages in the processing of mineral properties to process and clean the properties environmentally and sell those cleaned mineral materials.

On August 14, 2013, Metawise incorporated Draco Resources Inc. (the "Company") under the laws of the State of California. On the same day the Company and Metawise entered into an Operating Agreement (“Operating Agreement”) to have the Company manage the operations of the removal of the Material.

The Company, Metawise and the shareholders who own 100% of Metawise entered a security pledge agreement (“Pledge Agreement”) on June 23, 2014.

Pursuant to the Pledge Agreement, each Shareholder agrees to pledge all of the net profits gains from Greenfield Project and all of their voting rights on Greenfield Project to Draco unconditionally and irrevocably, as a security for the performance of the obligations by the Shareholder and Metawise under the Principal Agreements. All other operations of Metawise or Shareholders shall not be involved in this Pledge.

Greenfield Project is an iron ore project in the state of Alabama, through a commodity purchase agreement entered by Draco and Metawise, Draco has rights to purchase up to 5 million metrics tons of iron ore fines from Metawise and resell the commodity.

With the effective of this Pledge Agreement, the shareholders and Metawise will have an indirect financial interest in the revenue and earnings of Greenfield Project and do not have actual claims on Greenfield Project and the asset owns by Draco. However, the shareholders and Metawise are still in charge of the operation of Greenfield Project.

With the above the Pledge Agreement, the operations of the Greenfield Project of Metawise becomes the VIE of the Company and the Company consolidates the operations of the Greenfield Project of Metawise.

Acquisition of a 31.37% Equity Interest of Draco Resources Inc.

On April 15, 2014, Armco Metals Holdings, Inc. ("AMCO") entered into a Share Exchange Agreement (the “Agreement”) with Draco Resources, Inc. and its shareholders (the “Draco Resources Shareholders”). Pursuant to the terms and conditions of the Agreement between the parties, AMCO plans to acquire 100% of the issued and outstanding capital stock of Draco Resources in exchange AMCO desires to acquire the Draco Resources Shares from the Shareholders in exchange for 13,950,000 shares of its post-split common stock (the “AMCO Shares”) and a Series C stock purchase warrant (the "Series C Warrant"). The Series C Warrant is exercisable for five years at any time, following a 1:10 reverse stock split of AMCO common stock, into 3,000,000 shares of AMCO post-split common stock at an exercise price of $3.40 per share. The parties made customary representations and warranties and agreed to customary covenants in the Agreement. Upon the completion of the acquisition, the number of shares which Draco Resources Shareholders will receive from AMCO represents approximately 74.64% of the issued and outstanding common stock of AMCO immediately after the consummation of the Agreement. The closing of the acquisition is subject to approvals by AMCO shareholders, the New York Stock Exchange and any applicable governmental regulatory agencies.

On August 25, 2014, AMCO, Draco Resources Shareholders, Draco Resources Shareholders, and Metawise Group, Inc. amended the Agreement. Pursuant to the terms and conditions of the amended Agreement between the parties, upon the approval of the Amendment to AMCO's Articles of Incorporation to increase the number of AMCO's authorized shares of common stock from 74,000,000 shares to 200,000,000 shares, AMCO desires to acquire and Draco Shareholders desire to exchange a 40% of the Draco Resources Shares in exchange for 51,000,000 shares of AMCO’s common stock (the" AMCO Shares"). Armco acknowledges and agrees to pay China Direct Investments, Inc. and Shanghai Heqi Investment Center (Limited Partner) or their designees 2,400,000 shares each, or 4,800,000 shares in aggregate, of AMCO common stock in connection with the transaction contemplated by this Agreement as Finder's Fee (the "Finder's Fee"). Upon the completion of the acquisition, the number of shares which Draco Resources Shareholders will receive from AMCO represents approximately 46.05% of the issued and outstanding common stock of AMCO immediately after the consummation of the Agreement. The closing of the acquisition is subject to approvals by AMCO shareholders, the New York Stock Exchange and any applicable governmental regulatory agencies.

On September 22, 2014, AMCO, Draco Resources Shareholders, Draco Resources Shareholders, and Metawise Group, Inc. further amended the Agreement. Pursuant to the terms and conditions of the amended Agreement between the parties, upon the approval of the Amendment to AMCO's Articles of Incorporation to increase the number of AMCO's authorized shares of common stock from 74,000,000 shares to 200,000,000 shares, AMCO desires to acquire and Draco Shareholders desire to exchange a 31.37% of the Draco Resources Shares in exchange for 40,000,000 shares of AMCO’s common stock (the" AMCO Shares"). Armco acknowledges and agrees to pay China Direct Investments, Inc. and Shanghai Heqi Investment Center (Limited Partner) or their designees 2,400,000 shares each, or 4,800,000 shares in aggregate, of AMCO common stock in connection with the transaction contemplated by this Agreement as Finder's Fee (the "Finder's Fee"). Upon the completion of the acquisition, the number of shares which Draco Resources Shareholders will receive from AMCO represents approximately 40.1% of the issued and outstanding common stock of AMCO immediately after the consummation of the Agreement. The closing of the acquisition is subject to approvals by AMCO shareholders, the New York Stock Exchange and any applicable governmental regulatory agencies.

Method of Accounting of Investment in Draco

The Company accounts for investments in common stock or in-substance common stock (or both common stock and in-substance common stock) of an investee of which the Company has significant influence (see paragraph 323-10-15-6) in the operating or financial policies even though the Company holds 50% or less of the common stock or in-substance common stock, in accordance with sub-topic 323-10 of the FASB Accounting Standards Codification (“Sub-topic 323-10”). Pursuant to paragraph 323-10-05-5 the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

Pursuant to Paragraph 323-10-30-2 the Company will measure an investment in the common stock of an investee (including a joint venture) initially at cost in accordance with the guidance in Section 805-50-30. Pursuant to Section 323-10-35 under the equity method, the Company will recognize its share of the earnings or losses of an investee in the periods for which they are reported by the investee in its financial statements rather than in the period in which an investee declares a dividend. The Company will adjust the carrying amount of an investment for its share of the earnings or losses of the investee after the date of investment including adjustments similar to those made in preparing consolidated financial statements and shall report the recognized earnings or losses in income.

Note 2 - Basis of Pro Forma Presentation

Assumptions of Pro Forma Combined Financial Statements

The accompanying pro forma combined balance sheet as of June 30, 2014 and the pro forma combined statement of operations for the six months then ended and for the year ended December 31, 2013 are based on the historical financial statements of Armco and Draco after giving effect to Armco’s acquisition of 31.37% equity interest of Draco using equity method of accounting and applying the assumptions and adjustments described in the accompanying notes to the pro forma combined financial statements as if such transaction had occurred as of January 1, 2013 for the balance sheet and statement of operations for pro forma financial statements purposes.

The pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations in future periods or the results that actually would have been realized during the specified periods had such transaction occurred as of January 1, 2013. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Draco’s historical financial statements as of June 30, 2014 and for the reporting period then ended and for the year ended December 31, 2013 included elsewhere as exhibits in this proxy statement as filed with the United States Securities and Exchange Commission (“SEC”) herewith and Armco’s historical financial statements as of June 30, 2014 and for the reporting period then ended and for the year ended December 31, 2013 included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

The pro forma combined financial statements do not purport to represent what the results of operations or financial position of Armco would actually have been had the transaction in fact occurred as of January 1, 2013, nor do they purport to project the results of operations or financial position of Armco for any future period or as of any date, respectively.

These pro forma combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the transaction since such amounts, if any, are not presently determinable.

Note 3 - Pro Forma Adjustments

The accompanying pro forma combined financial statements have been prepared as if the transaction was completed on January 1, 2013 for balance sheet purposes and for statement of operations purposes and reflect the following pro forma adjustments:

1) To reflect issuance of 40,000,000 shares of the Company's common stock to the stockholders of Draco in connection with the acquisition of a 31.37% of the equity interest of Draco upon acquisition. The Company values the stock at $0.17 per share, which was the closing price of AMCO common stock on September 19, 2014, the stock price closest to the date of acquisition.

Investment	6,800,000

Common stock: $0.001 par value	(40,000)

Additional paid-in capital	(6,760,000)

2) To reflect issuance of 4,800,000 shares of the Company's common stock to CDII and Shanghai Heqi as finders’ fee in connection with the acquisition of a 31.37% of the equity interest of Draco upon acquisition. The Company values the stock at $0.17 per share, which was the closing price of AMCO common stock on September 19, 2014, the stock price closest to the date of acquisition.

Acquisition related cost	816,000

Common stock: $0.001 par value	(4,800)

Additional paid-in capital	(811,200)

3) To reflect the 31.37% of the net loss of Draco for the reporting ended December 31, 2013 under the equity method of accounting

AMCO share of net loss from a non-consolidated investee	1,214,529

Investment	(1,214,529)

4) To reflect the 31.37% of the net loss of Draco for the reporting period ended June 30, 2014 under the equity method of accounting

AMCO share of net loss from a non-consolidated investee	232,049

Investment	(232,049)

Information About Draco

Draco’s business model is to supply key raw materials to the Chinese steel industry and it will initially operate as a mineral trading company, acting as a reseller of the Material for Metawise, the rights to which are described below. Draco is not a mining company and will not conduct any mining operations. Draco was formed as a line of business within Metawise on January 1, 2010 when Metawise started to investigate the possibility of acquiring the title to iron ore fines in Alabama. Draco was incorporated by Metawise under the laws of the State of California on August 14, 2013. On the same day, Metawise and Draco entered into an Operating Agreement pursuant to which Draco agreed to manage the operations of the removal of the Material.

Draco will act as a reseller of the Material to which Metawise has access for under the terms of the Greenfield Agreements. On April 2, 2014 Metawise and Draco entered into a Commodities Purchase Agreement under which Metawise has agreed to sell Draco the Material on an exclusive basis at a base price of $26.10 per metric ton. This price includes the price of the iron ore, together with additional costs related to handling, trucking, loading, restoration and contingencies. The Commodities Purchase Agreement further provides:

●	at Metawise’s option, Draco may be required to pay a deposit on an order, in an amount to be determined, which shall be deducted from the shipments and returned to Draco;

●

no later than 10 days prior to the commencement of the loading of the Material, Draco is required to provide a letter of credit for 100% of the purchase price of the shipment, with 85% of the provisional invoice payable at sight against the first presentation of certain shipment documents, but no larger than 30 days after the date of departure of the shipment from the loading port;

●

at its expense, Draco is required to appoint an independent draft surveyor to determine the weight of the Material at the loading port and an entry-exit inspector and quarantine in the PRC for weighing the Material at the discharge port. This final weight is the basis for the final commercial invoice;

●	Draco is responsible for all import documentation and licenses, import duties, taxes, tariffs and other charges, and

●

the agreement may be terminated by either party upon a breach, providing such breach is not cured within a “reasonable period,” or upon the bankruptcy or assignment for the benefit of creditors, if Metawise transfers all or substantially all of its assets, or upon the mutual consent of the parties.

To date, Draco has facilitated the sale of 48,000 metric tons of Material, resulting in gross proceeds of approximately $3.2 million, under the terms of this agreement. Draco sold the Material to Meijin Energy Group Co., Ltd., an unrelated third party.

Draco’s business model is to supply key raw materials to the Chinese steel industry and it will initially operate as a mineral trading company, acting as a reseller of iron ore fines for Metawise. Draco plans to ship out one to three vessels per month for the next four years to complete the sale and shipment of approximately 5 million tons of iron ore fine.

The Greenfield Agreements

In May 2011 Metawise entered into a Purchase and Sale Agreement with Greenfield Environmental Multistate Trust LLC, Trustee of the Multistate Environmental Response Trust, which we refer to as “Greenfield.” The original agreement, which superseded a prior agreement between the parties, has been subsequently amended by the parties on June 30, 2011, August 13, 2012 and May 28, 2013. We refer to the original agreements and these three amendments collectively as the “Greenfield Agreements.”

Greenfield has title to improved parcels of approximately 56 acres of land in Theodore, Alabama, including former process materials consisting of approximately 5 million metric tons of iron ore fines, which we refer to as the Material, which are located at this facility in three separate impoundment areas. The Material contains both marketable and unmarketable iron ore fines. Greenfield acquired the facility and the Material when the trust was established in a settlement agreement in a bankruptcy involving Tronox Incorporated, et al. Under the terms of the Greenfield Agreements, which expire on May 4, 2015:

●

Metawise has the absolute, irrevocable and unconditional obligation to purchase, load and remove the Material from the facility consistent with work plans which must be approved in advance by Greenfield;

●

Metawise is responsible for all Material management related to the Material, and for restoring the land where the Material has been removed consisted with the work plans to be approved in advance by Greenfield;

●

title to the Material passes from Greenfield to Metawise immediately upon movement or other handling of the material by Metawise. To date, Metawise has moved or handled approximately 130,000 metric tons of the Material. Draco has sold approximately 48,000 metric tons which have already been sold to a third party;

●

Metawise agreed to pay Greenfield $6.50 per metric ton for the Material, payment for which is due within 30 days of the end of the month in which the Material was removed from the facility. Metawise is also responsible for all taxes, Material shipping, constructing and operating a truck weight station, constructing and operating infrastructure necessary to collect and convey dewatering effluent, which is the byproduct of the dewatering of the Material, to the onsite water treatment plant at the facility, all permits, environmental compliance, costs of the compliance monitor, insurance, trust monitoring and other fees and costs.

●

Metawise was required to post financial assurance of $8,000,000 to secure its obligations under the Greenfield Agreements, including its obligation to pay for the removal, transport and disposal of the Material, as well as for the Material to be sold to third party purchasers and the required restoration work. Greenfield has a security interest in the amounts which are posted from time to time, it receives all interest and earnings on the financial assurance, and has a right of offset. To date, $5,000,000 has been posted by Metawise as the financial assurance, net of $1,190,000 which Greenfield withdrew under the right of offset as delay costs.

The Greenfield Agreements contain customary termination provisions in the event of any defaults in any of Metawise’s obligations, covenants, representation, if it suspends or abandons the facility, if it becomes insolvent or if Metawise undergoes a direct or indirect change of control or a sale of substantially all of its assets.

On June 23, 2014, Draco, Metawise and certain of the Metawise Nominees entered into a Security Pledge Agreement pursuant to which the Metawise Nominees, who are parties to this agreement, pledged the net profit gains from the Greenfield Agreement and all of their voting rights related thereto to Draco. The pledge, which is limited to any operations of Metawise associated with the Greenfield Agreements, remains in effect so long as the Greenfield Agreements are in effect.

In April 2012 Metawise entered into a Master Material Management Services Agreement with a third party for the handling of the Material at the facility, including processing, truck loading, restoration work, dewatering, maintenance and other services, as well as certain services at the port in connection with the shipment of the Materials. Metawise is obligated to pay the contractor various fees, ranging from $5.00 to $7.00 per metric ton, depending upon the services provided under the agreement.

The foregoing is a summary of certain material terms of the Greenfield Agreements and the Master Material Management Services Agreement. This summary may omit certain terms and conditions which our stockholders find informative.

Sales of the Material

The purchase payment of the Material is $5.50 per metric ton. The restoration fee is $1.60 per metric ton. Draco will reserve $1.00 per metric ton for contingency. The Material needs to go through a simple dehydration process on the facility. The cost for handling and dehydrating the Material is $6.00 per metric ton. Then the Material will be transported to the dock using trucks. The trucking fee is $3.00 per metric ton. After the Material reaches the dock, Draco will pay $9.00 loading fee to the dock for loading the Material to the vessel. The vessel’s shipping capacity should be around 40,000 metric tons to 60,000 metric tons depending on the type of the vessel. The total operating expense is $26.10 per metric ton.

The shipping fee is around $37.00/mt and it varies daily. Draco does not need to pay shipping fee until Draco collects payment from buyer.

Draco will obtain customers through Draco’s existing customer base and will obtain new customers through our channels.

Draco’s current cash is sufficient to finish the operation process and ship another vessel. The operation cost for another vessel should be from $1,044,000 to $1,566,000. Currently, Draco has about $288,000 in cash. The source of current funds is from capital contributions by Metawise, and loans from it and other affiliates.

Other Operations

●     Iron Ore. Draco will be trading iron ore from U.S.A and Australia into the China market. In China, demand for iron ore will keep rising as Chinese steel output grows.

●     Coke. Draco will be trading Chinese metallurgical coke and foundry coke into Indian, Brazilian and Northern American marketplaces. China used to be main merchant coke producer in last 20 years and paused to export for five years due to shrinking coal industrial development policy. Now they expect to resume coke exportation to balance its serious over production capability in coke.

●     Metallurgical Coal. Draco will secure an efficient supply chain to benefit from exporting hard coking coal to Brazil and China.

●     Chrome Ore / Manganese Ore. Draco will be actively participating in supply chain setup in the near future. Metawise has a long-time, large-quantity supply chrome ore from Brazil.

Draco has yet to formulate the operation details for these expected activities, but all of these deals will be done through its existing client base.

Principal executive offices

Draco leases its principal executive offices from a third party under an agreement expiring in May 2017. Currently, the monthly base rent is $10,800, which escalates to $12,000 during the final year of the lease term.

Legal proceedings

Draco is not a p arty to any pending or threatened legal proceeding.

Market price of Draco’s common stock

As all of Draco’s common stock is owned by Metawise, there is no public market for its stock.

Risk Factors Associated with Draco

Draco is a newly formed company with a limited history of operations upon which our stockholders can evaluate its future prospects. We have no rights to a return of any of the Acquisition Shares or Compensation Shares if the Draco Acquisition is ultimately not successful.

Metawise formed Draco in August 2013 and Draco has a limited history of operations. While it reported revenues of $3,248,771 for the six months ended June 30, 2014, all of those revenues were related to transactions which occurred during the three months ended March 31, 2014 and it has yet to commence operations to a level which provides consistent revenues. Our stockholders are being provided with limited information on Draco, its history and prospects. There are no assurances whatsoever that Draco will ever generate revenues sufficient to substantiate the $10.6 million value of the Acquisition Shares and the Compensation Shares to be tendered at closing prior to the expiration of the Greenfield Agreements in May 2015. All of this consideration is paid at closing and there are no earn outs or other criteria by which the consideration is earned over time based upon Draco’s results. As such, we have no right to a return of any of this consideration should the Draco Acquisition not prove to be beneficial for our stockholders.

Draco has a history of losses, a working capital deficit and is dependent on advances from Metawise.

Draco reported a loss of $3.87 million for the year ended December 31, 2013 and a loss of $740,000 for the six months ended June 30, 2014. At June 30, 2014 it had a working capital deficit of $3.66 million, a 27% increase from December 31, 2013. Draco has been dependent on loans from Metawise and other related parties and at June 30, 2014 it owes Metawise and these related parties $3.22 million. There are no assurances whatsoever that Draco will ever report profitable operations.

Metawise is subject to the terms of the Greenfield Agreements to gain access to the Material at the Theodore, Alabama site. The term of the Greenfield Agreements expires in May 2015.

Approximately 82,000 metric tons of the Material has been moved by Metawise and remains unsold. Under the terms of the Greenfield Agreements, Metawise has title to this portion of the Material. The balance of approximately 4.87 million metric tons of the Material has not been moved and, accordingly, Metawise is dependent upon the Greenfield Agreements to provide continued access to the Material. The Greenfield Agreements and Metawise’ s right to sell any of the iron ore fines expire in May 2015. Although the Metawise successfully extended the Greenfield Agreement in 2013, there is no guarantee of future extension of the Greenfield Agreement. Without the contract with Greenfield, Draco would lose access to the Material and be unable to conduct its business as presently contemplated.

Mineral prices are subject to dramatic and unpredictable fluctuations.

Draco expects to derive revenues from the sale of the Materials. The price of iron ore fines, which is considered a commodity, has fluctuated widely in recent years, and is affected by numerous factors beyond Draco’s control, including fluctuating demand, economic trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of Draco’s business model, cannot accurately be predicted.

Risk Factors Associated with the Draco Acquisition

If NYSE MKT should determine the Draco Acquisition is a change of control, there are no assurances NYSE MKT will approve the continued listing of our common stock following the closing of the Draco Acquisition if Proposal 4 is approved at the 2014 Annual Meeting. In that event, there are no assurances the Draco Acquisition will close.

The continued listing of our common stock on the NYSE MKT is a condition precedent to the closing of the Draco Acquisition. While we believe the restructure of the terms of the Draco Acquisition should not longer be deemed to be a change of control of our company, there are no assurances we are correct. In that event, there are no assurances whatsoever that NYSE MKT will approve the continued listing of our common stock should Proposal 4 be approved. Therefore, it is possible that Proposal 4 will be approved at the 2014 Annual Meeting, but the Draco Acquisition will not close. While Draco’s management has orally advised us it will not waive the condition precedent to closing that our common stock continue to be listed on NYSE MKT, it may determine otherwise if Proposal 4 is approved. In that event, our common stock would be quoted in the over the counter market on the OTC Markets, initially on the OTC Pink Tier. The OTC Markets offers a quotation service to companies whose securities are not listed on an exchange. The requirements for quotation on the OTC Markets are less regulated than those of an exchange. Because our common stock would no longer be listed on an exchange, it is possible that fewer brokers or dealers would be interested in making a market in our common stock which further adversely impacts its liquidity. Our common stock would then become subject to the SEC’s penny stock rules which would further adversely impact its liquidity and the future market price of our common stock.

The issuance of Acquisition Shares will substantially dilute the voting power of current Armco stockholders.

The number of shares of our common stock to be issued in the Draco Acquisition represents approximately 81 % of our currently outstanding common stock. Upon completion of the Draco Acquisition current stockholders of Armco would hold (based on shares owned and outstanding as of October 7, 2014) approximately 55% of our outstanding common, and the Metawise Nominees approximately 40% of the outstanding common stock. Accordingly, the shares of our common stock to be issued in the Draco Acquisition significantly reduce the relative voting power of each share of our common stock held by our current stockholders.

The Draco Acquisition is subject to closing conditions that, if not satisfied or waived in a timely manner or at all, will result in the transaction not being completed or delayed. A failure to complete or delay in completing the Draco Acquisition may cause the market prices of our common stock to decline.

The Draco Acquisition will not be completed unless all of the conditions to the transaction have been satisfied or, if permissible, waived. We cannot predict what the effect on the market price of our common stock would be if the Draco Acquisition is not completed, but depending on market conditions at the time, it could result in a decline in market price. A substantial delay in completing the Draco Acquisition due to litigation that may be instituted regarding the transaction or the need to satisfy the conditions to closing the transaction, or the imposition of any unfavorable terms, conditions, or restrictions in obtaining a waiver to such conditions or otherwise, could have a material adverse effect on the anticipated benefits of, or increase the costs associated with the transaction, thereby impacting the business, financial condition or results of operations of Armco after the closing of the Draco Acquisition.

Our ownership interest in Draco could be diluted which would impact our financial results in future periods. Mr. Chen may face conflicts of interests between Metawise and Armco which may not be resolved in our favor.

If Proposals 3 and 4 are approved, we will acquire 31.37% of the currently outstanding common stock of Draco from Metawise. Following the closing, we will be a minority, non-controlling shareholder of Draco, with Metawise continuing to own the majority of Draco. The terms of the Share Exchange Agreement do not prohibit Metawise from issuing additional shares of Draco in future periods for valid corporate purposes, such as capital raising, joint ventures and similar transactions. In that event, our overall percentage of holdings would be diluted. Under generally accepted accounting principles we will only report net income (loss) equal to our proportional share of Draco, up to the maximum amount of our equity investment. If our overall percentage of ownership interest in Draco was to be diluted, these amounts would be proportionally reduced. In addition, if Mr. Songqiang Chen is elected to our Board at the 2014 Annual Meeting, as the Chief Executive Officer of Metawise it is possible that events may occur in the future which in which the best interests of that company are not the same as ours. There are no assurances that any future conflicts of interests which Mr. Chen may face will be resolved in a manner which is favorable to us.

Financial Information

Selected Financial Information for Draco

The following summary of Draco’s selected unaudited financial information for the six months ended June 30, 2014 and 2013 and selected audited financial information for the years ended December 31, 2013 and 2012, and for the period from January 1, 2010 (inception) through December 31, 2013, has been derived from, and should be read in conjunction with, Draco’s financial statements appearing elsewhere in this proxy statement.

Selected income statement data:

	Six Months Ended June 30,		Year Ended December 31,		For the Period from January 1, 2010 (inception) through December 31, 2013
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Revenues	$3,248,771	$0	$0	$0	$0
Revenues – related party	0	0	0	358,819	358,819
Total revenues	$3,248,771	$0	$0	$358,819	$358,819
Cost of revenues	2,908,196	0	0	687,074	687,074
Gross profit (loss)	340,575	0	0	(328,255)	(328,255)
Total operating expenses	1,080,273	770,947	3,840,632	1,706,924	8,598,008
Net (loss)	$(739,716)	$(1,960,947)	$(3,871,626)	$(2,035,179)	$(8,957,257)

Selected balance sheet data:

	June 30,	December 31,
	2014	2013	2012
	(unaudited)
Working capital (deficit)	$(3,657,388)	$(2,874,626)	$(1,281,856)
Total current assets	$2,475,636	$2,159,101	$640,511
Total assets	$15,449,599	$14,994,516	$14,153,650
Total current liabilities	$6,133,024	$5,033,727	$1,922,367
Total liabilities	$11,207,146	$10,012,347	$6,726,799
Total stockholders’ equity	$4,242,453	$4,982,169	$7,426,851

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Draco was formed as a line of business within Metawise on January 1, 2010 when Metawise started to investigate the possibility of acquiring the title to iron ore fines in Alabama. Draco’s business model is to supply key raw materials to the Chinese steel industry and it will initially operate as a mineral trading company, acting as a reseller of iron ore fines for Metawise. Metawise has certain rights to sell up to 5 million metric tons of iron ore fines under an agreement with a third party that owns the material. On April 2, 2014 Metawise and Draco entered into a Commodities Purchase Agreement related to the Material pursuant to which Draco will act as a reseller of the iron ore fines and it will generate revenues based upon the difference between the sales price of the iron ore fines to third parties and what it pays Metawise for the material.

As the biggest producer in the world, China accounted for 48.5% of the world’s total crude steel output in 2013. In spite of the recession in crude steel industry, China’s total production in crude steel increased 1.8% in 2013 compared to that number in 2012. According to the data from China Metallurgical Industry Planning and Research Institute, the domestic steel consumption from major downstream sectors has seen stable and consistent increment. At the end of 2013, China composite steel price index was 99.14, 5.9% lower than the price index at the same period of 2012. This has made China’s iron ore products very competitive in the market given its low purchase price and stable operating cost.

Results of Operations

Six months ended June 30, 2014 as compared to the six months ended June 30, 2013

Draco’s revenues in the first six months of 2014 were reflective of the completion of Metawise’s facilities at the Alabama location during 2013 and the ability to process and ship iron ore to customers. Draco reported a gross margin of 10.5% for the first six months of 2014. Cost of material represents amounts paid to Metawise under the Commodities Purchase Agreement. As Draco’s cost basis in the iron ore fines is fixed, its margins will vary in future periods based upon both the price at which it is able to resell the iron ore fines as well as fluctuation in shipping costs.

Total operating expenses increased 40% for the first six months of 2014 as compared to the first six months of 2013. Principal factors included in the overall increase were:

●	an increase of 143% in payroll expense. At June 30, 2014 Draco had seven employees,

●	a decrease of 41% in profession fees as a result of non-recurring, one-time fees paid in 2013 periods, and
●	an increase of 83% in general and administrative expenses, which includes costs associated with rent, insurance, travel and entertainment expenses and general office overhead.

While Draco expects its operating expenses to increase in future periods, given the early stage of its operations and lack of historical experience, it is unable at this time to quantify the amount of the expected increase.

Year ended December 31, 2013 as compared to the year ended December 31, 2012

Draco did not report any revenues in 2013. The revenues it reported in 2012 were related to sales of iron ore fines to a related party. Draco reported a gross loss in 2012, resulting in a negative margin of 91%, resulting from the sale of less than the material prepared for sale.

Total operating expenses increased 125% for the year ended December 31, 2013 from the year ended December 31, 2012. Principal factors in this overall increase were:

●	payroll expense increased 39%,
●	an increase of 67% in profession fees associated with the Alabama facility,
●	an increase of 11% in trust fees,
●	a one-time charge of $1,190,000 related to a delay fee,
●	an increase in accretion expenses of 161%, and
●	an increase of 30% in general and administrative expenses.

Liquidity and capital resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. Draco’s working capital deficit increased to $3,675,388 at June 30, 2014 from $2,874,626 at December 31, 2013. During these comparable periods, Draco’s current assets increased by 16% and its current liabilities increased by 22%. The increase in current assets at June 30, 2014 is primarily attributable to an increase in advances to Metawise on purchases, offset by a 84% decrease in cash. The increase in current liabilities at June 30, 2014 is primarily attributable to a 8% increase in accounts payable and accrued expenses, a 100% increase in customer deposit and a 6% increase in loans payable – related parties which represents amounts due Metawise and other affiliates, offset by a 92% decrease in payroll liabilities.

Net cash used in operating activities by Draco for the six months ended June 30, 2014 was $1,596,286 as compared to $721,883 during the six months ended June 30, 2013. During the 2014 period, cash was primarily used to fund Draco’s loss and to pay accounts payable and accrued expenses. During the 2013 period, cash was primarily used to under Draco’s loss. Net cash used in operating activities for the year ended December 31, 2013 was $2,475,204 as compared to $1,722,157 for the year ended December 31, 2012. During both periods, cash was primarily used to fund the company’s losses.

Net cash used in investing activities by Draco for the six months ended June 30, 2014 and 2013 was for site preparation. Net cash used in investing activities for the year ended December 31, 2013 was $512,276 and represented site preparation costs, net of a return of a financial assurance. Net cash used in investing activities for the year ended December 31, 2012 related to the purchase of equipment, payment of a financial assurance and site preparation expenses.

Net cash provided by financing activities for the six months ended June 30, 2014 reflected proceeds from working capital loans by Metawise and other affiliates, net of repayments. Net cash used in financing activities for the six months ended June 30, 2013 reflected a contribution to capital by Metawise, net of repayments of related party advances. Net cash provided by financing activities for the year ended December 31, 2013 was $4,826,859 and primarily represented working capital loans from Metawise and a contribution to capital. Net cash provided by financing activities for the year ended December 31, 2012 was $4,033,936 and primarily represented a contribution to capital by Metawise.

Draco does not have any external sources of working capital and it is dependent upon Metawise to provide it funds for its operations. At June 30, 2014 Draco owed Metawise and other related parties $3.2 million. In the event related parties should discontinue the practice of advancing funds to Draco for working capital, Draco would need to seek capital from an outside party in order to continue its operations. There are no assurances it would be successful in obtain any necessary additional working capital upon terms acceptable to it, if at all.

Vote Required and Board of Directors Recommendation

Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 4 at the 2014 Annual Meeting. The number of such affirmative votes must be at least a majority of the required quorum for the meeting. If you indicate “ABSTAIN” on your proxy card, it will have the same effect as a vote against approval of Proposal 4. If you do not submit a proxy or voting instructions or vote person at the meeting, your shares will not be counted in determining the outcome of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

APPROVAL OF THIRD AMENDMENT TO THE AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN TO, INCREASE THE NUMBER

OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

On May 17, 2014, our Board of Directors, acting upon the recommendation of the Compensation Committee, has approved a third amendment to our Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) for an increase in the number of authorized shares of common stock under the 2009 Plan by an additional 3,000,000 shares (the “Amendment”) and recommends that the amendment be approved and adopted by the Company’s stockholders and directs that such proposal be submitted to at the annual meeting.

On October 26, 2009, our Board of Directors adopted and approved the 2009 Stock Incentive Plan whereby the Board of Directors authorized 1,200,000 shares of our common stock to be reserved for issuance. On May 19, 2011, our Board of Directors adopted and approved an amendment and restatement of the original plan which was subsequently approved at our 2011 annual meeting of stockholders held on July 9, 2011. The primary purpose for the amended and restated plan was to increase the number of shares of our common stock available for issuance thereunder by 1,000,000 shares to 2,200,000 shares. On March 29, 2012, our Board of Directors adopted and approved the first amendment to 2009 Plan to increase the number of shares of common stock that may be issued as awards thereunder to 5,200,000 shares, and such amendment was subsequently approved at the 2012 annual meeting of stockholders held on July 13, 2012. Thereafter, on May 3, 2013, Board of Directors adopted and approved the second amendment to the 2009 Plan to increase the number of shares of common stock that may be issued as awards thereunder to 8,200,000 shares, and such amendment was subsequently approved at the 2013 annual meeting of stockholders held on July 2, 2013.

In light of the equity grants made over the past years as part of our ongoing efforts to utilize cash-alternative resource to retain our senior management team and other key employees, the Board of Directors has determined that the number of shares currently available under the 2009 Plan does not give us sufficient authority and flexibility to adequately provide for further long-term incentives. Our current Board of Directors has not allocated any portion of these additional shares for future grants if this Proposal 5 is approved at the 2014 Annual Meeting.

As of October 7, 2014:

•	A total of 40,000 shares of our common stock were subject to outstanding options under the 2009 Plan.

•

A total of 2,837,486 shares of our common stock were subject to outstanding restricted stock awards under the 2009 Plan. For purposes of clarity, this number includes the restricted stock component of the compensation of the named executive officers described elsewhere in this proxy statement.

•

A total of 245,379 shares of our common stock were available for new award grants under the 2009 Plan. This number of shares does not include any additional shares that we would be required to issue if all of the remaining vesting conditions of the compensation of the named executive officers described elsewhere in this proxy statement were satisfied.

The proposed share increase would facilitate our ability to continue to grant equity incentives pursuant to the 2009 Plan, which are vital to our ability to attract and retain employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of award under the 2009 Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals.

The proposed amendment to the 2009 Plan increases the number of shares of common stock that may be issued as awards under the 2009 Plan by 3,000,000 shares, or approximately 5.4% of the 55,687,495 shares of common stock outstanding as of October 7, 2014. As amended, the 2009 Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as equity incentive and the 2009 Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

The following are the material terms of the 2009 Plan, as amended by the proposed amendment. The following is qualified in its entirety by reference to the 2009 Plan, a copy of which is may be obtained from our Corporate Secretary upon request, and the Amendment, a copy of which is attached hereto as Appendix A.

Material Terms of the 2009 Plan

Purpose. The 2009 Plan is intended to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve our company and to expend maximum effort to improve our business results and earnings, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

Administration. The 2009 Plan is administered by the Board of Directors. The Board of Directors has the authority to take all actions and to make all determinations required or provided for under the 2009 Plan, and its interpretations and decisions with regard thereto are final and conclusive. The Board of Directors is permitted to delegate its authority under the 2009 Plan to a committee of the Board of Directors by resolution of the Board of Directors.

Participation. Participants in the 2009 Plan are our eligible officers, directors, employees, advisors and consultants who, in the judgment of the Board of Directors, are performing, or during the term of their incentive arrangement, will perform important services in our management and operations and are expected to significantly contribute to long-term corporate economic objectives, as well as any other person or entity whose participation is determined to be in our best interests by the Board of Directors.

Amendment and Termination. The Board of Directors is authorized to amend, suspend or terminate the 2009 Plan as to any shares of our common stock as to which awards have not been made. Any amendment to the 2009 Plan, however, will be subject to receipt of the approval of our stockholders if stockholder approval of the amendment is required by any law or regulation or the listing rules of the NYSE MKT (or any other stock exchange on which our common stock is listed in future), or to the extent determined by the Board of Directors. Stockholder approval will be required for any proposed amendment to the 2009 Plan provisions, which are described below, that prohibit the repricing of outstanding stock options or stock appreciation rights or that generally require the option price of any stock option to be at least equal to the fair market value of our common stock on the option grant date. Without the consent of the affected grantee of an outstanding award, no amendment, suspension or termination of the 2009 Plan may impair the rights or obligations under that award.

Limitations on Awards. The 2009 Plan contains limitations on the number of shares available for issuance with respect to specified types of awards. During any time when we have a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934:

●

the maximum number of shares of our common stock subject to stock options or stock appreciation rights (SARs) that may be granted under the 2009 Plan in a calendar year to any person eligible for an award will be 1,300,000 shares;

●

the maximum number of shares of our common stock that may be granted under the 2009 Plan, other than pursuant to stock options or SARs, in a calendar year to any person eligible for an award will be 1,300,000 shares; and

●

the maximum amount that may be paid as a cash-settled performance-based award will be $1,000,000 for a performance period of 12 months or less and $5,000,000 for a performance period of greater than 12 months.

The maximum number of shares available for issuance pursuant to incentive stock options granted under the 2009 Plan will be the same as the number of shares available for issuance under the 2009 Plan.

Options. Under the 2009 Plan, the Board of Directors, or the committee to which it grants authority under the 2009 Plan, may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and options that are not qualified as incentive stock options ("NSOs"). ISOs may only be granted to persons who are our employees and the fair market value at the date of grant of the shares of stock with respect to which all ISO’s held by a particular grantee become exercisable for the first time during any calendar year does not exceed $100,000. ISOs and NSOs must be granted a an exercise price that is at least the fair market value of the common stock on the date of grant and the term of these options cannot exceed 10 years from the date of grant. The exercise price of an ISO granted to a holder of more than 10% of our common stock must be at least 110% of the fair market value of the common stock on the date of grant, and the term of these options cannot exceed five years. All of the authorized shares of common stock under the 2009 Plan are available for grant as ISOs.

Stock Appreciation Rights. Under the 2009 Plan, the Board of Directors, or the committee to which it grants authority under the 2009 Plan, may grant SARs that confer on the grantee a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of our common stock on the date of exercise over (b) the grant price of the SAR (which shall be at least the grant date fair market value of a share of our common stock) as determined by the Board of Directors or the committee to which it grants authority under the 2009 Plan. The term of each SAR is 10 years from the date of grant of the SAR.

Stock Awards. Under the stock component of the 2009 Plan, the Board of Directors, or the committee to which it grants authority under the 2009 Plan, may, in selected cases, grant to a plan participant a given number of shares of restricted stock, stock units or unrestricted stock. Restricted stock under the 2009 Plan is common stock restricted as to sale pending fulfillment of such vesting schedule and requirements as the Board of Directors, or the committee to which it grants authority under the 2009 Plan, shall determine. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive dividends on, and to vote the shares of, the restricted stock. Stock units are a right to be delivered shares of common stock upon fulfillment of such vesting schedule and requirements as the Board of Directors, or the committee to which it grants authority under the 2009 Plan, shall determine. Grantees of stock units will have no voting or dividend rights or other rights associated with stock ownership, although the Board of Directors, or the committee may award dividend equivalent rights on such units.

Dividend Equivalent Rights. Under the 2009 Plan, the Board of Directors, or the committee to which it grants authority under the 2009 Plan, may grant dividend equivalent rights (“Dividend Equivalent Rights”), that confer on the grantee a right to receive cash, shares of our common stock, other awards or property equal in value to dividends paid with respect to a specified number of shares of our common stock, or other periodic payments. The specific terms and conditions of Dividend Equivalent Rights are as specified by the Board of Directors, or the committee to which it grants authority under the 2009 Plan at the time of the grant.

Performance Shares and Other Performance-Based Awards. The committee may award performance shares and other performance-based awards in such amounts and upon such terms as the committee may determine. Each grant of a performance-based award will have an initial value or target number of shares of common stock that is established by the committee at the time of grant. The committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and number of performance shares or other performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the performance measures described below. The committee will establish the performance periods for performance-based awards. Performance-based awards may be payable in cash or shares of common stock, or a combination thereof, as determined by the committee.

The 2009 Plan identifies some conditions that may warrant revision or alteration of performance goals after they are established by the committee. Such conditions may include the following:

●	asset write-downs;
●	litigation or claims, judgments or settlements;
●	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;
●	any reorganization or restructuring events or programs;
●	extraordinary, non-core, non-operating or non-recurring items;
●	acquisitions or divestitures; and
●	foreign exchange gains and losses.

Performance Measures. The 2009 Plan is designed to permit the committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Securities Exchange Act of 1934. Under the Internal Revenue Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the Internal Revenue Code. To constitute qualified performance-based compensation, the compensation paid by us to our covered executive officers must be paid solely on account of the achievement of one or more objective performance goals established in writing by the committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered officer, a business unit or our company on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is achieved.

The 2009 Plan authorizes the establishment of performance goals based on any one or more of the following performance measures:

●	net earnings or net income;
●	operating earnings;
●	pretax earnings;
●	earnings per share;
●	share price, including growth measures and total stockholder return;
●	earnings before interest and taxes;
●	earnings before interest, taxes, depreciation and/or amortization;
●	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:
● stock-based compensation expense;
● income from discontinued operations;
● gain on cancellation of debt;

● debt extinguishment and related costs;
● restructuring, separation and/or integration charges and costs;
● reorganization and/or recapitalization charges and costs;
● impairment charges;
● gain or loss related to investments;
● sales and use tax settlement; and
● gain on non-monetary transaction;
●	sales or revenue growth, whether in general, by type of product or service, or by type of customer;
●	gross or operating margins;
●	return measures, including return on assets, capital, investment, equity, sales or revenue;
●	cash flow, including:
● operating cash flow;
●

free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the performance measure above relating to earnings before interest, taxes, depreciation and/or amortization and one or more other specified adjustments) less capital expenditures;

● levered free cash flow, defined as free cash flow less interest expense;
● cash flow return on equity; and
● cash flow return on investment;
●	productivity ratios;
●	plant productivity measures;
●	measures of operating performance;
●	expense targets;
●	market share;
●	financial ratios as provided in credit agreements of our company and its subsidiaries;
●	working capital measures;
●	entry into and performance of customer and supplier contracts;
●	completion of acquisitions of businesses or companies;
●	completion of divestitures and asset sales; or
●	any combination of the foregoing business criteria.

Performance under any of the foregoing performance measures may be used to measure the performance of (1) our company and its subsidiaries as a whole, (2) our company, any subsidiary, and/or any other affiliate or any combination thereof or (3) any one or more of our business units, any subsidiary, and/or any other affiliate, as the committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the committee. The committee may select performance under the performance measure of share price for comparison to performance under one or more stock market indices designated or approved by the committee. The committee will have the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures. The committee will have the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as the committee determines in a manner consistent with the requirements of Section 162(m) for deductibility.

Federal Income Tax Consequences of the 2009 Plan. The following summarizes the U.S. federal income tax consequences of awards that may be granted under the 2009 Plan.

Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the 2009 Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder. If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code. If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. We will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

Dividend Equivalents Rights. Grantees under the 2009 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. A distribution of common stock or a payment of cash in satisfaction of stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. We will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to us. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the holder. We will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Internal Revenue Code and, as to SARs that are settled in shares of common stock, if we comply with applicable reporting requirements.

Unrestricted Stock. A holder of shares of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. We will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code. Upon the holder’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards made under the 2009 Plan may be made by withholding from payments otherwise due and owing to the holder.

Vote Required

The third amendment to the 2009 Plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” APPROVAL OF THE AMENDMENT TO THE 2009 PLAN

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting. If, however, other matters properly come before the 2014 Annual Meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Nevada law there are no dissenter's rights available to our stockholders in connection with any matter submitted to a vote of our stockholders at the 2014 Annual Meeting.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, who is also Chairman of the Board, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. The Board of Directors adheres to corporate governance principles designed to assure the continued vitality of the Board of Directors and excellence in the execution of its duties. The Board of Directors is responsible for supervision of the overall affairs of our company. The Board of Directors currently consists of five directors. Four of directors are citizens of China and one is a citizen of Canada. There are no family relationship between any of the executive officers and directors.

During 2013 our Board of Directors held seven meetings and acted an additional 21 times by unanimous written consent. No member of the Board attended less than 75% of the aggregate of total meetings of the Board or meetings of any committee on which he may also serve in 2013. We do not have a policy with regard to Board members' attendance at annual meetings of our stockholders. Four Board members attended our 2013 annual meeting, either in person or by telephonic conference call.

Director Independence

The Board of Directors has determined that a majority of our current directors have no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the NYSE MKT Company Guide. In determining the independence of our directors, the Board of Directors has adopted independence standards specified by applicable laws and regulations of the SEC and the listing standards of the NYSE MKT. In making the determination of the independence of our directors, the Board of Directors considered all known transactions in which Armco Metals and any director had any interest, including any discussed under “Certain Relationships and Related Transactions” below.

Our independent directors may meet at any time in their sole discretion without any other directors or representatives of management present. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

Director Qualification

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend to the Board, and for the Board to conclude that the individual should be serving as a director of our company.

Kexuan Yao. Our Board of Directors believes Mr. Yao’s experience in the metal ore business and his experience and success in operating our company are important attributes that enhance the quality of the Board of Directors.

William Thomson. Our Board of Directors believes Mr. Thomson’s professional qualifications as a chartered accountant as well as his experience in finance, corporate governance and development and business operations bring valuable insights to the board’s oversight of business operations, financing and corporate governance.

Kam Ping Chan. Our Board of Directors believes that Mr. Chan’s extensive experience in the metals and minerals industries brings important perspective to our Board.

Songqiang Chen. Our Board believes that Mr. Chen’s experience as a chief executive officer of a number of companies and his background in the management and development of mineral assets brings valuable insights to the board’s oversight of business operations.

Shiqing Yue. Our Board believes that Mr. Yue's experience as legal counsel for a number of local companies in New York city and corporations from mainland China, Hong Kong and Taiwan and his practice of law in the Federal courts and in the courts of the State of New York brings valuable insights to the board's oversight of business operations

In addition to the individual skills and background described above, the Board has also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Board Leadership and Oversight in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Mr. Yao serves as both our Chief Executive Officer and the Chairman of the Board. Our Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined, but believes that the most effective leadership structure for us at this time is to have these roles combined. Given our size, we believe having a single leader for both our company and the board of directors eliminates duplication of effort and efficiency while providing clear leadership for our company. We do not have a lead independent director; however, three of five our current directors are independent and each of our standing committees (Audit, Nominating and Corporate Governance and Compensation) is comprised solely of independent directors. We believe this structure provides adequate oversight of our operations by our independent directors in conjunction with our Chairman/CEO. The business and operations of our company are managed by our Board as a whole, including oversight of various risks, such as operational and liquidity risks that our company faces. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole, has responsibility for the oversight of risk management. In his role and as independent director, our independent directors meet regularly with management to discuss strategy and risks we face and to address any questions or concerns he may have on risk management and any other matters.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Business Conduct and Ethics is available on the Investor Relations page of our website at www.armcometals.com. We will post on our website any amendment to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers.

Director Compensation

The Board of Directors’ general policy on director compensation is that compensation for non-employee directors should consist of a combination of cash and equity based compensation. The following table summarizes the compensation paid by us to our directors during 2013.

Director	Fees earned or paid in cash ($)	Stock Awards ($)(2)		Total ($)
Kexuan Yao (1)	-	-		-
Weigang Zhao (1)	-	-		-
William Thomson	40,000	-		40,000
Kam Ping Chan	20,000	2,063	(3)	22,063
Weiping Shen (4)	-	19,450	(4)	19,450

(1)

In accordance with our Board of Directors' general policy directors who are full time employees (Messrs. Yao and Zhao) are not paid for board service in addition to their regular employee compensation.

(2)

The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718. See Note 15 included in the Notes to Consolidated Financial Statements appearing in our 2013 10-K for the assumptions used in determining this valuation.

(3)

The amount in this column represents the fair value of 6,250 shares of our common stock, granted on May 2, 2013, at $0.3301 per share, for his services provided in 2013. Each 50% of such award vested on June 30, 2013 and December 31, 2013.

(4)

The amount in this column represents the fair value of 50,000 shares of our common stock, granted on May 3, 2013, at $0.389 per share, for his services provided from May 4, 2013 to May 3, 2014. Each 50% of such shares vested on September 30, 2013 and May 3, 2014.

Compensation arrangements - 2014

Pursuant to our offer letter to William Thomson, Mr. Thomson, as compensation for serving as our director, shall receive an annual salary of $40,000 during the fiscal year of 2014, payable on a quarterly basis.

Pursuant to our offer letter to Kam Ping Chan, Mr. Chan, as compensation for serving as our director, shall receive a salary of $20,000 during the fiscal year of 2014, payable on a quarterly basis. Mr. Chan shall also receive 6,250 shares of our common stock, and each 50% of such shares shall vest on June 30, 2014 and December 31, 2014.

Pursuant to our offer letter to Weiping Shen, Mr. Shen, as compensation for serving as our director, shall receive a salary of 50,000 shares of our common stock from May 4, 2014 to May 3, 2015, and each 50% of such shares shall vest on September 30, 2014 and May 3, 2015.

Board Committees

The Board of Directors has standing Audit, Nominating and Corporate Governance and Compensation committees. Each committee has a written charter. The charters are available on our website at www.armcometals.com. All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member

William Thomson	✔ (1)	✔ (1)	✔
Kam Ping Chan	✔	✔	✔
Weiping Shen	✔	✔	✔ (1)

(1)     denotes Chairman.

If Proposal 1 is approved at the annual meeting, it is expected Shiqing Yue will be appointed to the Audit, Compensation and Nominating and Corporate Governance Committees in place of Mr. Shen who is not standing for re-election to the Board. Mr. Yue will be considered an independent director under the NYSE MKT Company Guide.

Audit Committee

The Audit Committee is responsible for fulfilling its oversight responsibility in the areas of audit and compliance and oversees our financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the registered public accounting firm and supervises our compliance with legal and regulatory requirements. The Audit Committee is composed of three directors, each of whom has been determined by the Board of Directors to be independent as defined by the NYSE MKT Company Guide. The Board has determined that Mr. Thomson, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the SEC. During 2013, the Audit Committee held five meetings.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices toward assurance of the quality and integrity of our consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system; oversee, review and appraise the audit activities of our independent registered public accounting firm and internal auditing function, maintain complete, objective and open communication between the Board of Directors, the independent accountants, financial management and the internal audit function.

Our independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee is solely responsible to appoint or replace our independent registered public accounting firm and to assure its independence and to provide oversight and supervision thereof. The Audit Committee determines compensation of the independent registered public accounting firm and has established a policy for approval of non-audit related engagements awarded to the independent registered public accounting firm. Such engagements must not impair the independence of the registered public accounting firm with respect to our company as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Audit Committee. The Audit Committee determines the extent of funding that we must provide to the Audit Committee to carry out its duties and has determined that such amounts were sufficient in 2013.

With respect to the fiscal year ended December 31, 2013, in addition to its other work, the Audit Committee:

●	Reviewed and discussed with management our audited consolidated financial statements as of December 31, 2013 and for the year then ended;
●

Discussed with both MaloneBailey LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●

Received from MaloneBailey LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with MaloneBailey LLP its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the 2013 audited consolidated financial statements in the 2013 10-K for filing with the SEC.

Audit Committee of the Board of Directors of Armco Metals Holdings, Inc.
Dated: April 4, 2014
/s/ William Thomson, Chairman
/s/ Weiping Shen
/s/ Kam Ping Chan

Compensation Committee

The Compensation Committee is responsible for establishing and reviewing our compensation and employee benefit policies. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer and all of our other executive officers, including salaries, bonuses and grants of awards under, and administration of, our equity incentive plan. The Compensation Committee, among other things, reviews and recommends to the Board of Directors employees to whom awards will be made under our equity incentive plan, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards. The Chief Executive Officer provides input to the committee with respect to the individual performance and compensation recommendations for the other executive officers. Although the committee’s charter authorizes the committee to retain an independent consultant, no third party compensation consultant was engaged for 2013. The committee also prepares and supervises the Board’s annual review of director independence and the Board’s annual self-evaluation.

The Compensation Committee is composed of three directors, all of whom have been determined by the Board of Directors to be independent as defined by the NYSE MKT Company Guide. During 2013, the Compensation Committee held one meeting.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”)

Dodd-Frank requires public companies to provide stockholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say on pay” as well as an advisory vote on how often the company will present say on pay votes to its stockholders. At our 2013 annual meeting of stockholders, our stockholders approved a non-binding proposal that the frequency of an advisory vote on our executive compensation would be held every three years together with a non-binding resolution approving our executive compensation as described in that proxy statement.

The Securities and Exchange Commission has also approved new NYSE listing standards relating to compensation committees of listed companies, including companies on the NYSE MKT. The listing requirements were added pursuant to Dodd-Frank and address:

●	enhanced independence requirement for compensation committee members,
●	compensation committee authority relating to compensation consultants, counsel and other advisers, and
●	the responsibility of the compensation committee to consider potential conflicts of interests when choosing consultants, counsel and other advisers.

Listed companies have until the earlier of the first annual meeting after January 15, 2014, or October 31, 2014 to comply with the new compensation committee independence. Listed companies, however, are required to comply with other new standards, including those relating to the authority of the compensation committee, beginning on July 1, 2013. A smaller reporting company such as Armco is not subject to the requirements of these new compensation committee rules, except that a smaller reporting company must have, and certify that it has and will continue to have, a compensation committee of at least two members, each of whom must be an independent director as defined under the current NYSE MKT independence rules. Our Compensation Committee meets this requirement. In addition, while a smaller reporting company must certify that it has adopted a formal written compensation committee charter or board resolution that specifies certain of the content discussed above, it will not need to incorporate into its charter or board resolutions provisions regarding authority to retain and fund compensation consultants, counsel, and advisers and responsibility to consider the independence of compensation consultants, counsel, and advisers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed to:

●

assist the Board of Directors by identifying individuals qualified to become Board members and to recommend for selection by the Board of Directors the director nominees to stand for election for the next annual meeting of our stockholders;

●	recommend to the Board of Directors director nominees for each committee of the Board of Directors;
●	oversee the evaluation of the Board of Directors and management, and
●	develop and recommend to the Board of directors a set of corporate governance guidelines and enhancements to the Code of Business Conduct and Ethics.

NYSE MKT rules require director nominees to be either selected, or recommended for the Board of Directors’ selection, either by a majority of our independent directors or our Nominating and Corporate Governance Committee. The committee will consider candidates for directors proposed by security holders. The Nominating and Corporate Governance Committee’s policy is to accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the Board.

The Nominating and Corporate Governance Committee identifies director nominees through a combination of referrals, including by management, existing Board members and security holders and direct solicitations, where warranted. Once a candidate has been identified, the Nominating and Corporate Governance Committee reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. Among the factors that the committee considers when evaluating proposed nominees are their knowledge and experience in business matters and in the metals and recycling industry, finance, capital markets and mergers and acquisitions. When identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the Nominating and Corporate Governance Committee seeks to create a board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

A majority of the persons serving on our Board of Directors must be independent. Thus, the committee has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The committee also reviewed transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As a result of this review, the committee affirmatively determined that each of Messrs. Thomson, Chan and Shen are independent as defined by the NYSE MKT Company Guide.

During 2013 the Nominating and Corporate Governance Committee was composed of three directors, all of whom have been determined by the Board of Directors to be independent as defined by the NYSE MKT Company Guide. During 2013, the Nominating and Corporate Governance Committee did not hold any meetings and acted once by written consent.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto under Rule 16a-3(d) of the Exchange Act filed during 2013, we are not aware that any officer, director or 10% or greater beneficial owner failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Exchange Act with respect to 2013, other than as set forth Mr. Kexuan Yao failed to timely file one Form 4 reporting one transaction. The delinquent report was subsequently filed.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

EXECUTIVE COMPENSATION

Executive Officers

Name	Positions
Kexuan Yao	Chairman of the Board and Chief Executive Officer
Fengtao Wen	Chief Financial Officer
Weigang Zhao	Vice General Manager of Renewable Metals

Executive officers of our company are appointed by the Board of Directors and serve at the pleasure of the Board.

Kexuan Yao. For information regarding Mr. Yao, please see “Board of Directors” which appears earlier in this proxy statement.

Fengtao Wen. Mr. Wen, 40, has served as our Chief Financial Officer since June 2008. Mr. Wen has served as the accounting manager of our Henan Armco subsidiary since 2005 and is responsible for supervision of financial controls and management of these entities. From 1996 to 2005, Mr. Wen worked in the accounting department of Zhengzhou Smithing Co., Ltd. Mr. Wen graduated from the Economics Department of Zhengzhou University in 1996.

Weigang Zhao. For information regarding Mr. Zhao, please see “Board of Directors” which appears earlier in this proxy statement

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for:

●	all individuals serving as our principal executive officer or acting in a similar capacity during the year ended December 31, 2013,
●	our two most highly compensated named executive officers at December 31, 2013 whose annual compensation exceeded $100,000, and
●

up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as a named executive officer of our company at December 31, 2013.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)		Option Awards ($)	All Other Compensation (1)	Total ($)

Kexuan Yao
Chief Executive Officer	2013	$177,486	-	$355,250	(3)	-	-	$532,735
	2012	$250,000	-	$289,858	(4)	-	-	$539,858

(1)	All perquisites awarded to the above individuals were less than $10,000 for each of the 2013 and 2012 fiscal years.
(2)

The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718. See Note 15 included in the Notes to Consolidated Financial Statements appearing in our 2013 10-K for the assumptions used in determining this valuation.

(3)

The compensation for 2013 includes (i) salary in cash of $93,557 and in stock of 178,571 shares of our common stock for his 2013 services in lieu of cash multiplied by $0.47, which was the closing stock price per share on November 5, 2013, the date of grant. Such shares fully vested on the date of grant, (ii) 225,000 shares of our common stock for his 2013 services in lieu of cash multiplied by $0.47, which was the closing stock price per share on November 5, 2013, the date of grant. Such shares fully vested on the date of grant; and (iii) 125,000 shares of our common stock for each quarter of 2013 services multiplied by $0.499, which was the closing stock price per share on February 8, 2012, the date of grant per employment agreement. Each of such 125,000 shares vested on April 1, 2013, July 1, 2013, October 1, 2013 and January 1, 2014, respectively.

(4)

Representing aggregated shares granted to him in 2012 as follows: (i) 435,363 shares of our common stock for his first half of 2012 services in lieu of cash multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant; (ii) 50,000 shares of our common stock as bonus for his service in the second half of 2012, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant; (iii) 215,027 shares of our common stock, of which 146,860 shares for his fourth quarter of 2012 services in lieu of cash multiplied by $0.35, which was the closing stock price per share on November 12, 2012, the date of grant, and 68,187 shares as stock bonus for his service in the second half of 2012, multiplied by $0.35, which was the closing stock price per share on November 12, 2012. Such shares fully vested on the date of grant; and (iv) 125,000 shares of our common stock for each quarter of 2012 services multiplied by $0.499, which was the closing stock price per share on February 8, 2012, the date of grant per employment agreement. Each of such 125,000 shares vested on April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013, respectively (and such the grants were authorized by our board prior to each such issuance in 2012).

Outstanding Equity Awards at Year End

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#) (1)	Value of Shares or Units of Stock that have not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (2)
Kexuan Yao	-	-	-	-	-	500,000	249,500	500,000	249,500

(1)	This column reflects the number of shares of our restricted common stock awarded to the respective named executive officer that had not yet vested as of December 31, 2013.
(2)	Determined based on the closing market price of our common stock on February 8, 2012, the grant date of $0.499 per share.
(3)

Number of shares reflects each 125,000 shares of restricted common stock which shall vest on April, 2014, July 1, 2014, October 1, 2014, and January 1, 2015 if Mr. Yao remains as our employee at the time of vesting.

Executive Employment Agreements and Narrative Regarding Executive Compensation

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. The compensation of the named executive officers consists of base salary, discretionary bonus, and equity in our company.

Chief Executive Officer’s Compensation

On December 18, 2008, we entered into an employment agreement with Mr. Yao, our Chief Executive Officer and Chairman of the Board of Directors, for a term of 36 months commencing January 1, 2009. The agreement expired on December 31, 2011. In September 2011, the Compensation Committee engaged Frederic. W. Cook & Co., Inc., an independent compensation consultant, to advise us on the compensation provided to Mr. Yao, and determine what actions, if any, were appropriate regarding future executive compensation arrangements.

In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size. The consultant also gave consideration to the fact that Mr. Yao has provided personal guarantee for certain of our credit facilities. As a result of its analysis, Frederic. W. Cook & Co., Inc. recommended that the target compensation to Mr. Yao should generally be positioned at the median of comparably sized companies in similar industries. The consultant further recommended components and terms of each components of Mr. Yao’s future compensation. Based on the analysis and recommendations, the Compensation Committee adopted and approved the new employment agreement as described below.

On February 8, 2012, our company and Kexuan Yao entered into a second employment agreement, to employ Mr. Yao as our Chairmen of the Board of the Directors, President, and Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 until December 31, 2014, unless sooner terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Yao is entitled to, among others, the following compensation and benefits:

●

A base salary at an annual rate of (i) $250,000 for the period beginning from January 1, 2012 through December 31, 2012; (ii) $275,000 for the period beginning on January 1, 2013 through December 31, 2013; and (iii) $300,000 for the period beginning on January 1, 2014 through December 31, 2014.

●	A cash bonus equal to 50% of Mr. Yao’s base salary for each year during the contract term.
●

During the employment term, the Compensation Committee shall have the discretion to grant Mr. Yao annual bonuses pursuant to a specified time or fixed schedule specified under the compensation plan at the date of the deferral of such compensation. Mr. Yao is also eligible to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of our company, as may be approved by the Compensation Committee and in accordance with any stockholder approval incentive plan in effect at the time of such decision.

●

Mr. Yao to receive 1,500,000 shares of our common stock, subject to the terms and conditions of the 2009 Plan. The shares shall vest according to the following schedule: 125,000 shares to vest on the first day of each quarter over a three year period commencing on April 1, 2012 and terminating on January 1, 2015, provided, however, if the executive is terminated pursuant to employment agreement, Mr. Yao shall forfeit all the unvested shares as of such termination.

●	Eligibility to participate in our benefit plans that are generally provided for executive employees.

Upon certain termination events and a change in control of our company, Mr. Yao is entitled to certain payments from us as described in the employment agreement, including he is entitled to terminate the agreement within one year following a change of control of our company, which will include the Draco Acquisition. Should Mr. Yao determine to terminate his agreement:

●	he is entitled to his base salary and any bonuses earned through the date of termination,
●	we are obligated to pay him a lump sum amount equal to two time his highest base salary in any calendar year prior to the date of termination, and
●	all unvested restricted share grants shall immediately vest

On May 13, 2014, Mr. Yao entered into an agreement with us irrevocably waiving his right to terminate his employment agreement and receive severance benefits should the Draco Acquisition close. Pursuant to the employment agreement, we will indemnify Mr. Yao to the fullest extent that would be permitted by for certain liabilities arising by reason of his employment by us, excluding liabilities resulted from gross negligence, gross misconduct, or gross malfeasance of Mr. Yao. Pursuant to the employment agreement, Mr. Yao is also subject to a confidentiality covenant, a non-interference covenant, and a non-competition covenant.

Our Equity Compensation Plans

Information regarding the material terms of our 2009 Plan is contained in the 2013 10-K.

PRINCIPAL STOCKHOLDERS

At October 7, 2014, we had 55,687,495 of common stock issued and outstanding. The following table sets forth information known to us as of October 7, 2014 relating to the beneficial ownership of shares of our common stock by:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each director and nominee;
●	each named executive officer; and
●	all named executive officers and directors as a group.

We believe that all persons, unless otherwise noted, named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the that date, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the that date, have been exercised or converted.

	Common Stock
Name and Address of Beneficial Owner (1)	Shares	%
Kexuan Yao (2)	9,658,226	17.3%
Weigang Zhao	296,922	≤1%
Fengtao Wen	406,057	<1%
Weiping Shen	100,000	≤1%
Kam Ping Chan	18,750	≤1%
William Thomson (3)	16,250	≤1%
Songqiang Chen	0	-
Shiqing Yue	0	-
All directors and executive officers as a group (eight persons) (2) (3)	10,496,205	19.0%

(1)	Except as otherwise noted below, the address of each of the persons shown in the above table is c/o Armco Metals Holdings, Inc., 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404.

(2)

The number of shares beneficially owned by Mr. Yao, our Chief Executive Officer, including 8,774,923 shares of common stock directly owned by Mr. Yao, 883,303 shares of common stock owned by his spouse, and 125,000 shares underlying vested restricted stock awards, but excludes an additional 125,000 shares underlying unvested stock awards under Mr. Yao’s employment agreement dated February 8, 2012 if he remains as an employee at the time of vesting, and the 1,300,000 pledged shares as described below. Mr. Yao entered into a Structured Transaction Agreement, dated June 11, 2010, with Crisnic Fund, SA., or Crisnic Fund. In connection with that agreement, Mr. Yao pledged 1,300,000 shares of our common stock as collateral. After lengthy jurisdictional proceedings in which Crisnic Fund unsuccessfully disputed the jurisdiction of the United States District Court, Mr. Yao acquired discovery in litigation against Crisnic Fund. Crisnic Fund's brokerage account statements reflected that Crisnic Fund sold all 1,300,000 shares pledged as collateral, without notice to Mr. Yao. The dates of Crisnic Fund's sales ranged from June 29, 2010 through July 8, 2010. The net proceeds of such sales totaled $4,113,064.29. While Crisnic Fund did, on July 27, 2010, send Mr. Yao $1 million in purported loan proceeds, Crisnic Fund did so only after it had already sold Mr. Yao's 1,300,000 shares pledged as collateral. Mr. Yao is currently in litigation to recover all 1,300,000 shares of his stock and damages, including punitive damages for fraud.

(3)

The number of shares beneficially owned by Mr. Thomson includes 16,250 shares of our restricted common stock awarded pursuant to our 2009 Plan of which 25% of 6,250 shares vested on March 31, 2010, and of which 25% of 6,250 shares vested on June 30, 2010, 25% of 6,250 shares vested on September 30, 2010 and 25% of 6,250 shares vested on December 31, 2010, and 10,000 shares vested on December 15, 2011.

Securities authorized for issuance under equity compensation plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2013.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Plans approved by our stockholders:
2009 Plan	40,000	$5.00	245,379
Plans not approved by stockholders	0	-	-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 1, 2006, Henan Armco entered into a non-cancellable operating lease for its 176.37 square meters commercial office space in the City of Zhengzhou, Henan Province, PRC with Mr. Yao for RMB 10,000 per month, which expired on December 31, 2008 and has been extended through December 31, 2014. Total lease payments for the years ended December 31, 2013 and 2012 amounted to RMB 120,000 (equivalent to $19,373 and $19,022).

From time to time, Mr. Yao advances funds to us for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand. As of December 31, 2013 and December 31, 2012, the advance balance was $668,332 and $0, respectively, net of repayments of $772,345 and $272,279, respectively. As of June 30, 2014, the advance balance was $792,431, net of repayments of $0 . The amount of repayments is the difference between the highest amount of quarterly ending balance of the period and the ending balances of the period.

On March 29, 2013, we executed a promissory note in the amount of $1,000,000 payable to Mr. Yao. The note, which is due in one year, accrues interest at 8% per annum. The proceeds are used for working capital purposes. On October 28, 2013, the note was converted into 2,010,327 shares of our common stock, at a conversion price of $0.52 per share, such price being equal to the average of the last three closing bid prices of the common stock on the NYSE MKT, pursuant to certain subscription agreement entered into between our company and Mr. Yao.

From time to time we also borrow funds from other related parties for working capital. These amounts are interest free, unsecured and due on demand. At December 31, 2013 we owed Keli Yao, Mr. Kexuan Yao's brother, $116,828. These advances were repaid in full during the six months ended June 30, 2014. At December 31, 2013 and June 30,2014 we owed Yi Chu, Mr. Kexuan Yao's spouse, $286,313 and $250,146, respectively.

Related Person Transaction Policy

On October 26, 2009, our Board of Directors adopted a written Related Person Transaction Policy that requires the Board or Audit Committee to approve or ratify transactions between our company or one or more of our subsidiaries and any related person involving an amount in excess of $120,000. Under the Related Person Transaction Policy, the Board of Directors or Audit Committee will review the relevant facts of the proposed transaction and the interest of the related person in the transaction, and either approve or reject the proposed transaction. If a related person transaction that has not been previously approved or previously ratified is discovered, that transaction will be presented to the Board of Directors or Audit Committee for ratification. No director can participate in the deliberation or approval of any related person transaction in which such director is the related person.

For purposes of the Related Person Transaction Policy, a "related person" means:

●	any director or executive officer of our company,
●	any nominee for director,
●	any 5% beneficial owner of our common stock,
●	any immediate family member of a director, nominee for director, executive officer or 5% beneficial owner of our common stock, and
●

any firm, corporation, or other entity in which any of these persons is employed or is a partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Related Person Transaction Policy will provide that the following types of transactions are deemed to be pre-approved under the policy:

●	transactions that are available to related persons on the same terms as such transactions are available to all employees generally;
●

compensation or indemnification arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the Board of Directors or the Compensation Committee;

●

transactions in which the related person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction;

●

transactions in which the related person's interest derives solely from his or her ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis,

●	director compensation arrangements, if such arrangements have been approved by the Board of Directors or the Nominating and Corporate Governance Committee; and
●	any other transaction which is not required to be disclosed as a "related person transaction" under applicable securities regulations.

The Related Person Transaction Policy defines the term "immediate family member" to mean any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, nominee for director, executive officer, or 5% beneficial owner of our common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer, or 5% beneficial owner

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2014 Annual Meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2015 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Armco Metals Holdings, Inc.

1065 E. Hillsdale Boulevard, Suite 315

Foster City, CA 94404

Facsimile: (650) 212-7630

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2015 annual meeting must be received by us at our principal executive office no later than December 13, 2014 in order to be eligible for inclusion in our 2015 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the Board’s Nominating, Corporate Governance and Compensation Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Armco Metals at our principal executive offices: Armco Metals Holdings, Inc., 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2013 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2013 10-K by writing to us at 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404, Attention: Corporate Secretary, or from our website, www.armcometals.com.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Armco Metals Holdings, Inc., Attention: Corporate Secretary, 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404 or by faxing a communication to (650) 212-7630.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Armco Metals Holdings, Inc., 1065 E. Hillsdale Boulevard, Suite 315, Foster City, CA 94404. Please note that additional information can be obtained from our website at www.armcometals.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Kexuan Yao Kexuan Yao, Chairman and Chief Executive Officer

Foster City, CA

October 8, 2014

DRACO RESOURCES, INC.

Draco Resources Inc.

December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Draco Resources Inc.

Foster City, CA 94404

We have audited the accompanying balance sheet of Draco Resources Inc. (the “Company”), as of December 31, 2013 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The balance sheet of the Company as of December 31, 2012 and the related statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended was audited by another independent registered public accounting firm, whose report, dated January 30, 2014, expressed an unqualified opinion. Our opinion, insofar as it relates to amounts included for that period is based on the report of the other independent registered public accounting firm.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Draco Resources Inc. as of December 31, 2013 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

August 28, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Draco Resources Inc.

We have audited the accompanying balance sheet of Draco Resources Inc. (the “Company”) as of December 31, 2012 and the related statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and the related statements of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

January 30, 2014

Draco Resources Inc.

Balance Sheets

	December 31, 2013	December 31, 2012

Assets
Current Assets
Cash	$1,839,379	$-
Prepayment funds	261,692	261,692
Other receivable - related party	-	358,819
Prepaid expenses	58,030	20,000

Total current assets	2,159,101	640,511

Property and Equipment
Vehicles	9,182	9,182
Dewatering equipment	2,840,629	2,840,629

Property and equipment, net	2,849,811	2,849,811

Other Assets
Financial assurance	2,810,000	5,000,000
Site preparation	5,437,814	3,925,538
ARO Assets	1,737,790	1,737,790

Total other assets	9,985,604	10,663,328

Total Assets	$14,994,516	$14,153,650

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,965,307	$1,922,367
Payroll liabilities	27,324	-
Loans payable - related parties	3,041,096	-

Total current liabilities	5,033,727	1,922,367

Long-term liabilities
Financial assurance payable	3,000,000	3,000,000
ARO liabilities	1,978,620	1,804,432

Total long-term liabilities	4,978,620	4,804,432

Total liabilities	10,012,347	6,726,799

Commitments and Contingencies

Stockholders' Equity
Common stock no par value: 100,000,000 shares authorized; 100,000,000 shares issued and outstanding	-	-
Additional paid-in capital	13,939,426	12,512,482
Accumulated deficit	(8,957,257)	(5,085,631)

Total stockholders' equity	4,982,169	7,426,851

Total Liabilities and Stockholders' Equity	$14,994,516	$14,153,650

See accompanying notes to the financial statements.

Draco Resources Inc.

Statements of Operations

	For the Year	For the year
	Ended	Ended
	December 31, 2013	December 31, 2012

Revenue earned during the development stage - related party	$-	$358,819

Cost of Revenue	-	687,074

Gross Margin	-	(328,255)

Operating Expenses
Payroll expenses	668,827	482,040
Professional fees	1,123,192	674,414
Trust cost	184,586	166,511
Delay cost	1,190,000	-
Accretion expenses	174,188	66,642
General and administrative	499,839	317,317

Total operating expenses	3,840,632	1,706,924

Loss from Operations	(3,840,632)	(2,035,179)

Other (Income) Expense
Interest expense - related parties	30,994	-

Other (income) expense, net	30,994	-

Loss before Income Tax Provision	(3,871,626)	(2,035,179)

Income Tax Provision	-	-

Net Loss	$(3,871,626)	$(2,035,179)

See accompanying notes to the financial statements.

Draco Resources Inc.

Statement of Stockholders' Equity

For the Year Ended December 31, 2013 and 2012

	Common Stock, No Par Value
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

Balance, December 31, 2011	100,000,000	$-	$8,119,727	$(3,050,452)	$5,069,275

Capital contribution			4,392,755		4,392,755

Net loss				(2,035,179)	(2,035,179)

Balance, December 31, 2012	100,000,000	-	12,512,482	(5,085,631)	7,426,851

Capital contribution			1,426,944		1,426,944

Net loss				(3,871,626)	(3,871,626)

Balance, December 31, 2013	100,000,000	$-	$13,939,426	$(8,957,257)	$4,982,169

See accompanying notes to the financial statements.

Draco Resources Inc.

Statements of Cash Flows

	For the Year	For the year
	Ended	Ended
	December 31, 2013	December 31, 2012

Cash Flows from Operating Activities
Net loss	$(3,871,626)	$(2,035,179)
Adjustments to reconcile net loss to net cash used in operating activities:
Delay cost	1,190,000	-
Prepayment funds	-	58,308
Prepaid expenses	(38,030)	188,072
Accounts payable and accrued expenses	42,940	-
Payroll liabilities	27,324	-
Accrued restoration costs	174,188	66,642

Net Cash Used in Operating Activities	(2,475,204)	(1,722,157)

Cash Flows from Investing Activities
Purchase of property and equipment	-	(50,300)
Return (payments) of financial assurance	1,000,000	(1,500,000)
Site preparation	(1,512,276)	(761,479)

Net Cash Used in Investing Activities	(512,276)	(2,311,779)

Cash Flows from Financing Activities
Advances from (repayments to) stockholder	358,819	(358,819)
Contribution to capital	1,426,944	4,392,755
Proceeds from loans payable - related parties	3,041,096	-

Net Cash Provided by Financing Activities	4,826,859	4,033,936

Net Change in Cash	1,839,379	-

Cash - beginning of reporting period	-	-

Cash - end of reporting period	$1,839,379	$-

Supplemental disclosure of cash flow information:
Interest paid	$-	$-

Income tax paid	$-	$-

Non Cash Financing and Investing Activities
Payment from financial assurance for delay cost	$1,190,000	$-

See accompanying notes to the financial statements.

Draco Resources Inc.

December 31, 2013 and 2012

Notes to the Financial Statements

Note 1 - Organization and Operations

The Draco Resources Line of Business of Metawise Group, Inc. (the "Draco Resources Line of Business") was formed as a line of business within Metawise Group, Inc. ("Metawise") on January 1, 2010 when Metawise started to investigate the possibility of acquiring the title to certain former processed materials. On May 4, 2011, Metawise entered into a Purchase and Sale Agreement (“Agreement”) with Greenfield Environmental Multistate Trust LLC, trustee of the Multistate Environmental Response Trust ("Seller") granting it the title to certain former processed materials (the “Material”), located in Theodore, Alabama, consisting of three separate impoundment areas of approximately 56 acres. The Draco Resource Line of Business engages in the processing of mineral properties to process and clean the properties environmentally and sell those cleaned mineral materials.

On August 14, 2013, Metawise incorporated Draco Resources Inc. (the "Company") under the laws of the State of California. On the same day the Company and Metawise entered into an Operating Agreement (“Operating Agreement”) to have the Company manage the operations of the removal of the Material.

The Company, Metawise and the shareholders who own 100% of Metawise entered a security pledge agreement (“Pledge Agreement”) on June 23, 2014.

Pursuant to the Pledge Agreement, each Shareholder agrees to pledge all of the net profits gains from Greenfield Project and all of their voting rights on Greenfield Project to Draco unconditionally and irrevocably, as a security for the performance of the obligations by the Shareholder and Metawise under the Principal Agreements. All other operations of Metawise or Shareholders shall not be involved in this Pledge.

Greenfield Project is a iron ore project in the state of Alabama, through a commodity purchase agreement entered by Draco and Metawise, Draco has rights to purchase up to 5 million metrics tons of iron ore fines from Metawise and resell the commodity.

With the effective of this Pledge Agreement, the shareholders and Metawise will have an indirect financial interest in the revenue and earnings of Greenfield Project and do not have actual claims on Greenfield Project and the asset owns by Draco. However, the shareholders and Metawise are still in charge of the operation of Greenfield Project.

With the above the Pledge Agreement, the operations of the Greenfield Project of Metawise becomes the VIE of the Company and the Company consolidates the operations of the Greenfield Project of Metawise.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results, and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying financial statements present the financial position at December 31, 2013 and 2012 and the results of operations and cash flows for the years then ended for the Draco Resources Inc. Line of Business.

Metawise did not account for the Draco Resources Line of Business as a separate business entity. Accordingly, the information included in the accompanying financial statements has been obtained from Metawise’s financial records. The statements of operations include revenues, costs of revenue and operating expenses as maintained in Metawise’s general ledger attributable to the Draco Resources Line of Business. Certain general and administrative expenses presented in these financial statements were allocated by management of Metawise using a proportional cost allocation method of the costs of services provided to the Draco Resources Line of Business. Management believes the allocations and allocation methodology used are reasonable. However, these allocations may not be indicative of future operating expenses required by a separate business operation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events;

(ii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepayments, accounts payable and accrued expenses and payroll liabilities approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include mining property and equipment, financial assurance, site preparation and, restoration costs are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Mining Property and Equipment

Mining property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation will be computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets, when operations commence, as follows:

Estimated Useful Life (Years)

Dewatering equipment	5

Vehicles	3

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Depreciation, Depletion and Amortization

The provision for depreciation, depletion and amortization (“DD&A”) of the properties will be calculated on a property-by-property basis using the unit-of-production method. Taken into consideration in the calculation of DD&A are estimated future dismantlement, restoration and abandonment costs, which are net of estimated salvage values. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Asset Retirement Obligations

Various federal and state mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after the completion of mining.

In accordance with ASC 410, Asset Retirement and Environmental Obligations, the Company capitalizes the measured fair value of asset retirement and environmental obligations to mineral rights and properties. ASC 410 requires the Company to record a liability for the present value of the estimated future site restoration and environmental remediation costs with corresponding increase to the carrying amount of the related mineral rights and properties. The asset retirement and environmental obligations are accreted to an undiscounted value until the time at which they are expected to be settled. The accretion expense is charged to earnings and the actual retirement costs are recorded against the asset retirement obligations when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred will be recorded as a gain or loss in the period of settlement.

Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. Future site restoration and environmental remediation costs, which include extraction equipment removal, site restoration and environmental remediation, are accrued at the end of each reporting period based on management's best estimate of the costs expected to be incurred for each project. Such estimates are determined by the Company's engineering studies which consider the costs of future surface and groundwater activities, current regulations, actual expenses incurred, and technology and industry standards.

On a quarterly basis, the Company reviews the assumptions used to estimate the expected cash flows required to settle the asset retirement obligations, including changes in estimated probabilities, amounts and timing of the settlement of the asset retirement and environmental obligations, as well as changes in the legal obligation requirements at each of its mineral projects. Changes in any one or more of these assumptions may cause revision of asset retirement obligations for the corresponding assets.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). Pursuant to Paragraph 840-10-25-1 A lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership. The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor. In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of office spaces. When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

In addition to the aforementioned general policy, the following is the specific revenue recognition policy in connection with its sale of metals or metal bearing concentrate. The Company derives its revenue from sales contracts with customers with revenues being generated upon the shipment of merchandise. Persuasive evidence of an arrangement will be demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the vessel or rail company and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive. Revenue from the sale of metals or metal bearing concentrate may be subject to adjustment upon final settlement of estimated metal or metal bearing concentrate prices, weights and assays, and are recorded as adjustments to revenue in the period of final settlement of prices, weights and assays; such adjustments are typically not material in relation to the initial invoice amounts.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Income Tax Provision

Prior to August 14, 2013 the Company was a Line of Business of Metawise during which time the Company’s income (loss) was included in the income tax return of Metawise for income tax purposes.

Effective August 14, 2013, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the year ended December 31, 2013 or 2012.

Pro Forma Income Tax Information (Unaudited)

The operating results of the Company were included in the income tax returns of Metawise Group, Inc. for income tax purposes. The unaudited pro forma income tax provision and income tax rate included in the statements of operations and the income tax provision note reflect the provision for income taxes, using a 34% income tax rate for the federal and 8.84% income tax rate for the State of California, which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

The company has limited operations and is considered to be in the development stage. In the years ended December 31, 2013 and 2012, the Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 Property and Equipment

(i)   Depreciation Expense

No depreciation expense was recorded for the year ended December 31, 2013 or 2012 as the Company has not yet commenced operations. The Company will start depreciating mining property and equipment upon commencement of operations.

(ii)   Impairment Testing

The Company completed its annual impairment testing of its mining property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

Note 5 – Mineral materials subject to environmental processing and cleaning, Financial Assurance and Site Preparation Costs

Purchase and Sales Agreement, as Amended

On May 4, 2011 (the "Effective Date"), Metawise (the Buyer”) entered into a Purchase and Sales Agreement, as amended (the “Agreement”) with Greenfield Environmental Multistate Trust, LLC, trustee of the Multistate Environmental Reponses Trust (the “Trust” or the "Seller") granting Metawise the title to that certain improved parcel or parcels of land with a street address of 7300 Rangeline Road, Theodore, Alabama (the "Facility"), whereby certain former processed materials (the "Material") are located on or in three (3) separate impoundment areas of approximately 27, 10 and 19 acres in size (collectively, the "Impoundments" and, individually, the "27 Acre Impoundment," the "10 Acre Impoundment" and the "19 Acre Impoundment").

Certain key terms and conditions of the Agreement are as follows:

1.             Purchase and Sale of the Material

1.1

Obligation to Purchase. Commencing on the Effective Date, Buyer shall have the absolute, irrevocable and unconditional obligation to purchase, load and remove from the Impoundments and the Facility, in compliance with all applicable Laws and consistent with the Approved Work Plans, all of the Material in each of the Impoundments.

Seller and Buyer hereby agree that the Buyer must remove the Material and restore the Impoundments, as provided in Section 3 of the Agreement, in the 19 Acre Impoundment first, the 27 Acre Impoundment second, and the 10 Acre Impoundment third. Buyer may not deviate from this sequential order or commence any activities associated with one of the next Impoundments until Buyer has completed all Restoration Work to Seller's satisfaction and all Material for such Impoundment has been shipped or otherwise properly disposed of in accordance with this Agreement unless Seller otherwise agrees in writing in advance.

1.2

Title to the Material. Title to all of the Material in the Impoundments shall pass to Buyer immediately upon the movement or other handling by Buyer of any of the Material in any of the Impoundments, except that title to the Material not yet removed from the Facility shall, if Seller so elects in writing, automatically revert to Seller upon termination of this Agreement without any further required action on the part of Buyer or Seller.

2.            Payment for the Material

2.1.

Purchase Price.     Buyer shall pay Seller a purchase price of $6.50 per metric ton of the Material. The net weight of the Material shall be measured at a truck weigh station, or on a portable scale, after the Material is dewatered.

2.2.

Reports and Billing. Buyer shall provide to Seller weekly written reports documenting in reasonable detail the quantity of the Material removed during the preceding week, based on measurements taken at the Approved Weigh Station. Buyer shall also, within five (5) working days after the end of each calendar month, provide Seller with monthly written reports summarizing the dates and quantities of the Material removed from the Facility during the preceding month. Seller shall invoice Buyer on the basis of the monthly report data and such invoices shall be due and payable to Seller within thirty (30) days after such invoice is sent. Payment to Seller shall be made in immediately available U.S. funds by wire transfer, without offset or deduction of any kind. If any payment to Seller is not paid when due, the unpaid amounts shall bear interest from the date such amounts are due and payable at the lesser of (a) one and one-half percent (1.5%) per month, or (b) the maximum legally allowable rate of interest in the State of Alabama.

2.3.

Buyer shall also be solely responsible for, and shall pay when and as due, all sales, use, excise, value added and other focal, state, federal, provincial taxes, export and import fees, customs duties and similar charges arising in connection with this Agreement.

2.4.

Financial Assurance. Buyer shall post financial assurance in the total amount of Eight Million Dollars ($8,000,000) in cash (the "Financial Assurance") to secure all of Buyer's obligations under this Agreement, including, without limitation, Buyer's obligation to (a) pay for the proper removal, transport and/or disposal of Material and Unmarketable Material under this Agreement; (b) pay for Material to be sold to Material Purchasers (the "Payment Obligation"); (c) perform all Restoration Work (the ''Restoration Obligation"); and (d) indemnify Seller (the "Indemnity Obligation"). Pursuant to amendment No. 3 to the Agreement, dated May 28, 2013, Seller released and forever transferred to Buyer from the Financial Assurance Escrow Account, the amount of One Million Dollars ($1,000,000) and agreed that the total amount of Financial Assurance due from Buyer under the Agreement shall be reduced proportionately.

3.             Removal and Shipment of the Material

3.1.

Removal and Restoration Activities. (i) Buyer shall be solely responsible for removing, handling, excavating, managing, sampling, drying, dewatering, temporarily storing, securing, staging, packing, loading, weighing and otherwise processing the Material within the Facility's boundaries (collectively, "Material Management") in strict compliance with all applicable laws. In addition, promptly following the removal of all Material (as reasonably confirmed by Seller) from any Impoundment, Buyer shall be solely responsible for backfilling such Impoundment with clean fill and grading and re-vegetating the backfilled areas, all in accordance with the Approved Material Management Plan and/or as otherwise required by Seller (the "Restoration Work"). (ii) Buyer shall inform Seller in writing when it believes that it has completed Restoration Work with respect to any Impoundment, and if Seller, in consultation with the Beneficiaries, reasonably agrees with Buyer, then Seller shall confirm such completion in writing to Buyer (a "Restoration Completion Notice"). Unless Seller agrees otherwise in writing; Buyer shall not commence any Material Management activities at a new Impoundment until it has received a Restoration Completion Notice for the previous Impoundment.

3.2.

Shipping and Final Destinations. (i) The identity of the Material Purchasers, full, complete and executed copies of the Material Purchaser Sale Agreements and the Final Destinations must be reviewed and approved by and acceptable to Seller and the Beneficiaries prior to the Material leaving the Facility. (ii) Buyer shall not commence its Material Shipping activities unless and until Seller has received from the State of Alabama written confirmation of all Material to be removed by Buyer from the Facility.

3.3.

Work Plans. As a condition precedent to entering the Facility and commencing any Material Management and Material Shipping activities, Buyer shall prepare and submit to Seller and the Beneficiaries, for their prior approval, work plans (collectively, once approved, the "Approved Work Plans").

7.             Term and Termination

7.1.

Term. This Agreement shall continue for a period of three (3) years after the Effective Date; and shall expire at the end of such period unless sooner terminated as set forth in Section 7.2. Buyer shall be deemed in breach of this Agreement if it has not satisfied all of its obligations under the Agreement within three (3) years of the Effective Date.

7.2.

Termination. Notwithstanding the three-year term, this Agreement shall automatically expire on such sooner date that Buyer has removed, loaded and transported all Material from the Facility and satisfied all of Buyer's other obligations under this Agreement, including, but not limited to, providing adequate proof that the Material has safely arrived at the Final Destinations and been fully accepted for processing by Material Purchasers. This Agreement may be terminated by mutual agreements in writing, of Buyer and Seller, or, in addition to Seller's either remedies at law and in equity, immediately by Seller if Buyer (i) defaults, (ii) suspends or discontinues its activities and Seller reasonably believes that Buyer may be abandoning or permanently discontinuing its activities; or (iii) undergoes a direct or indirect change in ownership or controlling interest, or a substantial sale of its assets; or (iv) becomes insolvent, files a petition in bankruptcy, is placed in control of a receiver or makes an assignment for the benefit of creditors.

Prepayment Funds

Pursuant to Amendment No. 1 dated June 30, 2011, Buyer has requested Seller to grant Buyer the one-time limited right to excavate up to 66, 150 MT and to remove and ship up to 57,000 MT of Material (the "Initial 27 Acre Material") from the 27 Acre Impoundment prior to removing all of the Material from the 19 Acre Impoundment and restoring the 19 Acre Impoundment, as required by Section 1.1 of the Agreement. Prior to Buyer's excavation of any of the Initial 27 Acre Material and contemporaneously with Buyer's execution of this First Amendment, Buyer shall deliver to Seller the amount of Three Hundred Twenty Thousand Dollars ($320,000) as an estimated advanced payment for the Initial 27 Acre Material, with the final and actual amount being calculated and paid in full and/or adjusted accordingly after weighing as provided in Section 2.1 and 2.2 of the Agreement.

In January 2012, the Company sold 8,970.48 metric ton of the Material to Metamining, Inc., an entity under common control, and the Trust deducted $58,308.12 (8,970.48 metric ton at $6.50 per metric ton) for the shipment accordingly.

At December 31, 2013 and 2012, the remaining balance of prepayment funds was $261,692 and $261,292, respectively.

Financial Assurance, Net of Delay Costs, as Amended

Pursuant to the Agreement as amended Buyer shall post Financial Assurance as follows:

(i) Initial Financial Assurance payment in the amount of two million dollars ($2,000,000) in cash, deposited into a non-insured interest bearing account to be established and held in escrow by Seller (the "Financial Assurance Escrow Account") on the Effective Date (the "First Posting Date");	$2,000,000

(ii) An additional Financial Assurance in the amount of three million dollars ($3,000,000) in cash, deposited into the Financial Assurance Escrow Account not later than ninety (90) days following the First Posting Date (the "Second Posting Date);	3,000,000

(iii) Pursuant to amendment No. 3 to the Agreement, dated May 28, 2013, Seller released and forever transferred to Buyer from the Financial Assurance Escrow Account, the amount of One Million Dollars ($1,000,000) and agreed that the total amount of Financial Assurance due from Buyer under the Agreement shall be reduced proportionately.	(1,000,000)

(iv) The Third Financial Assurance deposit in the aggregate amount of three million dollars ($3,000,000) in installment payments by depositing into the Financial Assurance Escrow Account, to secure all of Buyer's obligations under the Agreement, the minimum amount of Two Hundred Thousand Dollars ($200,000) in cash no later than thirty (30) days following the date on which each and every vessel departs the dock facility with a Material shipment until such time as the full amount of the Third Financial Assurance has been received and any and all Financial Assurance amounts drawn on have been replenished. Notwithstanding anything herein to the contrary, all amounts to be deposited in connection with the Third Financial Assurance deposit and replenishment of the Financial Assurance must be deposited into the Financial Assurance Escrow Account by no later than May 4, 2015, unless otherwise extended by the Seller in its sole discretion.

3,000,000

$7,000,000

Delay Costs

Per amendment No. 3 to the Agreement, dated May 28, 2013, Buyer agreed to, and ratified the Seller's withdrawal of Delay Costs in the amount of $1,190,000 from the Financial Assurance Account and waived any and all claims with respect to such withdrawal.

Site Preparation Costs

Site preparation costs such as site clearance, haul road improvements, electrical work, geotechnical testing, and shipping method design are capitalized and amortized on a unit-of-production basis.

Summary of Prepayment Funds, Financial Assurance and Site Preparation Costs

	December 31, 2013	December 31, 2012

Prepayment funds	$261,692	$261,692

Financial assurance, net of delay costs	$2,810,000	$5,000,000

Site preparation costs	$5,437,814	$3,925,538

Note 6 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Songqiang Chen	Chairman, CEO and stockholder

Metamining Inc.	An entity controlled by the Chairman and CEO

Metawise Group, Inc.	The Parent Company

Kelson Management, Inc.	An entity controlled by the Chairman and CEO

Sale of the Material to Metamining

In January 2012, the Company sold 8,970.48 metric ton of the Material for $358,819 to Metamining, Inc., an entity under common control.

Loans payable – related parties

Loans payable - related parties consisted of the following:

	December 31, 2013	December 31, 2012

Loans payable from, Metamining Inc., a related party, with interest at 5%, per annum, with due dates ranging from September 17, 2014 through November 1, 2014	$1,686,096	$-

Loan payable from Kelson Management, Inc., a related party, with interest at 8%, per annum, due November 21, 2014	1,355,000	-

	$3,041,096	$-

Note 7 – Asset Retirement Obligations

The Company accounts for restoration costs in accordance with FASB ASC 410-20, Accounting for Asset Retirement Obligations.

Pursuant to Section 4 Scope of Services of the Master Material Management Services Agreement, in addition to removing, handling, excavating, managing, sampling, drying, dewatering, temporarily storing, securing, staging, packing, loading, weighing and otherwise processing the material, promptly following the removal of all Material from any impoundment, the Company shall be responsible for backfilling such Impoundments with clean fill and grading and revegetating the backfilled areas, all in accordance with the Approved Material Management Plan and/or otherwise required by the Company (the "Restoration Work").

The Company estimate its ARO liabilities for restoration cost based upon calculations of the amount and timing of the future cash cost for a third party to perform the required work. Cost estimates are discounted at the credit-adjusted, risk-free rate. The credit-adjusted, risk-free interest rates were 9.35% at December 31, 2013 and 2012. The Company record an ARO asset associated with the discounted liability for final restoration cost. Accretion on the ARO begins at the time the liability is incurred. Upon initial recognition of a liability, a corresponding amount is capitalized as part of the carrying amount of the related long-lived asset.

A reconciliation of the beginning and ending aggregate carrying amount of asset retirement obligations are as follows:

	December 31, 2013	December 31, 2012
Beginning balance	$1,804,432	$-

Additions	-	1,737,790

Revisions	-	-

Settlements	-	-

Accretion expense	174,188	66,642

Ending Balance	$1,978,620	$1,804,432

Note 8 – Commitments and Contingencies

Master Material Management Services Agreement

On August 8, 2012 (the "Effective Date"), the Company entered into a Master Material Management Services Agreement (the “Agreement”) with Sunrise for the Contractor to manage certain former processed materials (the "Material") of the Company.

Certain key terms and conditions of the Agreement are as follows:

1.             Term

The agreement shall have an initial term of one (1) year from the Effective Date and shall continue in effect from year to year thereafter, provided, however, that either party may terminate this agreement at any time upon thirty (30) days' prior written notice to the other party.

2.             Operation Location

The Materials are located at the Facility on or in the Impoundments.

3.             Equipment

Sunrise will provide all operational equipment related to loading and unloading of the Material that are related to its services at its own expense, procure and maintenance. Sunrise will also operate and maintain the production equipment provided by the Company. Sunrise will not be liable for the pre-existing equipment at site before Sunrise signed this agreement.

4.             Scope of Services

Sunrise shall be responsible for removing, handling, excavating, managing, sampling, drying, dewatering, temporarily storing, securing, staging, packing, loading, weighing and otherwise processing the Material within the Facility's boundaries (collectively, "Material Management") and in accordance with the Materials Management and Shipping Plan to be approved by Greenfield Environmental Multistate Trust LLC ("Greenfield"), and in strict compliance with all applicable laws. In addition, promptly following the removal of all Material from any impoundment, Contractor shall be responsible for backfilling such Impoundment with clean fill and grading and revegetating the backfilled areas, all in accordance with the Approved Material Management Plan and/or otherwise required by the Company (the "Restoration Work").

5.             Rate

5.1.	At Facility. Rate which covers the equipment and services as mentioned in Clause 4.1 At Facility is $5.00 per metric ton.

5.2.

At Port. The Rates charged by Sunrise for the equipment and services as mentioned in Clause 4.2 At Port is $7.00 per metric ton. Those rates include Sunrise's typical dockage, wharfage, line handling and other incidental costs. Sunrise will issue invoice to the Company after each shipment based on the ocean bill of lading weight.

5.3.	Service Charge. The service charge of 10% of total production set up amount will be paid at end of each month to cover insurance, pre-set up ground work, temporary power to the site, and etc.

Operating Lease

(i)     Operating Lease - San Mateo Office

On February 22, 2011, the Company entered into a non-cancelable operating lease for office space for a period of thirty-six (36) months commencing April 1, 2011 and ending March 31, 2014.

On March 24, 2014, the Company renewed the non-cancelable operating lease for office space with the same terms and conditions for a period of thirty-six (36) months commencing April 1, 2014 and ending May 31, 2017.

Future minimum payments required under this non-cancelable operating lease are as follows:

Year ending December 31:

2014	$105,626

2015	133,233

2016	138,035

2017	58,815

$435,709

Litigation

On or about May 15, 2012, Progressive Environmental Services, Inc., d/b/a Eagle-SWS ("SWS"), filed a lawsuit seeking damages and other relief against Metawise. The Lawsuit claimed that Metawise breached its contractual obligation to pay SWS for services provided by SWS on a project (the "Project") in Theodore, Alabama that involved the recovery, transportation and shipment of iron ore fines. SWS was Metawise's contractor on the Project in 2011 and 2012. In the complaint, SWS claimed damages totaling $1,922,366, plus costs of suit, prejudgment interest and attorneys' fees.

For financial statements reporting purpose the Company accrued the entire balance claimed by SWS in this litigation.

Note 9 – Stockholders’ Equity

Common Shares Authorized and Issued

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares all of which shall be Common Stock, with no par value.

Additional Paid-in Capital

For the reporting period ended December 31, 2011 and 2010, Metawise contributed $7,165,823 and $953,904 as capital, respectively.

For the reporting period ended December 31, 2013 and 2012, Metawise contributed $1,426,944 and $4,392,755 as capital, respectively.

Note 10 – Income Tax Provision

Prior to August 14, 2013 the Company was a Line of Business of Metawise during which time the Company’s income (loss) was included in the income tax return of Metawise for income tax purposes.

Deferred Tax Assets

At December 31, 2013, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $2,987,784 that may be offset against future taxable income through 2033.  No tax benefit would have been reported with respect to these net operating loss carry-forwards because the Company believes that the realization of the Company’s net deferred tax assets of approximately $1,015,847 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $1,015,847 for the period from August 14, 2013 through December 31, 2013.

Components of deferred tax assets in the balance sheets were as follows:

December 31, 2013
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	1,015,847

Less: Valuation allowance	(1,015,847)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes would have been as follows:

For the Period from August 14, 2013 through December 31, 2013

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0%)

Change in valuation allowance on net operating loss carry-forwards	0.0%

               Pro Forma Income Tax Information (Unaudited)

The pro forma income tax information, including income tax rate, income tax provision (benefits), if any, deferred tax assets and valuation allowance on deferred tax assets, presented below reflect the provision for income tax, based on the results of operations of the Company for the periods presented, which would have been recorded as if the Company has always been a “C” corporation for income tax purpose as of the first date of the first period presented.

Deferred Tax Assets

Should the Company have always been a “C” corporation for income tax purpose as of the first date of the first period presented, at December 31, 2013, the Company would have had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $8,957,257 that may be offset against future taxable income through 2033.  No tax benefit would have been reported with respect to these net operating loss carry-forwards because the Company believes that the realization of the Company’s net deferred tax assets of approximately $3,022,809 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

Deferred tax assets would consist primarily of the tax effect of NOL carry-forwards.  The Company would have provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance would have increased approximately $1,293,694 and $661,961 for the year ended December 31, 2013 and 2012, respectively. Components of deferred tax assets in the balance sheets would have been as follows:

	December 31, 2013	December 31, 2012
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$3,022,809	1,729,225

Less: Valuation allowance	(3,022,809)	(1,729,115)

Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Combined Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes would have been as follows:

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0%)	(34.0%)

Change in valuation allowance on net operating loss carry-forwards	0.0%	0.0%

Note 11 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through June 4, 2014, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On April 14, 2014, Metawise contributed $1,000,000 to the Company as capital for the Company’s working capital purpose.

On April 15, 2014, Armco Metals Holdings, Inc. ("AMCO") entered into a Share Exchange Agreement (the “Agreement”) with Draco Resources, Inc. and its shareholders (the “Draco Resources Shareholders”). Pursuant to the terms and conditions of the Agreement between the parties, AMCO plans to acquire 100% of the issued and outstanding capital stock of Draco Resources in exchange AMCO desires to acquire the Draco Resources Shares from the Shareholders in exchange for 13,950,000 shares of its post-split common stock (the “AMCO Shares”) and a Series C stock purchase warrant (the "Series C Warrant"). The Series C Warrant is exercisable for five years at any time, following a 1:10 reverse stock split of AMCO common stock, into 3,000,000 shares of AMCO post-split common stock at an exercise price of $3.40 per share. The parties made customary representations and warranties and agreed to customary covenants in the Agreement. Upon the completion of the acquisition, the number of shares which Draco Resources Shareholders will receive from AMCO represents approximately 74.64% of the issued and outstanding common stock of AMCO immediately after the consummation of the Agreement. The closing of the acquisition is subject to approvals by AMCO shareholders, the New York Stock Exchange and any applicable governmental regulatory agencies.

On August 15, 2014, AMCO, Draco Resources Shareholders, Draco Resources Shareholders, and Metawise Group, Inc. amended the Agreement. Pursuant to the terms and conditions of the amended Agreement between the parties, upon the approval of the Amendment to AMCO's Articles of Incorporation to increase the number of AMCO's authorized shares of common stock from 74,000,000 shares to 200,000,000 shares, AMCO desires to acquire and Draco Shareholders desire to exchange a 40% of the Draco Resources Shares in exchange for 51,000,000 shares of AMCO’s common stock (the" AMCO Shares"). Armco acknowledges and agrees to pay China Direct Investments, Inc. and Shanghai Heqi Investment Center (Limited Partner) or their designees 2,400,000 shares each, or 4,800,000 shares in aggregate, of AMCO common stock in connection with the transaction contemplated by this Agreement as Finder's Fee. (the "Finder's Fee"). Upon the completion of the acquisition, the number of shares which Draco Resources Shareholders will receive from AMCO represents approximately 46.05% of the issued and outstanding common stock of AMCO immediately after the consummation of the Agreement. The closing of the acquisition is subject to approvals by AMCO shareholders, the New York Stock Exchange and any applicable governmental regulatory agencies.

Draco Resources Inc.

June 30, 2014 and 2013

Draco Resources Inc.

Balance Sheets

	June 30, 2014	December 31, 2013		December 31, 2012
	(Unaudited)

Assets
Current Assets
Cash	$288,099	$1,839,379	(1,551,280)	-
Accounts receivable	17,815	-	17,815
Prepayment funds	261,692	261,692	-	261,692
Advance on purchases- related party	1,850,000	-	1,850,000	358,819
Prepaid expenses	58,030	58,030	-	20,000

Total current assets	2,475,636	2,159,101	316,535	640,511
			15%
Property and Equipment
Vehicles	9,182	9,182		9,182
Furniture and equipment	3,897	-
Dewatering equipment	2,840,629	2,840,629		2,840,629

Property and equipment, net	2,853,708	2,849,811		2,849,811

Other Assets
Financial assurance	2,810,000	2,810,000		5,000,000
Site preparation	5,571,865	5,437,814		3,925,538
Security deposit	600	-
ARO Assets	1,737,790	1,737,790		1,737,790

Total other assets	10,120,255	9,985,604		10,663,328

Total Assets	$15,449,599	$14,994,516		14,153,650

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$2,114,771	$1,965,307	149,464	1,922,367
Customer deposit-related party	792,000	-	792,000	-
Payroll liabilities	2,203	27,324	(25,121)	-
Loans payable - related parties	3,224,050	3,041,096	182,954	-

Total current liabilities	6,133,024	5,033,727	1,099,297	1,922,367
			22%
Long-term liabilities
Financial assurance payable	3,000,000	3,000,000		3,000,000
ARO liabilities	2,074,122	1,978,620		1,804,432

Total long-term liabilities	5,074,122	4,978,620		4,804,432

Total liabilities	11,207,146	10,012,347		6,726,799

Commitments and Contingencies

Stockholders' Equity
Common stock no par value: 100,000,000 shares authorized; 100,000,000 shares issued and outstanding	-	-		-
Additional paid-in capital	13,939,426	13,939,426		12,512,482
Accumulated deficit	(9,696,973)	(8,957,257)		(5,085,631)

Total stockholders' equity	4,242,453	4,982,169		7,426,851

Total Liabilities and Stockholders' Equity	$15,449,599	$14,994,516		14,153,650

See accompanying notes to the financial statements.

Draco Resources Inc.

Statements of Operations

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2014	June 30, 2013
	(Unaudited)	(Unaudited)

Revenue	$3,248,771	$-

Cost of Revenue
Cost of Material	982,103	-
Freight Cost	1,926,093

Gross Margin	340,575	-

Operating Expenses
Payroll expenses	404,516	166,785
Professional fees	173,469	294,809
Accretion expenses	95,502	87,094
General and administrative	406,786	222,259

Total operating expenses	1,080,273	770,947

Loss from Operations	(739,698)	(770,947)

Other (Income) Expense
Delay cost	-	1,190,000
Interest expense - related parties	18	-

Other (income) expense, net	18	1,190,000

Loss before Income Tax Provision	(739,716)	(1,960,947)

Income Tax Provision	-	-

Net Loss	$(739,716)	$(1,960,947)

See accompanying notes to the financial statements.

Draco Resources Inc.

Statement of Stockholders' Equity

For the Interim Period Ended June 30, 2014 and for the Year Ended December 31, 2013

(Unaudited)

	Common Stock, No Par Value
	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

Balance, December 31, 2012	100,000,000	$-	$12,512,482	$(5,085,631)	$7,426,851

Capital contribution			1,426,944		1,426,944

Net loss				(3,871,626)	(3,871,626)

Balance, December 31, 2013	100,000,000	-	13,939,426	(8,957,257)	4,982,169

Net loss				(739,716)	(739,716)

Balance, June 30, 2014	100,000,000	$-	$13,939,426	$(9,696,973)	$4,242,453

See accompanying notes to the financial statements.

Draco Resources Inc.

Statements of Cash Flows

	For the Six Months	For the Six Months
	Ended	Ended
	June 30, 2014	June 30, 2013
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(739,716)	$(1,960,947)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Delay cost	-	1,190,000
Accounts receivable	(17,815)	-
Prepayment funds	-	(38,030)
Advance on purchases-related party	(1,850,000)	-
Accounts payable and accrued expenses	149,464	-
Customer deposit-related party	792,000	-
Payroll liabilities	(25,121)	-
Security deposit	(600)
Accrued restoration costs	95,502	87,094

Net Cash Used in Operating Activities	(1,596,286)	(721,883)

Cash Flows from Investing Activities
Purchase of property and equipment	(3,897)	-
Return (payments) of financial assurance	-	1,000,000
Investment in site preparation	(134,051)	(5,829)

Net Cash Provided by (Used in) Investing Activities	(137,948)	994,171

Cash Flows from Financing Activities
Advances from (repayments to) stockholder	-	(589,421)
Contribution to capital	-	317,133
Proceeds from loans payable - related parties	1,400,000	-
(Repayments to) loans payable - related parties	(1,217,046)	-

Net Cash Provided by (Used in) Financing Activities	182,954	(272,288)

Net Change in Cash	(1,551,280)	-

Cash - beginning of reporting period	1,839,379	-

Cash - end of reporting period	$288,099	$-

Supplemental disclosure of cash flow information:
Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the financial statements.

Draco Resources Inc.

June 30, 2014 and 2013

Notes to the Financial Statements

(Unaudited)

Note 1 - Organization and Operations

The Draco Resources Line of Business of Metawise Group, Inc. (the "Draco Resources Line of Business") was formed as a line of business within Metawise Group, Inc. ("Metawise") on January 1, 2010 when Metawise started to investigate the possibility of acquiring the title to certain former processed materials. On May 4, 2011, Metawise entered into a Purchase and Sale Agreement (“Agreement”) with Greenfield Environmental Multistate Trust LLC, trustee of the Multistate Environmental Response Trust ("Seller") granting it the title to certain former processed materials (the “Material”), located in Theodore, Alabama, consisting of three separate impoundment areas of approximately 56 acres. The Draco Resource Line of Business engages in the processing of mineral properties to process and clean the properties environmentally and sell those cleaned mineral materials.

On August 14, 2013, Metawise incorporated Draco Resources Inc. (the "Company") under the laws of the State of California. On the same day the Company and Metawise entered into an Operating Agreement (“Operating Agreement”) to have the Company manage the operations of the removal of the Material.

The Company, Metawise and the shareholders who own 100% of Metawise entered a security pledge agreement (“Pledge Agreement”) on June 23, 2014.

Pursuant to the Pledge Agreement, each Shareholder agrees to pledge all of the net profits gains from Greenfield Project and all of their voting rights on Greenfield Project to Draco unconditionally and irrevocably, as a security for the performance of the obligations by the Shareholder and Metawise under the Principal Agreements. All other operations of Metawise or Shareholders shall not be involved in this Pledge.

Greenfield Project is a iron ore project in the state of Alabama, through a commodity purchase agreement entered by Draco and Metawise, Draco has rights to purchase up to 5 million metrics tons of iron ore fines from Metawise and resell the commodity.

With the effective of this Pledge Agreement, the shareholders and Metawise will have an indirect financial interest in the revenue and earnings of Greenfield Project and do not have actual claims on Greenfield Project and the asset owns by Draco. However, the shareholders and Metawise are still in charge of the operation of Greenfield Project.

With the above the Pledge Agreement, the operations of the Greenfield Project of Metawise becomes the VIE of the Company and the Company consolidates the operations of the Greenfield Project of Metawise.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the first date of the first period presented.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results, and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Interim results are not necessarily indicative of the results for the full year.  These unaudited interim consolidated financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended December 31, 2013 and notes thereto contained elsewhere in the Company’s Proxy Statement on Form 14-A, of which this is a part.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events;

(ii)

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, prepayments, accounts payable and accrued expenses and payroll liabilities approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation will be computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets, when operations commence, as follows:

Estimated Useful Life (Years)

Dewatering equipment	5

Furniture and equipment	5

Vehicles	3

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Depreciation, Depletion and Amortization

The provision for depreciation, depletion and amortization (“DD&A”) of the properties will be calculated on a property-by-property basis using the unit-of-production method. Taken into consideration in the calculation of DD&A are estimated future dismantlement, restoration and abandonment costs, which are net of estimated salvage values. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Asset Retirement Obligations

Various federal and state mining laws and regulations require the Company to reclaim the surface areas and restore underground water quality for its mine projects to the pre-existing mine area average quality after the completion of mining.

In accordance with ASC 410, Asset Retirement and Environmental Obligations, the Company capitalizes the measured fair value of asset retirement and environmental obligations to mineral rights and properties. ASC 410 requires the Company to record a liability for the present value of the estimated future site restoration and environmental remediation costs with corresponding increase to the carrying amount of the related mineral rights and properties. The asset retirement and environmental obligations are accreted to an undiscounted value until the time at which they are expected to be settled. The accretion expense is charged to earnings and the actual retirement costs are recorded against the asset retirement obligations when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred will be recorded as a gain or loss in the period of settlement.

Environmental expenditures that relate to ongoing environmental and reclamation programs will be charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. Future site restoration and environmental remediation costs, which include extraction equipment removal, site restoration and environmental remediation, are accrued at the end of each reporting period based on management's best estimate of the costs expected to be incurred for each project. Such estimates are determined by the Company's engineering studies which consider the costs of future surface and groundwater activities, current regulations, actual expenses incurred, and technology and industry standards.

On a quarterly basis, the Company reviews the assumptions used to estimate the expected cash flows required to settle the asset retirement obligations, including changes in estimated probabilities, amounts and timing of the settlement of the asset retirement and environmental obligations, as well as changes in the legal obligation requirements at each of its mineral projects. Changes in any one or more of these assumptions may cause revision of asset retirement obligations for the corresponding assets.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). Pursuant to Paragraph 840-10-25-1 A lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership. The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor. In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee's incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee's incremental borrowing rate. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of office spaces. When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

In addition to the aforementioned general policy, the following is the specific revenue recognition policy in connection with its sale of metals or metal bearing concentrate. The Company derives its revenue from sales contracts with customers with revenues being generated upon the shipment of merchandise. Persuasive evidence of an arrangement will be demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the vessel or rail company and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive. Revenue from the sale of metals or metal bearing concentrate may be subject to adjustment upon final settlement of estimated metal or metal bearing concentrate prices, weights and assays, and are recorded as adjustments to revenue in the period of final settlement of prices, weights and assays; such adjustments are typically not material in relation to the initial invoice amounts.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Income Tax Provision

Prior to August 14, 2013 the Company was a Line of Business of Metawise during which time the Company’s income (loss) was included in the income tax return of Metawise for income tax purposes.

Effective August 14, 2013, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period ended June 30, 2014 and 2013.

Pro Forma Income Tax Information (Unaudited)

The operating results of the Company were included in the income tax returns of Metawise Group, Inc. for income tax purposes. The unaudited pro forma income tax provision and income tax rate included in the statements of operations and the income tax provision note reflect the provision for income taxes, using a 34% income tax rate for the federal and 8.84% income tax rate for the State of California, which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.

Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.

Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

The company has limited operations and is considered to be in the development stage. The Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 - Property and Equipment

(i)   Depreciation Expense

No depreciation expense was recorded for the reporting period ended June 30, 2014 or 2013 as the Company has not yet commenced operations. The Company will start depreciating mining property and equipment upon commencement of operations.

(ii)   Impairment Testing

The Company completed its annual impairment testing of its mining property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

Note 4 – Mineral materials subject to environmental processing and cleaning, Financial Assurance and Site Preparation Costs

Purchase and Sales Agreement, as Amended

On May 4, 2011 (the "Effective Date"), Metawise (the Buyer”) entered into a Purchase and Sales Agreement, as amended (the “Agreement”) with Greenfield Environmental Multistate Trust, LLC, trustee of the Multistate Environmental Reponses Trust (the “Trust” or the "Seller") granting Metawise the title to that certain improved parcel or parcels of land with a street address of 7300 Rangeline Road, Theodore, Alabama (the "Facility"), whereby certain former processed materials (the "Material") are located on or in three (3) separate impoundment areas of approximately 27, 10 and 19 acres in size (collectively, the "Impoundments" and, individually, the "27 Acre Impoundment," the "10 Acre Impoundment" and the "19 Acre Impoundment").

Certain key terms and conditions of the Agreement are as follows:

1.             Purchase and Sale of the Material

1.1

Obligation to Purchase. Commencing on the Effective Date, Buyer shall have the absolute, irrevocable and unconditional obligation to purchase, load and remove from the Impoundments and the Facility, in compliance with all applicable Laws and consistent with the Approved Work Plans, all of the Material in each of the Impoundments.

Seller and Buyer hereby agree that the Buyer must remove the Material and restore the Impoundments, as provided in Section 3 of the Agreement, in the 19 Acre Impoundment first, the 27 Acre Impoundment second, and the 10 Acre Impoundment third. Buyer may not deviate from this sequential order or commence any activities associated with one of the next Impoundments until Buyer has completed all Restoration Work to Seller's satisfaction and all Material for such Impoundment has been shipped or otherwise properly disposed of in accordance with this Agreement unless Seller otherwise agrees in writing in advance.

1.2

Title to the Material. Title to all of the Material in the Impoundments shall pass to Buyer immediately upon the movement or other handling by Buyer of any of the Material in any of the Impoundments, except that title to the Material not yet removed from the Facility shall, if Seller so elects in writing, automatically revert to Seller upon termination of this Agreement without any further required action on the part of Buyer or Seller.

2.             Payment for the Material

2.1.

Purchase Price.     Buyer shall pay Seller a purchase price of $6.50 per metric ton of the Material. The net weight of the Material shall be measured at a truck weigh station, or on a portable scale, after the Material is dewatered.

2.2.

Reports and Billing. Buyer shall provide to Seller weekly written reports documenting in reasonable detail the quantity of the Material removed during the preceding week, based on measurements taken at the Approved Weigh Station. Buyer shall also, within five (5) working days after the end of each calendar month, provide Seller with monthly written reports summarizing the dates and quantities of the Material removed from the Facility during the preceding month. Seller shall invoice Buyer on the basis of the monthly report data and such invoices shall be due and payable to Seller within thirty (30) days after such invoice is sent. Payment to Seller shall be made in immediately available U.S. funds by wire transfer, without offset or deduction of any kind. If any payment to Seller is not paid when due, the unpaid amounts shall bear interest from the date such amounts are due and payable at the lesser of (a) one and one-half percent (1.5%) per month, or (b) the maximum legally allowable rate of interest in the State of Alabama.

2.3.

Buyer shall also be solely responsible for, and shall pay when and as due, all sales, use, excise, value added and other focal, state, federal, provincial taxes, export and import fees, customs duties and similar charges arising in connection with this Agreement.

2.4.

Financial Assurance. Buyer shall post financial assurance in the total amount of Eight Million Dollars ($8,000,000) in cash (the "Financial Assurance") to secure all of Buyer's obligations under this Agreement, including, without limitation, Buyer's obligation to (a) pay for the proper removal, transport and/or disposal of Material and Unmarketable Material under this Agreement; (b) pay for Material to be sold to Material Purchasers (the "Payment Obligation"); (c) perform all Restoration Work (the ''Restoration Obligation"); and (d) indemnify Seller (the "Indemnity Obligation"). Pursuant to amendment No. 3 to the Agreement, dated May 28, 2013, Seller released and forever transferred to Buyer from the Financial Assurance Escrow Account, the amount of One Million Dollars ($1,000,000) and agreed that the total amount of Financial Assurance due from Buyer under the Agreement shall be reduced proportionately.

3.             Removal and Shipment of the Material

3.1.

Removal and Restoration Activities. (i) Buyer shall be solely responsible for removing, handling, excavating, managing, sampling, drying, dewatering, temporarily storing, securing, staging, packing, loading, weighing and otherwise processing the Material within the Facility's boundaries (collectively, "Material Management") in strict compliance with all applicable laws. In addition, promptly following the removal of all Material (as reasonably confirmed by Seller) from any Impoundment, Buyer shall be solely responsible for backfilling such Impoundment with clean fill and grading and re-vegetating the backfilled areas, all in accordance with the Approved Material Management Plan and/or as otherwise required by Seller (the "Restoration Work"). (ii) Buyer shall inform Seller in writing when it believes that it has completed Restoration Work with respect to any Impoundment, and if Seller, in consultation with the Beneficiaries, reasonably agrees with Buyer, then Seller shall confirm such completion in writing to Buyer (a "Restoration Completion Notice"). Unless Seller agrees otherwise in writing; Buyer shall not commence any Material Management activities at a new Impoundment until it has received a Restoration Completion Notice for the previous Impoundment.

3.2.

Shipping and Final Destinations. (i) The identity of the Material Purchasers, full, complete and executed copies of the Material Purchaser Sale Agreements and the Final Destinations must be reviewed and approved by and acceptable to Seller and the Beneficiaries prior to the Material leaving the Facility. (ii) Buyer shall not commence its Material Shipping activities unless and until Seller has received from the State of Alabama written confirmation of all Material to be removed by Buyer from the Facility.

3.3.

Work Plans. As a condition precedent to entering the Facility and commencing any Material Management and Material Shipping activities, Buyer shall prepare and submit to Seller and the Beneficiaries, for their prior approval, work plans (collectively, once approved, the "Approved Work Plans").

7.             Term and Termination

7.1.

Term. This Agreement shall continue for a period of three (3) years after the Effective Date; and shall expire at the end of such period unless sooner terminated as set forth in Section 7.2. Buyer shall be deemed in breach of this Agreement if it has not satisfied all of its obligations under the Agreement within three (3) years of the Effective Date.

7.2.

Termination. Notwithstanding the three-year term, this Agreement shall automatically expire on such sooner date that Buyer has removed, loaded and transported all Material from the Facility and satisfied all of Buyer's other obligations under this Agreement, including, but not limited to, providing adequate proof that the Material has safely arrived at the Final Destinations and been fully accepted for processing by Material Purchasers. This Agreement may be terminated by mutual agreements in writing, of Buyer and Seller, or, in addition to Seller's either remedies at law and in equity, immediately by Seller if Buyer (i) defaults, (ii) suspends or discontinues its activities and Seller reasonably believes that Buyer may be abandoning or permanently discontinuing its activities; or (iii) undergoes a direct or indirect change in ownership or controlling interest, or a substantial sale of its assets; or (iv) becomes insolvent, files a petition in bankruptcy, is placed in control of a receiver or makes an assignment for the benefit of creditors.

Prepayment Funds

Pursuant to Amendment No. 1 dated June 30, 2011, Buyer has requested Seller to grant Buyer the one-time limited right to excavate up to 66, 150 MT and to remove and ship up to 57,000 MT of Material (the "Initial 27 Acre Material") from the 27 Acre Impoundment prior to removing all of the Material from the 19 Acre Impoundment and restoring the 19 Acre Impoundment, as required by Section 1.1 of the Agreement. Prior to Buyer's excavation of any of the Initial 27 Acre Material and contemporaneously with Buyer's execution of this First Amendment, Buyer shall deliver to Seller the amount of Three Hundred Twenty Thousand Dollars ($320,000) as an estimated advanced payment for the Initial 27 Acre Material, with the final and actual amount being calculated and paid in full and/or adjusted accordingly after weighing as provided in Section 2.1 and 2.2 of the Agreement.

In January 2012, the Company sold 8,970.48 metric ton of the Material to Metamining, Inc., an entity under common control, and the Trust deducted $58,308.12 (8,970.48 metric ton at $6.50 per metric ton) for the shipment accordingly.

Financial Assurance, Net of Delay Costs, as Amended

Pursuant to the Agreement as amended Buyer shall post Financial Assurance as follows:

(i) Initial Financial Assurance payment in the amount of two million dollars ($2,000,000) in cash, deposited into a non-insured interest bearing account to be established and held in escrow by Seller (the "Financial Assurance Escrow Account") on the Effective Date (the "First Posting Date");	$2,000,000

(ii) An additional Financial Assurance in the amount of three million dollars ($3,000,000) in cash, deposited into the Financial Assurance Escrow Account not later than ninety (90) days following the First Posting Date (the "Second Posting Date);	3,000,000

(iii) Pursuant to amendment No. 3 to the Agreement, dated May 28, 2013, Seller released and forever transferred to Buyer from the Financial Assurance Escrow Account, the amount of One Million Dollars ($1,000,000) and agreed that the total amount of Financial Assurance due from Buyer under the Agreement shall be reduced proportionately.	(1,000,000)

(iv) The Third Financial Assurance deposit in the aggregate amount of three million dollars ($3,000,000) in installment payments by depositing into the Financial Assurance Escrow Account, to secure all of Buyer's obligations under the Agreement, the minimum amount of Two Hundred Thousand Dollars ($200,000) in cash no later than thirty (30) days following the date on which each and every vessel departs the dock facility with a Material shipment until such time as the full amount of the Third Financial Assurance has been received and any and all Financial Assurance amounts drawn on have been replenished. Notwithstanding anything herein to the contrary, all amounts to be deposited in connection with the Third Financial Assurance deposit and replenishment of the Financial Assurance must be deposited into the Financial Assurance Escrow Account by no later than May 4, 2015, unless otherwise extended by the Seller in its sole discretion.

3,000,000

$7,000,000

Delay Costs

Per amendment No. 3 to the Agreement, dated May 28, 2013, Buyer agreed to, and ratified the Seller's withdrawal of Delay Costs in the amount of $1,190,000 from the Financial Assurance Account and waived any and all claims with respect to such withdrawal.

Site Preparation Costs

Site preparation costs such as site clearance, haul road improvements, electrical work, geotechnical testing, and shipping method design are capitalized and amortized on a unit-of-production basis.

Summary of Prepayment Funds, Financial Assurance and Site Preparation Costs

	June 30, 2014	December 31, 2013

Prepayment funds	$261,692	$261,692

Financial assurance, net of delay costs	$2,810,000	$2,810,000

Site preparation costs	$5,571,865	$5,437,814

Note 5 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Songqiang Chen	Chairman, CEO and stockholder

Metamining Inc.	An entity controlled by the Chairman and CEO

Metawise Group, Inc.	The Parent Company

Kelson Management, Inc.	An entity controlled by the Chairman and CEO

Loans payable – related parties

Loans payable - related parties consisted of the following:

	June 30, 2014	December 31, 2013

Loans payable from, Metamining Inc., a related party, with interest at 5%, per annum, with due dates ranging from September 17, 2014 through November 1, 2014 and repaid $1,217,046 during the six months ended June 30, 2014	$469,050	$1,686,096

Loan payable from Kelson Management, Inc., a related party, with interest at 8%, per annum, due November 21, 2014	1,355,000	1,355,000

Loans payable from Sino Vantage, a related party, with interest at 8%, per annum, due December 31, 2014	1,400,000	-

	$3,224,050	$3,041,096

Note 6 – Asset Retirement Obligations

The Company accounts for restoration costs in accordance with FASB ASC 410-20, Accounting for Asset Retirement Obligations.

Pursuant to Section 4 Scope of Services of the Master Material Management Services Agreement, in addition to removing, handling, excavating, managing, sampling, drying, dewatering, temporarily storing, securing, staging, packing, loading, weighing and otherwise processing the material, promptly following the removal of all Material from any impoundment, the Company shall be responsible for backfilling such Impoundments with clean fill and grading and revegetating the backfilled areas, all in accordance with the Approved Material Management Plan and/or otherwise required by the Company (the "Restoration Work").

The Company estimate its ARO liabilities for restoration cost based upon calculations of the amount and timing of the future cash cost for a third party to perform the required work. Cost estimates are discounted at the credit-adjusted, risk-free rate. The credit-adjusted, risk-free interest rates were 9.35% at December 31, 2013 and 2012. The Company record an ARO asset associated with the discounted liability for final restoration cost. Accretion on the ARO begins at the time the liability is incurred. Upon initial recognition of a liability, a corresponding amount is capitalized as part of the carrying amount of the related long-lived asset.

A reconciliation of the beginning and ending aggregate carrying amount of asset retirement obligations are as follows:

	June 30, 2014	December 31, 2013
Beginning balance	$1,978,620	$1,804,432

Additions	-	-

Revisions	-	-

Settlements	-	-

Accretion expense	95,502	174,188

Ending Balance	$2,074,122	$1,978,620

Note 7 – Commitments and Contingencies

Master Material Management Services Agreement

On August 8, 2012 (the "Effective Date"), the Company entered into a Master Material Management Services Agreement (the “Agreement”) with Sunrise for the Contractor to manage certain former processed materials (the "Material") of the Company.

Certain key terms and conditions of the Agreement are as follows:

1.             Term

The agreement shall have an initial term of one (1) year from the Effective Date and shall continue in effect from year to year thereafter, provided, however, that either party may terminate this agreement at any time upon thirty (30) days' prior written notice to the other party.

2.             Operation Location

The Materials are located at the Facility on or in the Impoundments.

3.             Equipment

Sunrise will provide all operational equipment related to loading and unloading of the Material that are related to its services at its own expense, procure and maintenance. Sunrise will also operate and maintain the production equipment provided by the Company. Sunrise will not be liable for the pre-existing equipment at site before Sunrise signed this agreement.

4.             Scope of Services

Sunrise shall be responsible for removing, handling, excavating, managing, sampling, drying, dewatering, temporarily storing, securing, staging, packing, loading, weighing and otherwise processing the Material within the Facility's boundaries (collectively, "Material Management") and in accordance with the Materials Management and Shipping Plan to be approved by Greenfield Environmental Multistate Trust LLC ("Greenfield"), and in strict compliance with all applicable laws. In addition, promptly following the removal of all Material from any impoundment, Contractor shall be responsible for backfilling such Impoundment with clean fill and grading and revegetating the backfilled areas, all in accordance with the Approved Material Management Plan and/or otherwise required by the Company (the "Restoration Work").

5.             Rate

5.1.	At Facility. Rate which covers the equipment and services as mentioned in Clause 4.1 At Facility is $5.00 per metric ton.

5.2.

At Port. The Rates charged by Sunrise for the equipment and services as mentioned in Clause 4.2 At Port is $7.00 per metric ton. Those rates include Sunrise's typical dockage, wharfage, line handling and other incidental costs. Sunrise will issue invoice to the Company after each shipment based on the ocean bill of lading weight.

5.3.	Service Charge. The service charge of 10% of total production set up amount will be paid at end of each month to cover insurance, pre-set up ground work, temporary power to the site, and etc.

Operating Lease

(i)     Operating Lease - San Mateo Office

On February 22, 2011, the Company entered into a non-cancelable operating lease for office space for a period of thirty-six (36) months commencing April 1, 2011 and ending March 31, 2014.

On March 24, 2014, the Company renewed the non-cancelable operating lease for office space with the same terms and conditions for a period of thirty-six (36) months commencing April 1, 2014 and ending May 31, 2017.

Future minimum payments required under this non-cancelable operating lease are as follows:

Year ending December 31:

2014(remaining)	$37,809

2015	133,233

2016	138,035

2017	58,815

$435,709

Litigation

On or about May 15, 2012, Progressive Environmental Services, Inc., d/b/a Eagle-SWS ("SWS"), filed a lawsuit seeking damages and other relief against Metawise. The Lawsuit claimed that Metawise breached its contractual obligation to pay SWS for services provided by SWS on a project (the "Project") in Theodore, Alabama that involved the recovery, transportation and shipment of iron ore fines. SWS was Metawise's contractor on the Project in 2011 and 2012. In the complaint, SWS claimed damages totaling $1,922,366, plus costs of suit, prejudgment interest and attorneys' fees.

For financial statements reporting purpose the Company accrued the entire balance claimed by SWS in this litigation.

Note 8 – Stockholders’ Equity

Common Shares Authorized and Issued

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares all of which shall be Common Stock, with no par value.

Additional Paid-in Capital

For the reporting period ended December 31, 2011 and 2010, Metawise contributed $7,165,823 and $953,904 as capital, respectively.

For the reporting period ended December 31, 2013 and 2012, Metawise contributed $1,426,944 and $4,392,755 as capital, respectively.

Note 9 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On April 15, 2014, Armco Metals Holdings, Inc. ("AMCO") entered into a Share Exchange Agreement (the “Agreement”) with Draco Resources, Inc. and its shareholders (the “Draco Resources Shareholders”). Pursuant to the terms and conditions of the Agreement between the parties, AMCO plans to acquire 100% of the issued and outstanding capital stock of Draco Resources in exchange AMCO desires to acquire the Draco Resources Shares from the Shareholders in exchange for 13,950,000 shares of its post-split common stock (the “AMCO Shares”) and a Series C stock purchase warrant (the "Series C Warrant"). The Series C Warrant is exercisable for five years at any time, following a 1:10 reverse stock split of AMCO common stock, into 3,000,000 shares of AMCO post-split common stock at an exercise price of $3.40 per share. The parties made customary representations and warranties and agreed to customary covenants in the Agreement. Upon the completion of the acquisition, the number of shares which Draco Resources Shareholders will receive from AMCO represents approximately 74.64% of the issued and outstanding common stock of AMCO immediately after the consummation of the Agreement. The closing of the acquisition is subject to approvals by AMCO shareholders, the New York Stock Exchange and any applicable governmental regulatory agencies.

On August 15, 2014, AMCO, Draco Resources Shareholders, Draco Resources Shareholders, and Metawise Group, Inc. amended the Agreement. Pursuant to the terms and conditions of the amended Agreement between the parties, upon the approval of the Amendment to AMCO's Articles of Incorporation to increase the number of AMCO's authorized shares of common stock from 74,000,000 shares to 200,000,000 shares, AMCO desires to acquire and Draco Shareholders desire to exchange a 40% of the Draco Resources Shares in exchange for 51,000,000 shares of AMCO’s common stock (the" AMCO Shares"). Armco acknowledges and agrees to pay China Direct Investments, Inc. and Shanghai Heqi Investment Center (Limited Partner) or their designees 2,400,000 shares each of AMCO common stock, or 4,800,000 shares in aggregate, in connection with the transaction contemplated by this Agreement as Finder's Fee. (the "Finder's Fee"). Upon the completion of the acquisition, the number of shares which Draco Resources Shareholders will receive from AMCO represents approximately 46.0% of the issued and outstanding common stock of AMCO immediately after the consummation of the Agreement. The closing of the acquisition is subject to approvals by AMCO shareholders, the New York Stock Exchange and any applicable governmental regulatory agencies.

APPENDIX A

THIRD AMENDMENT TO ARMCO METALS HOLDINGS, INC.’S

AMENDED AND RESTATED

2009 STOCK OPTION PLAN

Armco Metals Holdings, Inc. (the “Company”) previously approved and adopted the Amended and Restated 2009 Stock Option Plan (the “Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to its shareholders. By this Amendment, the Company desires to amend the Plan to increase the number of shares available under the Plan.

1.     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2.     The effective date of this Amendment to the Plan shall be [____], 2014, upon the stockholders’ approval.

3.     Section 4.1 of the Plan is amended and restated in its entirety as follows:

4.1   Number of Shares Available for Awards

“Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be no greater than 11,200,000 shares of Stock, all of which may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.”

4.     This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on this [______], 2014.

Armco Metals Holdings, Inc.
By:
Its:

APPENDIX B

 SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made and entered in this ___15__ day of April 2014 by and among Armco Metals Holdings, Inc., a Nevada corporation (“AMCO”), Draco Resources, Inc., a California corporation (“Draco Resources”), and Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang and Hongbing Lin (collectively the “Shareholders”).

RECITALS:

A.     The Shareholders own 100% of the issued and outstanding capital stock of Draco Resources (the “Draco Resources Shares”).

B.     AMCO desires to acquire the Draco Resources Shares from the Shareholders in exchange for 13,950,000 shares of its post-split common stock (the “AMCO Shares”) and a Series C stock purchase warrant (the "Series C Warrant"). The Series C Warrant is exercisable for five years at any time, following a 1:10 reverse stock split of our common stock, into 3,000,000 shares of our post-split common stock at an exercise price of $3.40 per share.

C.     The Shareholders desire to exchange its Draco Resources Shares for the AMCO Shares upon the terms and conditions set forth herein.

D.     It is the intention of the parties hereto that: (i) AMCO shall acquire the Draco Resources Shares solely for the consideration set forth below (the “Exchange”); (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”), and under the applicable securities laws of the jurisdiction where the Shareholders resides.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

Section 1. Exchange of Shares

1.1     Exchange of Shares. On the Closing Date (as hereinafter described) the Shareholders shall tender the Draco Resources Shares to AMCO, and AMCO shall issue the AMCO Shares to the Shareholders in exchange therefor. The designations, rights and preferences of the Common Shares are set forth on Exhibit A attached hereto and incorporated herein by such reference.

1.2     Delivery of Draco Resources Shares and the AMCO Shares. On the Closing Date, the Shareholders will deliver to AMCO the certificate(s) representing the Draco Resources Shares, duly endorsed for transfer (or with executed stock power(s)) so as to convey good and marketable title to the Draco Resources Shares to AMCO, and, simultaneously therewith, AMCO will deliver certificates evidencing the AMCO Shares to the Shareholders, registered to the Shareholders.

Section 2. Representations and Warranties of the Shareholders

The Shareholders represents and warrants to AMCO as follows:

2.1     Authorization; Enforceability; No Breach. The Shareholders has all necessary power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of the Shareholders enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by the Shareholders and the consummation of the transactions contemplated hereby will not:

(a)     violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute ( or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Shareholders are parties or by or to which their or any of their assets or properties may be bound or subject;

(b)     violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Shareholders, or upon the properties or business of the Shareholders; or

(c)     violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of the Shareholders.

2.2     Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving the Shareholders or their properties or rights which (a) could reasonably be expected to have a material adverse effect on the Shareholders taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

2.3     Information on Shareholders. The Shareholders are “accredited investors,” as such term is defined in Regulation D promulgated under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and, with their representatives, has such knowledge and experience in financial, tax and other business matters as to enable them to utilize the information made available by AMCO to evaluate the merits and risks of and to make an informed investment decision with respect to this Agreement, which represents a speculative investment. Shareholders are able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

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2.4     Investment Intent. Shareholders understands that the AMCO Shares have not been registered under the Securities Act, that the Exchange commences a new holding period for the AMCO Shares, and the AMCO Shares, or any shares of AMCO’s common stock underlying the AMCO Shares, may not be sold, assigned, pledged, transferred or otherwise disposed of unless the AMCO Shares are registered under the Securities Act or an exemption from registration is available. Shareholders represent and warrant that they are acquiring the AMCO Shares for its own account, for investment, and not with a view to the sale or distribution of the AMCO Shares except in compliance with the Securities Act. Each certificate representing the AMCO Shares will have the following or substantially similar legend thereon:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless, in the opinion of counsel satisfactory to the Company, registration is not required under the Act or any applicable state securities laws.”

2.5     Ownership of Draco Resources Shares. Shareholders are the sole record and beneficial owners of the Draco Resources Shares, all of which shares are owned free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Shareholders to sell or transfer to any third person any or all of the Draco Resources Shares owned by Shareholders, or any interest therein. Shareholders have the power to enter into this Agreement and to carry out their obligations hereunder.

2.6     Brokers or Finders. No broker's or finder's fee will be payable by AMCO in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by AMCO.

Section 3. Representations and Warranties of Draco Resources

Draco Resources hereby represents and warrants to AMCO as follows:

3.1     Organization and Good Standing. Draco Resources is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. Draco Resources is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Draco Resources has no subsidiaries.

3.2     Authorization; Enforceability; No Breach. Draco Resources has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Draco Resources enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by Draco Resources and the consummation of the transactions contemplated hereby will not:

(a)     violate any provision of the Articles of Incorporation or By-Laws of Draco Resources;

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(b)     violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute ( or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Draco Resources is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)     violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Draco Resources or upon the properties or business of Draco Resources; or

(d)     violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of Draco Resources.

3.3     Compliance with Laws. Draco Resources has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of Draco Resources taken as a whole.

3.4     Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Draco Resources or its properties or rights which (a) could reasonably be expected to have a material adverse effect on Draco Resources taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

3.5     Real Estate. The Draco Resources Financial Statements (as hereinafter defined) set forth all real property owned by Draco Resources and Draco Resources is the exclusive investor and buyer of an iron stockpile under contracts (the "Contracts"), true and correct copies of which have been previously provided to AMCO. The Contracts are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such Contract any default by Draco Resources or, to Draco Resources’ knowledge, of any event that, with notice or lapse of time or both, would constitute a default by Draco Resources or, to Draco Resources’ s knowledge, by any other person. All charges currently due and payable under the Contracts have been paid.

3.6     Assets. Draco Resources owns all rights, title and interest in and to its assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances.

3.7     Contracts. Schedule 3.7 sets forth all contracts to which Draco Resources is a party. Other than as set forth on Schedule 3.7, Draco Resources is not a party to any contracts, agreements, engagement letters, or other understandings which bind Draco Resources or its assets.

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3.8     Financial Statements. Draco Resources has previously delivered to AMCO Balance sheets at December 31, 2013, 2012 and 2011, Statements of operations for the year ended December 31, 2013, 2012 and 2011 and for the period from January 1, 2010 (inception) through December 31, 2013, Statement of stockholders’ equity for the period from January 1, 2010 (inception) through December 31, 2013 and Statements of cash flows for the year ended December 31, 2013, 2012 and 2011 and for the period from January 1, 2010 (inception) through December 31, 2013 (the “Draco Resources Financial Statements”). The Draco Resources Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved.

3.9     No Material Adverse Change. Since the date of the Draco Resources Financial Statements, there has been no material adverse change in the assets, operations, financial condition or prospects of Draco Resources, taken as a whole.

3.10     Books and Records. The financial records of Draco Resources accurately reflect in all material respects the information relating to the business of Draco Resources, the location and collection of its assets, the nature of all transactions giving rise to the obligations or accounts receivable of Draco Resources.

3.11     Notes Payable; Liabilities. Draco Resources has previously delivered to AMCO copies of notes payable in the aggregate amount of $_______0_______ (the “Notes”) to the payees and in the amounts set forth on Schedule 3.11 hereto. Draco Resources has not suffered or incurred any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, including without limitation, liabilities on account of taxes, other governmental charges or legal proceedings, nor does Draco Resources have any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of Draco Resources (or in the notes thereto). (the “Draco Resources Liabilities”) other than (a) as set forth in the Draco Resources Financial Statements, or (b) previously discharged Draco Resources Liabilities.

3.12     Off Balance Sheet Arrangements. Draco Resources is not a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Draco Resources, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance-sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”))), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Draco Resources or its affiliates.

3.13     Capitalization. The authorized capital stock of Draco Resources consists of __100,000,000__ shares of common stock of which ____10,000____ shares are presently issued and outstanding. Such shares of common stock are owned of record and beneficially by the Shareholders. Draco Resources has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of Draco Resources. All of the Draco Resources Shares are duly authorized and validly issued, fully paid and non-assessable.

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3.14     Taxes. All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Draco Resources for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. Draco Resources has no outstanding tax liabilities and has not received notice of any tax inquiry or audit against it.

3.15     Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Draco Resources. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving Draco Resources or any of its properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding

3.16     Full Disclosure. No representation or warranty by Draco Resources in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to AMCO pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Draco Resources.

3.17 Brokers or Finders. Draco Resources acknowledges and agrees to pay to China Direct Investments, Inc. and its designees 600,000 shares of AMCO common stock and pay to Shanghai Heqi Investment Center (Limited Partner) and its designees 600,000 shares of AMCO common stock in connection with the transaction contemplated by this Agreement as Finder's fee. (the "Finder's Fee"). The Finder's Fee is part of 13,950,000 shares of AMCO common stock that the Shareholders receive by this Agreement.

Section 4. Representations and Warrants of AMCO

AMCO represent and warrants to Shareholders and Draco Resources as follows:

4.1     Organization and Good Standing. AMCO is a corporation duly organized, validly existing and in good standing under the laws of California, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. AMCO is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. AMCO’s subsidiaries, and its ownership interest in each, are set forth in its AMCO SEC Documents (as hereinafter defined).

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4.2     Authorization; Enforceability; No Breach. AMCO has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of AMCO enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by AMCO and the consummation of the transactions contemplated hereby will not:

(a)     violate any provision of the Articles of Incorporation or By-Laws of AMCO;

(b)     violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute ( or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which AMCO is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)     violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Draco Resources, or upon the properties or business of AMCO;

(d)     violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of AMCO.

4.3     The AMCO Securities. The AMCO Securities to be issued to the Shareholders have been, or on or prior to the Closing will have been, duly authorized by all necessary corporate and Shareholders actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

4.4     AMCO Financial Statements and SEC Documents. AMCO’s audited balance sheets at December 31, 2013 and 2012, and the related statements of operations and shareholders’ equity for each the two fiscal years then ended (collectively, the “AMCO Financial Statements”) have been filed by AMCO with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. The AMCO Financial Statements have been prepared in accordance with GAAP. AMCO has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since _____June 27, 2008_____ (the “AMCO SEC Documents”). As of their respective dates or, if amended, as of the date of such amendment, the AMCO SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the AMCO SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by AMCO from the SEC or its staff. There has been no material correspondence between the SEC and AMCO since ______ June 27, 2008_______ that is not available on the SEC’s Electronic Data Gathering and Retrieval database. Except (a) as reflected or reserved against in AMCO’s most recent unaudited balance sheets (or stated in the notes thereto) at ______September 30, 2013______ included in the AMCO SEC Documents and (b) for liabilities and obligations incurred since ____June 27, 2008____ in the ordinary course of business consistent with past practice (the “AMCO Liabilities”), and AMCO does not have any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of AMCO (or in the notes thereto).

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4.5     No Material Adverse Changes. Since the date of the AMCO Financial Statements, there has been no material adverse change in the assets, operations, financial condition or prospects of AMCO, taken as a whole.

4.6     Compliance with Laws. AMCO has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business or financial condition of AMCO.

4.7     Litigation. There is no action, suit or proceeding pending or threatened, or any investigation, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving AMCO or any of AMCO's properties or rights which (a) could reasonably be expected to have a material adverse effect on AMCO taken as a whole, or (b) could reasonably be expected to materially and adversely affect consummation of any of the transactions contemplated by this Agreement.

4.8     Capitalization. The authorized capital stock of AMCO consists of (i) 74,000,000 shares of common stock, of which there are presently issued and outstanding the number of shares of common stock set forth on Schedule 4.8.. AMCO has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the unissued shares of capital stock of AMCO except as set forth in the AMCO SEC Documents. All of the issued and outstanding capital stock of AMCO has been duly authorized and validly issued, fully paid and non-assessable, and was issued in compliance with applicable securities laws.

4.9     Taxes. All required tax returns or federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by AMCO for all years for which such returns are due unless an extension for filing any such return has been properly prepared and filed. Any and all federal, state, county, municipal, local, foreign and other taxes, assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. AMCO has no outstanding tax liabilities and has not received notice of any tax inquiry or audit against it.

4.10     Full Disclosure. No representation or warranty by AMCO in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to AMCO pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of AMCO.

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4.11     Brokers or Finders. No broker's or finder's fee will be payable by AMCO in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by AMCO.

Section 5. Covenants

5.1     Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waiver in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

5.2     Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.3     Further Assurances. The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.4     Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)     at the time of disclosure was public knowledge;

(b)     after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)     the receiving party had within its possession at the time of disclosure.

5.5     Stock Certificates and Consideration. At the Closing, the Shareholders shall have delivered the certificates representing the Draco Resources Shares duly endorsed (or with executed stock powers) so as to make AMCO the sole owner thereof. At such Closing, AMCO shall issue to the Shareholders the AMCO Shares as provided herein.

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5.6     No Change to Capitalization. From the date hereof and continuing to the Closing Date, neither AMCO nor Draco Resources shall issue any shares of capital stock or any securities convertible into capital stock, or enter into any agreement to do so.

Section 6. The Closing

The Closing shall take at a time and place mutually agreed upon by AMCO, Draco Resources and the Shareholders following satisfaction or waiver of all conditions precedent to Closing (the “Closing”). At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby, including evidence of due authorization of the Agreement and the transactions contemplated hereby. AMCO will seek its shareholder approval for such exchange by this Agreement.

Section 7. Conditions Precedent to Closing

7.1     Conditions Precedent to the Obligation of AMCO to Issue the AMCO Shares. The obligation of AMCO to issue the AMCO Shares to the Shareholders and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for AMCO's sole benefit and may be waived by AMCO at any time in its sole discretion.

(a)     The representations and warranties of Draco Resources and the Shareholders will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time;

(b)     Draco Resources and the Shareholders shall have performed all agreements and satisfied all conditions required to be performed or satisfied by them at or prior to the Closing;

(c)     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)     There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Draco Resources that is material and adverse to Draco Resources, taken as a whole;

(e)     The Shareholders shall have delivered to AMCO the certificate(s) representing the Draco Resources Shares, duly endorsed for transfer (or with executed stock power(s);

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(f)     The Shareholders shall have delivered the books and records of Draco Resources to AMCO; and

(g)     Draco Resources and the Shareholders shall have delivered to AMCO such other documents relating to the transactions contemplated by this Agreement as AMCO may reasonably request.

7.2     Conditions Precedent to the Obligation of the Shareholders to Exchange Its Draco Resources Shares. The obligation of the Shareholders to exchange its Draco Resources Shares for the AMCO Shares and to otherwise consummate the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Shareholders’ sole benefit and may be waived by the Shareholders at any time in its sole discretion.

(a)     The representations and warranties of AMCO will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time;

(b)     AMCO shall have performed all agreements and satisfied all conditions required to be performed or satisfied by it at or prior to the Closing;

(c)     AMCO shall revise its by-laws as may be required and appoint as directors four persons designated by the Shareholders;

(d)     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(e)     There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of AMCO that is material and adverse to AMCO, taken as a whole. AMCO shall have timely filed its Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC, which such report shall have been prepared in conformity with the rules and regulations of the SEC and shall contain the unqualified audit report of AMCO’s independent registered public accounting firm on its financial statements contained therein;

(f)     AMCO shall have filed an amendment to its Articles of Incorporation in the form attached hereto as Exhibit A designating the Common Shares;

(g)     AMCO’s common stock shall be quoted on the New York Stock Exchange;

(h)     AMCO shall have delivered the AMCO Shares to the Shareholders;

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(i)     AMCO shall have delivered to the Shareholders such other documents relating to the transactions contemplated by this Agreement as the Shareholders may reasonably request.

Section 8. Survival of Representations and Warranties of AMCO

Notwithstanding any right of the Shareholders fully to investigate the affairs of AMCO, the Shareholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of contained in this Agreement or in any document delivered by AMCO or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

Section 9. Survival of Representations and Warranties of The Shareholders

Notwithstanding any right of AMCO fully to investigate the affairs of Draco Resources, AMCO has the right to rely fully upon the representations, warranties, covenants and agreements of Draco Resources and the Shareholders contained in this Agreement or in any document delivered to AMCO by either entity or any of its respective representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

Section 10. Indemnification

10.1     Obligation of AMCO to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, AMCO hereby agrees to indemnify, defend and hold harmless the Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of AMCO contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

10.2     Obligation of the Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, the Shareholders agrees to indemnify, defend and hold harmless AMCO to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

Section 11. Miscellaneous

11.1     Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

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11.2     Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

11.3     Binding Agreement; Assignment. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable except by operation of law.

11.4     Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

The Shareholders:	1065 E. Hillsdale Blvd., Suite 318 Foster City, CA 94406

Draco Resources:	1065 E. Hillsdale Blvd., Suite 315 Foster City, CA 94406

AMCO:	One waters park drive, Suite 98 San Mateo CA 94403

with a copy to:	AMCO’s registered agent as reflect in the public records of the Secretary of State of Nevada

Any notice or statement given under this Agreement shall be deemed to have been given if sent by certified mail, return receipt requested, overnight courier or personal delivery, to the other party(ies) at the addresses indicated above or at such other address or number as may be furnished in writing in accordance with this paragraph.

11.5     Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of ____San Mateo____, State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

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11.6     Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

11.7     Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the purchase and issuance of the Draco Resources Shares and the AMCO Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

11.8     Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

11.9     Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

11.10     Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. This Agreement may be executed and delivered by facsimile transmission and when so executed and delivered shall have the same effect as if the receiving party had received an original counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ARMCO METALS HOLDINGS, INC.

By:	/s/ Kexuan Yao
Kexuan Yao,
Chief Executive Officer

DRACO RESOURCES, INC.

By:	/s/ Songqiang Chen
Songqiang Chen
Chief Executive Officer

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DRACO RESOURCES, INC. SHAREHOLDERS

Shareholder's Name	Ownership%
Songqiang Chen	39.6424% (5,054,400 AMCO shares)
Jian Fang	13.7255% (1,750,000 AMCO shares)
Changlin Yan	12.5490% ( 1,600,000 AMCO shares)
Hongye Chen	11.7647% ( 1,500,000 AMCO shares)
Fangjie Wang	11.7647% ( 1,500,000 AMCO shares)
Honglin Zhang	4.8941% ( 624,000 AMCO shares)
Tong Huang	4.4047% ( 561,600 AMCO shares)
Hongbing Lin	1.2549% ( 160,000 AMCO shares)

Total AMCO shares: 12,750,000

INDEX OF EXHIBITS AND SCHEDULES

Exhibit A	Articles of Amendment to the Articles of Incorporation of AMCO Corporation containing the designations, rights and preferences of the Common Stock

Schedule 3.7	Draco Resources Contracts

Schedule 3.11	Draco Resources Notes

Schedule 4.8	AMCO Corporation listing of the outstanding and issued common stock as of April 15 , 2014

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Amendment to SHARE EXCHANGE AGREEMENT

             THIS AMENDMENT TO SHARE EXCHANGE AGREEMENT (the “Amendment”) is made and entered in this 7TH day of May 2014 by and among Armco Metals Holdings, Inc., a Nevada corporation (“AMCO”), Draco Resources, Inc., a California corporation (“Draco Resources”), Metawise Group Inc., a California corporation (“Metawise”), and Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang and Hongbing Lin (collectively the “Shareholders”)

RECITALS:

A.	The Shareholders own 100% of the issued and outstanding capital stock of Metawise (the “Metawise Shares”)

B.	Metawise owns 100% of the issued and outstanding capital stock of Draco Resources (the “Draco Resources Shares”)

C.	The Shareholders own 100% of the issued and outstanding stock of Draco Resources through their ownership of Metawise Shares.

D.	Metawise agrees all terms and conditions of SHARE EXCHANGE AGREEMENT executed by AMCO, Draco Resources, and Shareholders on April 15, 2014.

NOW, THEREFOR, in consideration of the mutual covenants, agreements, representations and warranties contained in this Amendment and SHARE EXCHANGE AGREEMENT, the parties hereto agree as follows:

SECTION 1. AMENDMENT to add Metawise

1.1

ADD Metawise to the SHARE EXCHANGE AGREEMENT. On the execution day of this Amendment, all parties agreed to add Metawise to the SHARE EXCHANGE AGREEMENT made and entered by AMCO, Draco Resources, and Shareholders.

1.2	Notices to Metawise. Until otherwise specified in writing, the mailing addresses of Metawise shall be as follows:

Metawise: 1065 E. Hillsdale Blvd., Suite 318

                    Foster City, CA 94406

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                IN WITNESS WHEREOF, the parties have executed this Amendment to SHARE EXCHANGE AGREEMENT on the date first above written.

ARMCO METALS HOLDINGS, INC.

By: /s/ Kexuan Yao

         Kexuan Yao,

         Chief Executive Officer

DRACO RESOURCES, INC.

By: /s/ Songqiang Chen

       Songqiang Chen,

       Chief Executive Officer

METAWISE GROUP, INC.

By: /s/ Songqiang Chen

       Songqiang Chen,

       Chief Executive Officer

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Amendment No. 2 to SHARE EXCHANGE AGREEMENT

      THIS AMENDMENT NO.2 TO SHARE EXCHANGE AGREEMENT (the "Amendment No. 2") is made and entered on August 25, 2014 by and among Armco Metals Holdings, Inc., a Nevada corporation ("AMCO"), Draco Resources, Inc., a California corporation ("Draco Resources"), Metawise Group Inc., a California corporation ("Metawise") and Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang and Hongbin Lin (collectively the "Shareholders"), refer to the Share Exchange Agreement ("Agreement")signed on April 15, 2014 and the Amendment to Share Exchange Agreement ("Amentment") signed on May 7, 2014.

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in Share Exchange Agreement, Amendment and Amendment No. 2, the parties hereto agree as follows:

1. The clause regarding the share exchange under Recitals of the Agreement is hereby    amended below. The Parties agree to delete Recitals B in the Agreement and replace it with:

B. Upon the approval of the Amendment to AMCO's Articles of Incorporation to increase the number of AMCO's authorized shares of common stock from 74,000,000 shares to 200,000,000 shares, AMCO desires to acquire 40% of the Draco Resources Shares from the Shareholders in exchange for 51,000,000 shares of its common stock (the "AMCO Shares").

2. The clause regarding the share exchange under Recitals of the Agreement is hereby amended below. The Parties agree to delete Recitals C in the Agreement and replace it with:

C. The Shareholders desire to exchange 40% of its Draco Resources Shares for the AMCO Shares upon the terms and conditions set forth herein.

3. The clause regarding the finder's fee under Section 2.6 of the Agreement is hereby amended below. The Parties agree to delete Section 2.6 in the Agreement and replace it with:

2.6 Brokers or Finders. Armco acknowledges and agrees to pay to China Direct Investments, Inc. and its designees 2,400,000 shares of AMCO common stock and pay to Shanghai Heqi Investment Center (Limited Partner) and its designees 2,400,000 shares of AMCO common stock in connection with the transaction contemplated by this Agreement as Finder's Fee. (the "Finder's Fee").

4. The clause regarding the finder's fee under Section 3.17 of the Agreement is hereby amended below. The Parties agree to delete Section 3.17 in the Agreement and replace it with:

3.17 Brokers or Finders. No broker's or finder's fee will be payable by Draco Resources in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Draco Resources.

5. The clause regarding the finder's fee under Section 4.11 of the Agreement is hereby amended below. The Parties agree to delete Section 4.11 in the Agreement and replace it with:

4.11 Brokers or Finders. Armco acknowledges and agrees to pay to China Direct Investments, Inc. and its designees 2,400,000 shares of AMCO common stock and pay to Shanghai Heqi Investment Center (Limited Partner) and its designees 2,400,000 shares of AMCO common stock in connection with the transaction contemplated by this Agreement as Finder's Fee.

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6. The amount of AMCO shares distributed to the Shareholders is hereby amended below.

Shareholder's Name	Ownership%
Songqiang Chen	39.6424% (20,217,600 AMCO shares)
Jian Fang	13.7255% (7,000,000 AMCO shares)
Changlin Yan	12.5490% ( 6,400,000 AMCO shares)
Hongye Chen	11.7647% ( 6,000,000 AMCO shares)
Fangjie Wang	11.7647% ( 6,000,000 AMCO shares)
Honglin Zhang	4.8941% ( 2,496,000 AMCO shares)
Tong Huang	4.4047% ( 2,246,400 AMCO shares)
Hongbing Lin	1.2549% ( 640,000 AMCO shares)
Total AMCO Shares: 51,000,000

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IN WITNESS WHEREOF, the parties have executed this Amendment to SHARE EXCHANGE AGREEMENT on the date first above written.

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Amendment No. 3 to SHARE EXCHANGE AGREEMENT

      THIS AMENDMENT NO.3 TO SHARE EXCHANGE AGREEMENT (the "Amendment No. 2") is made and entered on September 22, 2014 by and among Armco Metals Holdings, Inc., a Nevada corporation ("AMCO"), Draco Resources, Inc., a California corporation ("Draco Resources"), Metawise Group Inc., a California corporation ("Metawise") and Songqiang Chen, Jian Fang, Changli Yan, Hongye Chen, Fajie Wang, Tong Huang, Honglin Zhang and Hongbin Lin (collectively the "Shareholders"), refer to the Share Exchange Agreement ("Agreement")signed on April 15, 2014, the Amendment to Share Exchange Agreement signed on May 7, 2014 (the "Amendment No.1") and the Amendment to Share Exchange Agreement signed on August 25, 2014 (the "Amendment No. 2").

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in Share Exchange Agreement, Amendment No. 1 and Amendment No. 2, the parties hereto agree as follows:

1. The clause regarding the share exchange under Recitals of the Agreement and the Amendment No. 2 is hereby amended below. The Parties agree to delete Recitals B in the Agreement and the Amendment No. 2 and replace it with:

B. Upon the approval of the Amendment to AMCO's Articles of Incorporation to increase the number of AMCO's authorized shares of common stock from 74,000,000 shares to 200,000,000 shares, AMCO desires to acquire 31.37% of the Draco Resources Shares from the Shareholders in exchange for 40,000,000 shares of its common stock (the "AMCO Shares").

2. The clause regarding the share exchange under Recitals of the Agreement and the Amendment No. 2 is hereby amended below. The Parties agree to delete Recitals C in the Agreement and the Amendment No. 2 and replace it with:

C. The Shareholders desire to exchange 31.37% of its Draco Resources Shares for the AMCO Shares upon the terms and conditions set forth herein.

3. The amount of AMCO shares distributed to the Shareholders is hereby amended below.

Shareholder's Name	Ownership%
Songqiang Chen	39.6424% (15,856,960 AMCO shares)
Jian Fang	13.7255% (5,490,200 AMCO shares)
Changli Yan	12.5490% ( 5,019,600 AMCO shares)
Hongye Chen	11.7647% ( 4,705,880 AMCO shares)
Fajie Wang	11.7647% ( 4,705,880 AMCO shares)
Honglin Zhang	4.8941% ( 1,957,640 AMCO shares)
Tong Huang	4.4047% ( 1,761,880 AMCO shares)
Hongbing Lin	1.2549% ( 501,960 AMCO shares)
Total AMCO Shares: 40,000,000

IN WITNESS WHEREOF, the parties have executed this Amendment to SHARE EXCHANGE AGREEMENT on the date first above written.

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APPENDIX C

FAIRNESS OPINION

July 2, 2014

Fairness Opinion Report

Scalar

Prepared for

Armco Metal Holdings, Inc.

San Francisco Office
388 Market Street, Suite 1300
San Francisco, CA 94111
+1 (415) 489-0372

Boston Office
One Broadway, 14th Floor
Cambridge, MA 02142
+1 (617) 684-5510

Salt Lake City Office
11339 South 700 East, Suite 101, Sandy, UT 84070
+1 (801) 413-3930

South America Office
Av. Rafael Nunez 3835 Of. 10
Cordoba - 5000
Cordoba, Argentina
+54 (0351) 568-1850 Ext.888

July 2, 2014

Board of Directors
Armco Metal Holdings, Inc.

Members of the Board:

We understand that Armco Metal Holdings, Inc. ("AMCO") has entered into a stock purchase agreement to acquire 100% of Draco Resources, Inc. ("Draco") via a stock and warrant exchange (the "Transaction"). Pursuant to the share exchange agreement (the "Share Exchange Agreement"), dated April 15, 2014,, by and among AMCO and Draco, and Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang, and Hongbing Lin (collectively the "Shareholders")., among other things: (i) AMCO will perform a 1:10 reverse stock split of its common stock; (ii) AMCO will acquire 100% of Draco's shares in exchange for 13,950,000 shares of its common stock and a Series C stock purchase warrant (the "Series C Warrant"), which is exercisable for five years at any time into 3,000,000 common shares of AMCO's common stock at an exercise price of $3.40 per share. Base on the closing price of price of AMCO as of April 15, 2014, and an estimated five-year volatility of the stock, the common shares and Series C Warrant (the "Purchase Consideration") being exchanged for Draco's shares are valued at approximately $55.7 million.

You have requested our opinion as to the fairness of the Purchase Consideration (as defined below), from a financial point of view, to the holders of the common stock of AMCO (our "Opinion").

Capitalized terms used herein shall have the meanings used in the Agreements unless otherwise defined herein.

The terms and conditions of the Transaction are more fully set forth in the Agreements furnished to us.

In connection with our review of the Transaction, and in arriving at our Opinion, we have: (i) reviewed and analyzed the financial terms of the Agreements; (ii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Draco that were furnished to us by AMCO; (iii) conducted brief discussions with members of senior management and representatives of AMCO and Draco concerning the matters described in clauses (i) and (ii) above, as well as its business and prospects before and after giving effect to the Transaction; (iv) compared the expected financial performance of Draco with that of certain other publicly-traded companies that we deemed relevant; and (v) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary or appropriate in arriving at our Opinion.

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We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of AMCO and Draco that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us inaccurate, incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of AMCO and Draco as to the expected future results of operations and financial condition of Draco. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied upon, with your consent, advice of the independent accountants and outside consultants to AMCO and Draco, and on the assumptions of the management of AMCO and Draco, as to all accounting, legal, tax and financial reporting matters with respect to Draco and the Agreements.

In arriving at our Opinion, we have assumed that the executed Agreements will not be modified or amended in any material aspects. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Transaction will be consummated pursuant to the terms of the Agreements without amendments thereto and (iv) all conditions to the consummation of the Transaction will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not adversely affect Draco or the contemplated benefits to the parties of the Transaction.

In arriving at our Opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Draco, nor have we evaluated the solvency of Draco under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this Opinion were going concern analyses, assuming the Transaction was consummated. We express no opinion regarding the liquidation value of Draco or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Draco or any of its affiliates is a party or may be subject, and at the direction of Draco and with its consent, our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that none of AMCO or Draco is party to any material pending transaction, including

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without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Transaction.

This Opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion. We have not undertaken to update, reaffirm or revise this Opinion or otherwise comment upon any events occurring after the date hereof, material information provided to us after the date hereof, or any change in facts or circumstances that occur after the date hereof, and do not have any obligation to update, revise or reaffirm this Opinion.

We have been engaged by the Board of Directors of AMCO to act as its financial advisor and we will receive a fee from AMCO for providing our services. We will also receive a fee for rendering this Opinion. Our fee is not contingent upon the consummation of the Transaction or the conclusions reached in our Opinion. Pursuant to our engagement agreement, AMCO has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain our independence.

This Opinion is provided to the Board of Directors of AMCO in connection with its evaluation of the Transaction and is not intended to be, and does not constitute, a recommendation to any stockholder of AMCO as to how such stockholder should act or vote with respect to the Transaction or any other matter. This Opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us or this Opinion be made, without our prior written approval.

This Opinion addresses solely the fairness to holders of AMCO Common Stock of the Purchase Consideration, from a financial point of view, and does not address any other terms or agreements relating to the Transaction or any other provisions of the Agreements or rights or obligations of any party set out in the Agreements. We were not requested to opine as to, and this Opinion does not address, the basic business decision to proceed with or effect the Transaction, the merits of the Transaction relative to any alternative transaction or business strategy that may be available to AMCO, AMCO's ability to fund the Purchase Consideration, or the fairness of the Transaction to any other class of securities, creditor or other constituency of AMCO. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Transaction, or any class of such persons, relative to the consideration to be paid in the Transaction or with respect to the fairness of any such compensation.

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Based upon and subject to the foregoing, it is our opinion that the Purchase Consideration is fair, from a financial point of view, to the holders of AMCO Common Stock as of the date hereof.

Sincerely,

Scalar Analytics

Date: July 2, 2014

Scalar Group, Inc. (dba Scalar Analytics)

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TABLE OF CONTENTS

Engagement Overview 1

Background 1

Engagement Purpose and Scope 1

Analysis Methodology 1

Sources of Information 1

Standard of Value 2

Premise of Value 3

Description of Proposed Transaction 3

Step I – Determine the Value of Draco 4

Analysis of Draco and Related Nonfinancial Information 4

Company Description 4

Financial Statement Analysis 4

Valuation Approaches and Methods Used 5

Market Approaches 5

Comparable Public Companies 5

Comparable Transactions 7

Income Approach 9

Discounted Cash Flow 9

WACC Determination 10

Determination of Range of Value 11

Determine the Value of the Purchase Consideration 12

Analyst Representation 13

Limiting Condition & Conclusion of Value 14

Assumptions and Limiting Conditions 14

Conclusion 16

Analyst Qualifications 17

Exhibits 18

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ENGAGEMENT OVERVIEW

BACKGROUND

We understand that Armco Metal Holdings, Inc. ("AMCO") has entered into a stock purchase agreement to acquire 100% of Draco Resources, Inc.. ("Draco") via a stock and warrant exchange (the "Transaction"). Pursuant to the share exchange agreement (the "Share Exchange Agreement"), dated April 15, 2014,, by and among AMCO and Draco, and Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang, and Hongbing Lin (collectively the "Shareholders")., among other things: (i) AMCO will perform a 1:10 reverse stock split of its common stock; (ii) AMCO will acquire 100% of Draco's shares in exchange for 13,950,000 shares of its common stock and a Series C stock purchase warrant (the "Series C Warrant"), which is exercisable for five year at any time into 3,000,000 common shares of AMCO's common stock at an exercise price of $3.40 per share. Base on the closing price of price of AMCO as of April 15, 2014, and an estimated five-year volatility of the stock, the common shares and Series C Warrant (the "Purchase Consideration") being exchanged for Draco's shares are valued at approximately $55.7 million.

ENGAGEMENT PURPOSE AND SCOPE

AMCO has requested our opinion as to the fairness of the Purchase Consideration, from a financial point of view, to the holders of the common stock of AMCO (our "Opinion").

ANALYSIS METHODOLOGY

In order to arrive at a conclusion and issue the Opinion, we have undertaken the following steps in our analysis:

- Determine the range of value (fair market value) of Draco, based on the assumption that AMCO will acquire Draco and that AMCO will continue Draco's operations and business (Step I)
- Determine the value (fair market value) of the consideration offered for the 100% acquisition of Draco (Step II)
- Compare the values determined in Stage 1 and Stage 2 to arrive at a conclusion on the fairness of the proposed transaction by AMCO (Step III)

SOURCES OF INFORMATION

This Opinion is based on information provided and represented by management of Draco and AMCO. Our review and analysis included, but was not necessarily limited to, the following:

- Discussion with Draco and AMCO management personnel concerning Draco's assets and historical and forecasted operations

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- Analysis of historical and forecasted financial statements, and other financial and operational data concerning Draco
- Analysis of Draco, its financial and operating history, the nature of its offerings, and its competitive position
- Analysis of the iron ore industry
- Research and analysis concerning comparable public companies and transactions involving comparable public and private companies
- Analysis concerning the current economic conditions and outlook for the U.S. economy as well as applicable global economic conditions

Specifically, the documents provided by AMCO and Draco's Management consulted include, according to our work papers:

- Organizational Structure of Draco and Transaction Information
  - Draco Resources-AMCO Share Exchange Agreement (with Stock Purchase Warrant) Signed 20140415.pdf
  - Analysis of Data and Conclusions _Appraisal Report of Mobile Project - Global Valuation.pdf
  - Draco Resources Investor Presentation V2.pdf
  - BYLAWS_1.pdf

- Financial Information
  - 6.9.14 DracoResourcesInc-20131231-Financials-FINAL-2.xlsx
  - 6.27.14 DracoResourcesInc-20131231-Financials-FINAL-7.xlsx
  - Draco Recourses, Inc. Mobile Project Pro-Forma Income Statement.xlsx
  - DracoResourcesInc-20131231-Financials-FINAL-4.xlsx
  - DracoResourcesInc-20121231-Financials-DraftV3.pdf
  - Jan-SeptBS.pdf
  - Jan-Septcashflow.pdf
  - Jan-SeptPL.pdf
  - Balance Sheet -Draco 1st Q.pdf
  - Cash Flows -Draco 1st Q.pdf
  - Income Statement -Draco 1st Q.pdf

STANDARD OF VALUE

Scalar Group, Inc. (dba "Scalar Analytics" herein referred to as "Scalar," or "Scalar Analytics") determines fair market value using methodologies that rely on AICPA valuation standards and IRS requirements. Scalar Analytics derives the value of Draco from a valuation of the business as a whole and relies on the following definitions provided by regulatory entities:

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IRS Revenue Ruling 59-60, Section 2.02: The price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.

ASC 718: The amount at which an asset (or liability) could be bought (or incurred) or sold (or settled) in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

ASC 820: The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Premise of Value

For purposes of this engagement, Scalar Analytics when performing valuation analysis, it has done so on the "Going Concern" premise of value, which is defined as follows:

Going Concern Value: The value of a business enterprise that is expected to continue to operate into the future. The intangible elements of Going Concern Value result from factors such as having a trained work force, an operational plant, and the necessary licenses, systems and procedures in place.[1]

In consequence, Scalar has assumed that AMCO will continue Draco's operations after the Transaction.

Description of Proposed Transaction

Armco Metal Holdings, Inc. ("AMCO") has entered into a stock purchase agreement to acquire 100% of Draco Resources, Inc.. ("Draco") via a stock and warrant exchange. Pursuant to the share exchange agreement (the "Share Exchange Agreement"), dated April 15, 2014,, by and among AMCO and Draco, and Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang, and Hongbing Lin (collectively the "Shareholders")., among other things: (i) AMCO will perform a 1:10 reverse stock split of its common stock; (ii) AMCO will acquire 100% of Draco's shares in exchange for 13,950,000 shares of its common stock and a Series C stock purchase warrant (the "Series C Warrant"), which is exercisable for five year at any time into 3,000,000 common shares of AMCO's common stock at an exercise price of $3.40 per share.

[1] AICPA 2007, Statement on Standards for Valuation Services, pg. 45

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Step I – Determine the Value of Draco

Analysis of Draco and Related Nonfinancial Information

Company Description

Draco Resources is engaged in the exploration, mining, and trading of iron ore and other mineral resources. Currently, Draco Resources owns exclusive rights of management, operation, distribution and sale of approximately five million metric tons of iron ore fine in the state of Alabama. Draco Resources commenced its first shipment of 55,000 metric tons on a vessel bound for China in March 2014 and plans to ship out 1 to 3 vessels of that same size to China on a monthly basis or a total of 55,000 to 165,000 metric tons per month over the course of the next four years or until such time as the total 5 million metric ton shipment is completed.

Location

The company has its headquarters in 1065 E Hillside Blvd Foster City, California, 94404.

Financial Statement Analysis

- Historical financial statements for the relevant time period
- A projected income statement representing Draco management's and AMCO estimates regarding future operations

See Exhibit F, G, and H for the historical and projected income statement and historical balance sheet. Based on Draco's projections, the forecast included revenue and major expense categories along with selected balance sheet and cash flow information. In the case of projections, we have relied on the information provided to us from Draco and AMCO. We consider this information as representative of Draco's current situation and most likely prospects during the projected period, which is four fiscal years from the date of this analysis. While we have not independently validated Draco's financial projections, Draco and AMCO have represented that the financial projections are reasonable.

Income Statement Analysis Outline

Draco has made its first shipment of 55,000 iron ore fine ("IOF"), but has yet to start significantly producing its expected revenue over the next four years. Its projections are based on the finite IOF reserves of the current 56 acre site, the expected price for such reserves, partially based on some contracts in place per management, and the expected costs to extract and deliver such reserves. The uncertainty of iron ore prices represent the biggest risk in achieving the projections.

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Balance Sheet Analysis Outline

At March 31, 2013, Draco had a $234.1 thousand cash balance and long term liabilities of approximately $5.5 million.

Valuation Approaches and Methods Used

Market Approaches

Comparable Public Companies

To analyze and determine a range of value for Draco under the public comparable companies approach, we searched for comparable companies trading in public exchanges with significant iron ore operations. Given Draco's single site, and limited IOF reserves, finding pure comparables is nearly impossible. As such, we included a broad array of public comparable companies varying in size, diversity, and geography. Most of these companies expect, and have the resources, to operate beyond the four years Draco is currently projecting, so the valuation from their multiples will likely be overstated and represent the top end of the valuation range.

The final list of comparables included sixteen companies, with the following basic trading and financial metrics:

Operating and Market Data (dollars in millions)	Ticker Symbol	Market Value	Enterprise Value	LTM Revenues	LTM EBITDA	NTM Revenue	NTM EBITDA
Comparable Public Companies	04/15/14						
Vale S.A.	BOVESPA:VALE5	$68,625.1	$99,164.6	$42,971.5	$19,885.7	$46,397.2	$20,100.1
Fortescue Metals Group Limited	ASX:FMG	$15,504.3	$24,531.4	$10,669.0	$5,442.0	$13,091.8	$6,051.5
Kumba Iron Ore Ltd.	JSE:KIO	$11,813.2	$12,584.3	$5,194.4	$2,901.8	$5,346.4	$2,747.7
Cliffs Natural Resources Inc.	NYSE:CLF	$2,931.6	$7,403.7	$5,691.4	$1,523.1	$4,945.2	$955.8
CAP S.A.	SNSE:CAP	$2,384.3	$4,344.1	$2,296.6	$563.5	$2,212.7	$711.0
Arrium Limited	ASX:ARI	$1,628.4	$3,514.5	$5,793.1	$594.7	$7,004.9	$860.0
Ferrexpo Plc	LSE:FXPO	$1,452.5	$2,119.9	$1,581.4	$458.2	$1,574.0	$497.1
Shougang Hierro Peru S.a.a.	BVL:SHPC1	$1,443.5	$1,274.2	$845.3	$514.3	N/A	N/A
Mount Gibson Iron Limited	ASX:MGX	$845.6	$413.5	$846.2	$330.8	$792.6	$268.2
CAA Resources Limited	SEHK:2112	$334.6	$308.4	$110.4	$26.8	$324.0	$100.3
Mesabi Trust	NYSE:MSB	$251.4	$243.5	$22.0	$0.0	N/A	N/A
Alderon Iron Ore Corp.	TSX:ADV	$188.3	$153.1	$0.0	($14.2)	N/A	($13.5)
China Vanadium Titano-Magnetite Mining Company Limite	SEHK:893	$259.6	$142.5	$236.2	$69.9	$219.0	$69.1
Afarak Group Oyj	HLSE:AFAGR	$128.2	$118.6	$186.6	$19.4	$194.5	$25.7
Palladon Ventures Ltd.	TSXV:PLL	$44.6	$44.5	$0.0	$0.0	N/A	N/A
Great Northern Iron Ore Properties	NYSE:GNI	$25.6	$19.4	$18.9	$15.5	$19.9	N/A

Please see Exhibits B for a more detailed analysis and also see Exhibits C for a description of each of these companies.

Multiples. Using historical and projected financial data for each company, trading multiples were calculated for each comparable company. Because Draco has almost no historical revenue, we determined the enterprise value to next twelve months' ("NTM") revenue, and NTM EBITDA trading multiples to be applicable. These were calculated as a ratio between enterprise value and the corresponding financial metric,

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Some companies were not considered in the determination of the last twelve months ("LTM") and the NTM EBITDA multiples if the resulting multiples could be considered an outlier to the data set. In order to determine this, we based the exclusion criteria when the data point was plus or minus two standard deviations away from the mean. As 95% of values in a normal distribution fall within two standard deviations from the mean, we considered this a reasonable way of identifying values that can be considered outliers and are likely to introduce distortion into the results of the multiples' calculation.

We finally calculated the median, mean, 25th percentile, and 75th percentile for each type multiple. The calculation did not include the multiples from the companies excluded as explained above.

Multiples and Margins	Enterprise Value							
	LTM Rev		LTM EBITDA		NTM Rev		NTM EBITDA	
Comparable Public Companies								
Vale S.A.	2.3x	1	5.0x	1	2.1x	1	4.9x	1
Fortescue Metals Group Limited	2.3x	1	4.5x	1	1.9x	1	4.1x	1
Kumba Iron Ore Ltd.	2.4x	1	4.3x	1	2.4x	1	4.6x	1
Cliffs Natural Resources Inc.	1.3x	1	4.6x	1	1.5x	1	7.7x	1
CAP S.A.	1.9x	1	6.5x	1	2.0x	1	6.1x	1
Arrium Limited	0.6x	1	5.9x	1	0.5x	1	4.1x	1
Ferrexpo Plc	1.3x	1	4.6x	1	1.3x	1	4.3x	1
Shougang Hierro Peru S.a.a.	1.5x	1	2.5x	1	N/A	1	N/A	1
Mount Gibson Iron Limited	0.5x	1	1.3x	1	0.5x	1	1.5x	1
CAA Resources Limited	2.8x	1	11.5x	1	1.0x	1	3.1x	1
Mesabi Trust	11.0x	0	N/A	1	N/A	1	N/A	1
Alderon Iron Ore Corp.	N/A	1	N/A	1	N/A	1	N/A	1
China Vanadium Titano-Magnetite Mining Company Limited	0.6x	1	2.0x	1	0.7x	1	2.1x	1
Afarak Group Oyj	0.6x	1	6.1x	1	0.6x	1	4.6x	1
Palladon Ventures Ltd.	N/A	1	N/A	1	N/A	1	N/A	1
Great Northern Iron Ore Properties	1.0x	1	1.3x	1	1.0x	1	N/A	1
Median	1.3x		4.6x		1.2x		4.3x	
Mean	1.5x		4.6x		1.3x		4.3x	
75th Percentile	2.3x		5.9x		1.9x		4.8x	
25th Percentile	0.6x		2.5x		0.6x		3.6x	

Range of fair market value determination. Applying the relevant multiples to the Company's respective financial metrics resulted in the following range of value:

In thousands of dollars (000)	NTM Revenue	NTM EBITDA	Net Debt	Implied Equity Value (Rev)	Implied Equity Value (EBITDA)
Draco Resources, Inc.	$85,678.1	$39,901.5			
Median Multiple	1.2x	4.3x			
25th Percentile Multiple	0.6x	3.6x			
Implied Enterprise Value, Median Multiple	$99,374.9	$170,166.2	$5,265.9	$94,109.0	$164,900.2
Implied Enterprise Value, 25th Percentile Multiple	$54,868.4	$142,246.9	$5,265.9	$49,602.4	$136,981.0

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Because this method is likely already overstated for the reasons discussed above, we used 25th percentile and median multiples to represent the bottom and top end of the range respectively.

Comparable Transactions

Selection. Using information available from the Scalar Analytics and S&P Capital IQ databases, a list of comparable transactions was compiled to incorporate the Comparable Transactions Approach. Transactions were screened by identifying acquired companies or assets that had iron ore operations.

The final list included fifteen transactions occurred between 09/2009 and 1/2014.

Multiples Analysis *(dollars in millions)*			Implied	LTM	LTM	LTM Revenue		LTM EBITDA	
Date	Target Name	Acquirer Name	EV	Revenue	EBITDA	Multiple		Multiple	
Comparable Precedent Transactions									
01/14/14	Jupiter Mines Ltd.	Red Rock Resources plc	$72.8	$15.6	$1.4	4.4x	0	52.6x	0
12/19/13	Affero Mining Inc.	Affero Holdings Limited	$140.2	$0.0	($4.1)	N/A	1	N/A	1
09/17/13	Howse Iron Deposit	Tata Steel Minerals Canada Ltd	$57.3	$0.0	$0.0	N/A	1	N/A	1
07/20/12	Kumba Iron Ore Ltd.	Anglo South Africa Capital (Proprietary) Limited	$20,859.4	$6,019.4	$3,642.3	3.5x	1	5.7x	1
04/02/12	PT Gitra Kebun Raya Agri Tbk (aka PT Cakra Mi	Redstone Resources Pte. Ltd.	$152.1	$0.0	$1.2	N/A	1	131.2x	0
01/25/12	Fortescue Metals Group Limited	Leucadia National Corp	$19,503.4	$6,266.1	$3,004.7	3.1x	1	6.5x	1
01/16/12	Usinas Siderurgicas de Minas Gerais S.A.	Ternium Solevar; Nippon Steel Corp. (aka Nippon	$12,147.8	$6,451.5	$864.1	1.9x	1	14.1x	1
12/30/11	Linxi Hefei Economic & Trade Co., Ltd.	India Globalization Capital, Inc.	$9.9	$13.5	$0.0	0.7x	1	N/A	1
12/23/11	OAO Holding Company METALLOINVEST	JSC VTB Bank	$17,782.9	$8,567.7	$3,028.1	2.1x	1	5.9x	1
05/12/11	Consolidated Thompson Iron Mines Ltd. (aka Clif	Cliffs Natural Resources Inc.	$4,819.8	$328.9	$63.6	14.7x	0	75.8x	0
02/17/11	Baffinland Iron Mines Corp.	ArcelorMittal; The Energy & Minerals Group	$497.5	$0.0	($30.2)	N/A	1	N/A	1
02/01/10	Wabush Mines Limited	Cliffs Natural Resources Inc.	$120.0	$0.0	$0.0	N/A	1	N/A	1
09/18/09	Rio Tinto, Corumbá Iron Ore Mine and River Logi	Cia Vale do Rio Doce (aka Vale S.A.)	$750.0	$0.0	$0.0	N/A	1	N/A	1
	Arrium Limited	Noble Group Limited; POSCO Australia Pty. Ltd.; I	$3,521.2	$7,611.1	$531.4	0.5x	1	6.6x	1
	Evraz Highveld Steel & Vanadium Ltd.	na	$293.3	$506.8	($13.5)	0.8x	1	N/A	1
					Median	1.9x		6.5x	
					Mean	1.8x		7.8x	
					75th Percentile	2.6x		6.6x	
					25th Percentile	0.8x		5.9x	

Please see Exhibit D for more detail, and also see Exhibits E for a description of each of these companies.

Multiples. Using historical financial data for each company and the corresponding transaction, valuation multiples were calculated for each comparable company. We determined the enterprise value to NTM revenue to be applicable because Draco has limited LTM revenue, and EBITDA data was sparse among these transactions. The multiples were calculated as a ratio between enterprise value and the corresponding financial metric, in the same was as performed in the public comparable companies analysis.

We finally calculated the median, mean, 25th percentile, and 75th percentile for each type multiple. The calculation did not include the outlier values.

Ranges of fair market value determination. Applying the relevant multiples to the Company's respective financial metrics resulted in the following ranges of value:

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In thousands of dollars (000)	NTM Revenue	Net Debt	Implied Equity Value (Rev)
Draco Resources, Inc.	$85,678.1		
Median Multiple	1.9x		
Mean Multiple	1.8x		
75th Percentile Multiple	2.6x		
25th Percentile Multiple	0.8x		
	Discounted Values		
Implied Enterprise Value, Median Multiple	$148,006.6	$5,265.9	$142,740.6
Implied Enterprise Value, 25th Percentile Multiple	$59,278.6	$5,265.9	$54,012.7

Because this method is likely already overstated for the reasons discussed above, we used 25th percentile and median multiples to represent the bottom and top end of the range respectively.

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INCOME APPROACH

Discounted Cash Flow

Draco's management provided historical financial statements and projections (found in Exhibits F, G, and H), which we used to perform a discounted cash flow analysis. This method involved modeling the firm's operations over the four-year time period projected by Draco, computing expected cash flows to the firm, and then discounting those cash flows to the present. No terminal value was computed as no significant cash flows are currently anticipated after the current reserves are exhausted.

Free Cash Flow Summary		Projections ending Dec 31,			
In thousands of dollars (000)	2013	2014	2015	2016	2017
Production (MT)		$850,000.0	$1,300,000.0	$1,300,000.0	$1,550,000.0
IOF Price/Dry MT		$70.0	$70.0	$70.0	$70.0
Revenue	$0.0	$59,500.0	$91,000.0	$91,000.0	$108,500.0
Growth Rate			*52.9%*	*0.0%*	*19.2%*
EBITDA	**($2,476.4)**	**$27,710.0**	**$42,380.0**	**$42,380.0**	**$50,530.0**
Margin		*46.6%*	*46.6%*	*46.6%*	*46.6%*
Depreciation & Amortization	$0.0	$452.5	$645.0	$695.0	$745.0
% of Sales		*0.8%*	*0.7%*	*0.8%*	*0.7%*
Capex & Additions to Intangibles		$200.0	$200.0	$200.0	$200.0
% of Sales		*0.3%*	*0.2%*	*0.2%*	*0.2%*
EBITDA		$27,710.0	$42,380.0	$42,380.0	$50,530.0
Less: Depreciation & Amortization		($452.5)	($645.0)	($695.0)	($745.0)
EBIT		**$27,257.5**	**$41,735.0**	**$41,685.0**	**$49,785.0**
Less: Cash Taxes		($10,903.0)	($16,694.0)	($16,674.0)	($19,914.0)
Plus: Depreciation & Amortization		$452.5	$645.0	$695.0	$745.0
Less: Capex		($200.0)	($200.0)	($200.0)	($200.0)
Change in Working Capital		($2,118.7)	($551.1)	$34.5	($288.2)
Unlevered Free Cash Flows (FCFs)		**$14,488.3**	**$24,934.8**	**$25,540.5**	**$30,127.8**
Cash Flows Remaining through EOY		$10,320.5	$24,934.8	$25,540.5	$30,127.8
Discount Periods (mid year convention)		0.36	1.21	2.21	3.21
Present Value of FCFs		$10,008.5	$22,461.3	$21,107.2	$22,842.5
Total Present Value of Free Cash Flows	**$76,419.5**				

WACC	9.0%
Net Present Value of FCFs	$76,419.5
Enterprise Value	**$76,419.5**

Given that these projections are sensitive to the price Draco is able to receive for its iron ore fines, and its cost structure, we have performed two sensitivity analyses where we have calculated the present value of these cash flows using a range of (1) IOF prices and discount rates, and (2) projected EBITDA margin and discount rates.

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Fair Market Value of Draco Resources, Inc. as of April 15, 2014 *In actual dollars*	Low Equity Value	High Equity Value	Average Equity Value
Discounted Cash Flow Valuation - IOF Price Sensitivity (Income)	$46,178,919	$94,481,020	$70,329,970
Discounted Cash Flow Valuation - Operating Margin Sensitivity (Income)	$60,469,368	$82,224,272	$71,346,820

Because the DCF method focuses on the explicit, finite cash flows of Draco, we consider this method most relevant to the analysis. Details of this analysis can be found in the DCF Valuation Summary contained in Exhibits I and J.

WACC Determination

$$R_e = R_f + \beta^*(R_m)$$

Where:

R_e = Return on equity $\quad$ R_f = Risk-free rate

β = Beta (unlevered) $\quad$ R_m = Market risk premium

We used the following inputs for the CAPM:

R_f = 1.6% $\quad$ β = 1.77

R_m = 6.0%

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Determination of Range of Value

Fair Market Value of Draco Resources, Inc. as of April 15, 2014 *In actual dollars*	Low Equity Value	High Equity Value	Average Equity Value
Discounted Cash Flow Valuation - IOF Price Sensitivity (Income)	$46,178,919	$94,481,020	$70,329,970
Discounted Cash Flow Valuation - Operating Margin Sensitivity (Income)	$60,469,368	$82,224,272	$71,346,820
Public Comps Valuation - Revenue Multiples (Market)*	$49,602,405	$94,108,966	$71,855,686
Public Comps Valuation - EBITDA Multiples (Market)*	$136,981,002	$164,900,216	$150,940,609
Acquisition Comps Valuation - Revenue Multiples (Market)*	$54,012,651	$142,740,623	$98,376,637

*Because of Draco's limited IOF reserves, the market approaches, which compare diversified mining companies to Draco, will likely overstate value.

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Transaction Comparables

Transaction Comparable Descriptions

Comparable Transaction Target Company Descriptions	
Name	*Description*
Linxi Hefei Economic & Trade Co., Ltd.	Linxi Hefei Economic and Trade Co., Ltd. operates as an iron ore beneficiation company in the People's Republic of China. It processes and extracts iron ore from the sand, and produces iron powder. The company was founded in 2005 and is based in ChiFeng, China. As of December 30, 2011, Linxi Hefei Economic and Trade Co., Ltd. operates as a subsidiary of H&F Ironman Ltd.
OAO Holding Company METALLOINVEST	OAO Holding Company METALLOINVEST, through its subsidiaries, engages in the production and sale of iron ore products and ferrous metals in Russia and internationally. It operates through Mining, Steel, Trading, and All Other segments. The company's products include crude iron ore, iron ore concentrates and pellets, and hot-briquetted iron; crude steel products, heavy plates, strips, and pipe billets; concast billets, pig iron, and DRI products; long and flat steel products; and coke and coke by-products, including coke nut, coke fines, crude benzene, tar, and ammonium sulphate. It also leases technical equipment, technologies, vehicles, and railway cars to various industries; and provides engineering and consulting services in the field of metallurgical production. In addition, the company engages in the design and realization of the projects on reconstruction, technical revamping, and construction of the new industrial, transport, and utility projects, as well as in the exploration and evaluation of oil and gas and copper deposits. The company was formerly known as Gazmetall JSC and changed its name to OAO Holding Company METALLOINVEST in 2008. OAO Holding Company METALLOINVEST is based in Moscow, Russian Federation. OAO Holding Company METALLOINVEST operates as a subsidiary of USM Steel & Mining Group Limited.
Consolidated Thompson Iron Mines Ltd. (nka:Cliffs Quebec Iron Mining Limited)	Cliffs Quebec Iron Mining Limited, a mining company, engages in the exploration and development of mineral properties in Canada. It primarily produces iron ore. It holds indirectly a 75% interest in the Bloom Lake Property consisting of 247 mining claims covering a total area of approximately 10,685 hectares in the Normanville Township of the Province of Quebec. The company, through its subsidiary, Quinto Mining Corporation, also owns the Lamelee-Peppler Lake property, an exploration project located in the Township of Malapart, 50 kilometers southwest of Fermont. The company was formerly known as Consolidated Thompson Iron Mining Limited and changed its name to Cliffs Quebec Iron Mining Limited in September, 2011. Cliffs Quebec Iron Mining Limited is headquartered in Montreal, Canada. As of May 12, 2011, Cliffs Quebec Iron Mining Limited operates as a subsidiary of Cliffs Natural Resources Inc.
Baffinland Iron Mines Corp.	Baffinland Iron Mines Corp., a mining exploration company, engages in exploring and developing iron ore deposits. It focuses on its wholly-owned Mary River iron ore deposits located on Baffin Island, Nunavut Territory, Canada. The company was founded in 1986 and is based in Toronto, Canada. As of February 17, 2011, Baffinland Iron Mines Corp. operates as a subsidiary of ArcelorMittal.

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Scalar

Analyst Representation

The undersigned hereby certify that to the best of our knowledge and belief:

Compensation for Scalar Analytics is not contingent on any action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. The reported analysis, opinions, and conclusions are limited only by the reported terms and conditions, and represent the unbiased professional analyses, opinions, and conclusions of Scalar Analytics. The analyses, opinions and conclusions were developed, and this report has been prepared, in accordance with the American Institute of Certified Public Accountants Statement on Standards for Valuation Services.

Scalar Analytics   Date: July 2, 2014

Scalar Group, Inc. (dba Scalar Analytics)

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Limiting Condition & Conclusion of Value

Assumptions and Limiting Conditions

Scope of Analysis

The analysis of any financial instrument or business is a matter of informed judgment. The accompanying analysis has been prepared on the basis of information and assumptions set forth in the report, its appendices, our underlying work papers, and the limiting conditions and assumptions set forth.

Use of Report

This report and the conclusion of value arrived at herein are for the exclusive use of our client for the sole and specific purposes as noted herein. They may not be used for any other purpose or by any other party for any purpose. Furthermore the report and conclusion of value are not intended by the author and should not be construed by the reader to be investment advice in any manner whatsoever. The conclusion of value represents the considered opinion of Scalar Analytics, based on information furnished to them by AMCO, Draco, and other sources.

Distribution

Neither all nor any part of the contents of this report (especially the conclusion of value, the identity of any valuation specialist, or the firm with which such valuation specialists are connected or any reference to any of their professional designations) should be disseminated to the public through advertising media, public relations, news media, sales media, mail, direct transmittal, or any other means of communication without the prior written consent and approval of Scalar Analytics.

Going Concern Assumption, No Undisclosed Contingencies

Scalar Analytics' analysis: (a) is based on the past and present financial condition of Draco and its assets as of the Report Date; (b) assumes that as of the Valuation Date, Draco and its assets will continue to operate as configured as a going concern; (c) assumes that the current level of management expertise and effectiveness would continue to be maintained and that the character and integrity of the enterprise through any sale, reorganization, exchange, or diminution of the owners' participation would not be materially or significantly changed; and (d) assumes that Draco had no undisclosed real or contingent assets or liabilities, no unusual obligations or substantial commitments, other than in the ordinary course of business, nor had any litigation pending or threatened that would have a material effect on our analysis.

Lack of Verification of Information Provided

Financial statements and other related information provided by Draco, AMCO, or its representatives, in the course of this engagement, have been accepted without any verification as fully and correctly reflecting the enterprise's business conditions and operating results for the respective periods, except as specifically noted herein. Scalar Analytics has not audited, reviewed, or compiled the financial

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Valuation & Analytics

Scalar

information provided to us and, accordingly, we express no audit opinion or any other form of assurance on this information. Public information and industry and statistical information have been obtained from sources we believe to be reliable. However, we make no representation as to the accuracy or completeness of such information and have performed no procedures to corroborate the information.

Reliance on Forecasted Data

Concerning forecasted financial and operational data, Scalar Analytics does not express an opinion or any other form of assurance as to the reasonableness of the underlying assumptions. If prospective financial information approved by management has been used in our work, we have not examined or compiled the prospective financial information and therefore, do not express an audit opinion or any other form of assurance on the prospective financial information or the related assumptions. Events and circumstances frequently do not occur as expected, and there will usually be differences between prospective financial information and actual results, and those differences may be material.

Subsequent Events

The terms of Scalar Analytics' engagement are such that Scalar Analytics has no obligation to update this report or to revise its conclusions because of events and transactions other than the ones subject of analysis occurring subsequent to the date of the valuation unless Scalar Analytics is engaged to provide an opinion in the future.

Legal Matters

Scalar Analytics assumes no responsibility for legal matters including interpretations of either the law or contracts. Scalar Analytics has made no investigation of legal title and has assumed that all owners' claims to property are valid. Scalar Analytics has given no consideration to liens or encumbrances except as specifically stated in financial statements provided to us. Scalar Analytics has assumed that all required licenses, permits, etc. are in full force and effect. Scalar Analytics assumes that all applicable federal, state, local zoning, environmental and similar laws and regulations have and continue to be complied with by the Company. Scalar Analytics assumes no responsibility for the acceptability of the valuation approaches used in our report as legal evidence in any particular court or jurisdiction. The suitability of Scalar Analytics' report and opinion for any legal forum is a matter for the Company and the Company's legal advisor to determine.

Testimony

Future services regarding the subject matter of this Opinion, including, but not limited to testimony or attendance in court, shall not be required of Scalar Analytics unless previous arrangements have been made in writing.

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CONCLUSION

Based upon and subject to the foregoing, it is our opinion that the Purchase Consideration is fair, from a financial point of view, to the holders of AMCO Common Stock as of the date hereof.

Sincerely,

Scalar Analytics   Date: July 2, 2014

Scalar Group, Inc. (dba Scalar Analytics)

This conclusion is subject to the assumptions and limiting conditions as outlined in this report and to the Valuation Analyst's Representation.

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Analyst Qualifications

Matt Tillotson – Managing Director

Matt Tillotson is a Managing Director at Scalar Analytics and is responsible for managing the firm's valuation and transaction advisory engagements. He has valued thousands of companies for tax, consulting, compliance, litigation, and estate planning purposes. These companies have ranged from pre-revenue startups to pre-IPO and public entities across a broad array of industries. Matt has served as a valuation expert witness for bankruptcy and corporate litigation. He has performed fund valuations for private and public PE funds. Matt graduated cum laude with a degree in finance from the Marriot School of Management at Brigham Young University.

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EXHIBITS

See "Armco Draco Share Exchange Fairness Opinion Final Exhibits.pdf" for additional details

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Valuation & Analytics

DRACO RESOURCES, INC.

ARMCO DRACO SHARE EXCHANGE FAIRNESS OPINION FINAL EXHIBITS

Prepared for:

Armco Metals Holding, Inc. Board of Directors

July 1, 2014

Scalar Valuation and Analytics 1

Valuation Summary

Valuation Ranges

Methodology		Key Notes	Equity Value Range	Average Equity Value
DCF	IOF Price	▪ Range from WACC and IOF price sensitivity ▪ WACC range of 7.5% - 12.5% ▪ IOF Price range (FOB, AL) $50 - $90 ▪ Details on pg. 4 - 8	$46.1M – $94.1M	$70.3M
DCF	Margins	▪ Range from WACC and EBITDA margin sensitivity ▪ WACC range of 7.5% - 12.5% ▪ EBITDA margin range 30.6% - 54.6% ▪ Details on pg. 4 - 8	$60.5M – $82.2M	$71.3M
Public Comps	Revenue	▪ NTM Revenue used ▪ Multiples range - 25th percentile to median ▪ Summary on pg. 9 - 10	$49.6M – $94.1M	$71.9M
Public Comps	EBITDA	▪ NTM EBITDA used ▪ Multiples range - 25th percentile to median ▪ Upper range unlikely as it is above total projected cash flows ▪ Summary on pg. 9 - 10	$136.9M – $164.9M	$150.9M
Transaction Comps		▪ NTM Revenue used (limited EBITDA data points) ▪ Multiples range - 25th percentile to median ▪ Summary on pg. 11	$54.0M – $142.7M	$98.3M

Implied Purchase Price - $55.7M

Average Equity Value - $92.5M

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VALUATION SUMMARY

Valuation Ranges

Fair Market Value of Draco Resources, Inc. as of April 15, 2014 *In actual dollars*	**Low Equity Value**	**High Equity Value**	**Average Equity Value**
Discounted Cash Flow Valuation - IOF Price Sensitivity (Income)	$46,178,919	$94,481,020	$70,329,970
Discounted Cash Flow Valuation - Operating Margin Sensitivity (Income)	$60,469,368	$82,224,272	$71,346,820
Public Comps Valuation - Revenue Multiples (Market)*	$49,602,405	$94,108,966	$71,855,686
Public Comps Valuation - EBITDA Multiples (Market)*	$136,981,002	$164,900,216	$150,940,609
Acquisition Comps Valuation - Revenue Multiples (Market)*	$54,012,651	$142,740,623	$98,376,637

*Because of Draco's limited IOF reserves, the market approaches, which compare diversified mining companies to Draco, will likely overstate value.

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3

Discounted Cash Flow

Discrete Forecast Period

Free Cash Flow Summary		Projections ending Dec 31,			
In thousands of dollars (000)	2013	2014	2015	2016	2017
Production (MT)		$850,000.0	$1,300,000.0	$1,300,000.0	$1,550,000.0
IOF Price/Dry MT		$70.0	$70.0	$70.0	$70.0
Revenue	$0.0	$59,500.0	$91,000.0	$91,000.0	$108,500.0
Growth Rate			*52.9%*	*0.0%*	*19.2%*
EBITDA	**($2,476.4)**	**$27,710.0**	**$42,380.0**	**$42,380.0**	**$50,530.0**
Margin		*46.6%*	*46.6%*	*46.6%*	*46.6%*
Depreciation & Amortization	$0.0	$452.5	$645.0	$695.0	$745.0
% of Sales		*0.8%*	*0.7%*	*0.8%*	*0.7%*
Capex & Additions to Intangibles		$200.0	$200.0	$200.0	$200.0
% of Sales		*0.3%*	*0.2%*	*0.2%*	*0.2%*
EBITDA		$27,710.0	$42,380.0	$42,380.0	$50,530.0
Less: Depreciation & Amortization		($452.5)	($645.0)	($695.0)	($745.0)
EBIT		**$27,257.5**	**$41,735.0**	**$41,685.0**	**$49,785.0**
Less: Cash Taxes		($10,903.0)	($16,694.0)	($16,674.0)	($19,914.0)
Plus: Depreciation & Amortization		$452.5	$645.0	$695.0	$745.0
Less: Capex		($200.0)	($200.0)	($200.0)	($200.0)
Change in Working Capital		($2,118.7)	($551.1)	$34.5	($288.2)
Unlevered Free Cash Flows (FCFs)		**$14,488.3**	**$24,934.8**	**$25,540.5**	**$30,127.8**
Cash Flows Remaining through EOY		$10,320.5	$24,934.8	$25,540.5	$30,127.8
Discount Periods (mid-year convention)		0.36	1.21	2.21	3.21
Present Value of FCFs		$10,008.5	$22,461.3	$21,107.2	$22,842.5
Total Present Value of Free Cash Flows	**$76,419.5**				

WACC	9.0%
Net Present Value of FCFs	$76,419.5
Enterprise Value	**$76,419.5**

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4

Discounted Cash Flow

DCF Inputs – WACC Calculation

Cost of Equity		Comments
Relevered Beta	1.77	
x Market risk premium	6.0%	S&P 500 returns relative to T-bonds from 1945 to 2011
+ Risk free rate	1.6%	Yield on 5 year Treasury bonds
= Cost of Equity	**12.3%**	

Weighted Average Cost of Capital	
Cost of equity	12.3%
x Equity/Total Cap	61.7%
Weighted average cost of equity	7.6%
Average cost of debt	6.1%
x (1 - tax rate)	60.0%
x Debt/Total Cap	38.3%
Weighted average cost of debt	1.4%
Weighted average cost of capital	**9.0%**

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DISCOUNTED CASH FLOW

Sensitivity Analysis – IOF Pricing

Present Value of Free Cash Flows									
WACC	Cost per IOF Metric Ton (FOB Mobile, AL)								
	$50.0	$55.0	$60.0	$65.0	$70.0	$75.0	$80.0	$85.0	$90.0
7.50%	$31,519.3	$43,276.1	$55,032.9	$66,789.6	$78,546.4	$90,303.2	$102,060.0	$113,816.7	$125,573.5
8.00%	$31,232.4	$42,880.8	$54,529.2	$66,177.6	$77,826.0	$89,474.4	$101,122.8	$112,771.3	$124,419.7
8.50%	$30,950.0	$42,491.8	$54,033.6	$65,575.3	$77,117.1	$88,658.9	$100,200.7	$111,742.5	$123,284.3
9.00%	$30,672.1	$42,108.9	$53,545.8	$64,982.7	$76,419.5	$87,856.4	$99,293.2	$110,730.1	$122,166.9
9.50%	$30,398.6	$41,732.2	$53,065.8	$64,399.3	$75,732.9	$87,066.5	$98,400.1	$109,733.7	$121,067.3
10.00%	$30,129.4	$41,361.3	$52,593.3	$63,825.2	$75,057.1	$86,289.1	$97,521.0	$108,753.0	$119,984.9
10.50%	$29,864.4	$40,996.3	$52,128.1	$63,260.0	$74,391.9	$85,523.8	$96,655.7	$107,787.6	$118,919.5
11.00%	$29,603.5	$40,636.9	$51,670.3	$62,703.7	$73,737.1	$84,770.5	$95,803.8	$106,837.2	$117,870.6
11.50%	$29,346.6	$40,283.0	$51,219.5	$62,155.9	$73,092.3	$84,028.7	$94,965.2	$105,901.6	$116,838.0
12.00%	$29,093.7	$39,934.6	$50,775.6	$61,616.6	$72,457.5	$83,298.5	$94,139.4	$104,980.4	$115,821.3
12.50%	$28,844.6	$39,591.6	$50,338.5	$61,085.5	$71,832.4	$82,579.4	$93,326.3	$104,073.2	$114,820.2

Percentiles	Enterprise Value	Net Debt	Equity Value
25th	$51,444.9	$5,265.9	$46,178.9
75th	$99,747.0	$5,265.9	$94,481.0

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DISCOUNTED CASH FLOW

Sensitivity Analysis – EBITDA Margin

Present Value of Free Cash Flows									
WACC	Projected EBITDA Margin								
	30.6%	34.6%	38.6%	42.6%	46.6%	48.6%	50.6%	52.6%	54.6%
7.50%	$50,877.2	$57,794.5	$64,711.8	$71,629.1	$78,546.4	$82,005.1	$85,463.7	$88,922.4	$92,381.0
8.00%	$50,406.5	$57,261.4	$64,116.2	$70,971.1	$77,826.0	$81,253.5	$84,680.9	$88,108.3	$91,535.8
8.50%	$49,943.2	$56,736.7	$63,530.2	$70,323.7	$77,117.1	$80,513.9	$83,910.6	$87,307.3	$90,704.1
9.00%	$49,487.4	$56,220.4	$62,953.5	$69,686.5	$76,419.5	$79,786.0	$83,152.5	$86,519.1	$89,885.6
9.50%	$49,038.8	$55,712.3	$62,385.8	$69,059.4	$75,732.9	$79,069.7	$82,406.5	$85,743.2	$89,080.0
10.00%	$48,597.2	$55,212.2	$61,827.2	$68,442.2	$75,057.1	$78,364.6	$81,672.1	$84,979.6	$88,287.1
10.50%	$48,162.5	$54,719.9	$61,277.2	$67,834.6	$74,391.9	$77,670.6	$80,949.3	$84,227.9	$87,506.6
11.00%	$47,734.7	$54,235.3	$60,735.9	$67,236.5	$73,737.1	$76,987.4	$80,237.7	$83,488.0	$86,738.2
11.50%	$47,313.4	$53,758.1	$60,202.9	$66,647.6	$73,092.3	$76,314.7	$79,537.0	$82,759.4	$85,981.8
12.00%	$46,898.7	$53,288.4	$59,678.1	$66,067.8	$72,457.5	$75,652.4	$78,847.2	$82,042.1	$85,236.9
12.50%	$46,490.3	$52,825.8	$59,161.3	$65,496.9	$71,832.4	$75,000.2	$78,167.9	$81,335.7	$84,503.5

Percentiles	Enterprise Value	Net Debt	Equity Value
25th	$60,469.4	$5,265.9	$60,469.4
75th	$82,224.3	$5,265.9	$82,224.3

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DISCOUNTED CASH FLOW

Support for Beta and Volatility

Beta and Volatility		Levered Beta	Debt / Equity	Effective Tax Rate	Unlevered Beta	Volatility Calculation 1 Year	2 Year	5 Year
Comparable Public Companies								
Cliffs Natural Resources Inc.	NYSE:CLF	2.40	111.3%	13.3%	1.22	51.7%	54.3%	59.8%
United States Steel Corp.	NYSE:X	2.24	100.5%	40.0%	1.40	34.7%	40.5%	50.6%
AK Steel Holding Corporation	NYSE:AKS	2.61	157.5%	40.0%	1.34	51.3%	58.0%	61.6%
Steel Dynamics Inc.	NasdaqGS:STLD	2.07	50.1%	37.8%	1.58	24.2%	28.8%	39.3%
Commercial Metals Company	NYSE:CMC	1.74	62.2%	43.7%	1.29	23.2%	27.4%	38.4%
Nucor Corporation	NYSE:NUE	1.30	27.3%	26.0%	1.08	19.2%	21.1%	28.4%
Mesabi Trust	NYSE:MSB	1.96	0.0%	0.0%	1.96	28.7%	31.9%	48.4%
Great Northern Iron Ore Properties	NYSE:GNI	0.86	0.0%	0.0%	0.86	109.0%	88.3%	63.5%
Armco Metals Holdings, Inc	AMEX:AMCO	2.45	348.0%	40.0%	0.79	82.8%	79.6%	116.5%
	Median	2.07			1.29	34.7%	40.5%	50.6%
	Mean	1.96			1.28	47.2%	47.8%	56.3%
	75th Percentile	2.40			1.40	51.7%	58.0%	61.6%
	25th Percentile	1.74			1.08	24.2%	28.8%	39.3%

Beta Application to Draco Resources, Inc. Unlevered Beta	Company Debt / Equity Ratio	Effective Tax Rate	Relevered Beta
1.29	62.2%	40.0%	1.77

Volatility 1 year Median	2 year Median	5 year Median
34.7%	40.5%	50.6%

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Public Comparables

Trading Statistics

Operating and Market Data *(dollars in millions)*	Ticker Symbol	Market Value	Enterprise Value	LTM Revenues	LTM EBITDA	NTM Revenue	NTM EBITDA
Comparable Public Companies	04/15/14						
Vale S.A.	BOVESPA:VALE5	$68,625.1	$99,164.6	$42,971.5	$19,885.7	$46,397.2	$20,100.1
Fortescue Metals Group Limited	ASX:FMG	$15,504.3	$24,531.4	$10,669.0	$5,442.0	$13,091.8	$6,051.5
Kumba Iron Ore Ltd.	JSE:KIO	$11,813.2	$12,584.3	$5,194.4	$2,901.8	$5,346.4	$2,747.7
Cliffs Natural Resources Inc.	NYSE:CLF	$2,931.6	$7,403.7	$5,691.4	$1,623.1	$4,945.2	$955.8
CAP S.A.	SNSE:CAP	$2,384.3	$4,344.1	$2,296.6	$663.5	$2,212.7	$711.0
Arrium Limited	ASX:ARI	$1,628.4	$3,514.5	$5,793.1	$594.7	$7,004.9	$860.0
Ferrexpo Plc	LSE:FXPO	$1,452.5	$2,119.9	$1,581.4	$458.2	$1,574.0	$497.1
Shougang Hierro Peru S.a.a.	BVL:SHPC1	$1,443.5	$1,274.2	$845.3	$514.3	N/A	N/A
Mount Gibson Iron Limited	ASX:MGX	$845.6	$413.5	$846.2	$330.8	$792.6	$268.2
CAA Resources Limited	SEHK:2112	$334.6	$308.4	$110.4	$26.8	$324.0	$100.3
Mesabi Trust	NYSE:MSB	$251.4	$243.5	$22.0	$0.0	N/A	N/A
Alderon Iron Ore Corp.	TSX:ADV	$188.3	$153.1	$0.0	($14.2)	N/A	($13.5)
China Vanadium Titano-Magnetite Mining Company Limite	SEHK:893	$259.6	$142.5	$236.2	$69.9	$219.0	$69.1
Afarak Group Oyj	HLSE:AFAGR	$128.2	$118.6	$186.6	$19.4	$194.5	$25.7
Palladon Ventures Ltd.	TSXV:PLL	$44.6	$44.5	$0.0	$0.0	N/A	N/A
Great Northern Iron Ore Properties	NYSE:GNI	$25.6	$19.4	$18.9	$15.5	$19.9	N/A

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PUBLIC COMPARABLES

Multiples and Operating Statistics

Multiples and Margins	Enterprise Value								Gross	EBITDA	LTM Revenue	LTM EBITDA
	LTM Rev		LTM EBITDA		NTM Rev		NTM EBITDA		Margin	Margin	Growth	Growth
Comparable Public Companies												
Vale S.A.	2.3x	1	5.0x	1	2.1x	1	4.9x	1	48.3%	46.3%	11.2%	27.6%
Fortescue Metals Group Limited	2.3x	1	4.5x	1	1.9x	1	4.1x	1	46.2%	51.0%	59.6%	131.9%
Kumba Iron Ore Ltd.	2.4x	1	4.3x	1	2.4x	1	4.6x	1	60.4%	55.9%	19.8%	20.8%
Cliffs Natural Resources Inc.	1.3x	1	4.6x	1	1.5x	1	7.7x	1	21.5%	28.5%	(3.1%)	23.3%
CAP S.A.	1.9x	1	6.5x	1	2.0x	1	6.1x	1	30.6%	28.9%	(7.0%)	(7.8%)
Arrium Limited	0.6x	1	5.9x	1	0.5x	1	4.1x	1	17.1%	10.3%	13.0%	12.0%
Ferrexpo Plc	1.3x	1	4.6x	1	1.3x	1	4.3x	1	51.1%	29.0%	11.0%	16.9%
Shougang Hierro Peru S.a.a.	1.5x	1	2.5x	1	N/A	1	N/A	1	60.4%	60.8%	21.3%	31.3%
Mount Gibson Iron Limited	0.5x	1	1.3x	1	0.5x	1	1.5x	1	21.3%	39.1%	37.6%	67.6%
CAA Resources Limited	2.8x	1	11.5x	1	1.0x	1	3.1x	1	37.2%	24.3%	103.2%	76.4%
Mesabi Trust	11.0x	0	N/A	1	N/A	1	N/A	1	100.0%		(30.2%)	0.0%
Alderon Iron Ore Corp.	N/A	1	N/A	1	N/A	1	N/A	1	0.0%		0.0%	N/A
China Vanadium Titano-Magnetite Mining Company Limited	0.6x	1	2.0x	1	0.7x	1	2.1x	1	35.3%	29.6%	(6.8%)	(38.1%)
Afarak Group Oyj	0.6x	1	6.1x	1	0.6x	1	4.6x	1	25.5%	10.4%	5.4%	3.1%
Palladon Ventures Ltd.	N/A	1	N/A	1	N/A	1	N/A	1	0.0%		0.0%	0.0%
Great Northern Iron Ore Properties	1.0x	1	1.3x	1	1.0x	1	N/A	1	96.5%	82.0%	(21.5%)	(25.3%)
Median	1.3x		4.6x		1.2x		4.3x		36.3%	29.6%	8.2%	16.9%
Mean	1.5x		4.6x		1.3x		4.3x		40.7%	38.2%	13.3%	22.6%
75th Percentile	2.3x		5.9x		1.9x		4.8x		53.4%	51.0%	20.2%	29.4%
25th Percentile	0.6x		2.5x		0.6x		3.6x		21.4%	28.5%	(4.0%)	0.0%
									Draco's Metrics:	46.6%		

In thousands of dollars (000)	LTM Revenue	LTM EBITDA	NTM Revenue	NTM EBITDA
Draco Resources, Inc.	$0.0	$0.0	$85,678.1	$39,901.5
Median Multiple	1.3x	4.6x	1.2x	4.3x
Implied Enterprise Value	N/A	N/A	$99,374.9	$170,166.2
Weighting	*0%*	*0%*	*50%*	*50%*
Weighted Enterprise Values	N/A	N/A	$49,687.5	$85,083.1

Weighted Enterprise Value	$134,770.5

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PUBLIC COMPARABLES
Public Comparable Descriptions

Public Comparable Company Descriptions	
Name	*Description*
Vale S.A.	Vale S.A. is engaged in the research, production, and sale of iron ore and pellets, nickel, fertilizer, copper, coal, manganese, ferroalloys, cobalt, platinum group metals, and precious metals. Its Bulk Material segment extracts iron ore and pellet production, as well as operates transport systems, including railroads, ports, and terminals related to bulk material mining operations. This segment is also involved in producing manganese and ferroalloys; and mining coal. The company's Base Metals segment produces non-ferrous minerals, including nickel and copper. Its Fertilizers segment provides a group of nutrients: potash, phosphates, and nitrogen. It also focuses on generating energy through hydroelectric plants and centers in Brazil, Canada, and Indonesia, as well as producing steel. The company was formerly known as Companhia Vale do Rio Doce and changed its name to Vale S.A. in May 2009. Vale S.A. was founded in 1942 and is based in Rio de Janeiro, Brazil.
Fortescue Metals Group Limited	Fortescue Metals Group Limited produces and sells iron ore in Australia. Its flagship mine is Cloudbreak, which is located in the Chichester Ranges in the Pilbara region of Western Australia. The company was founded in 2003 and is headquartered in East Perth, Australia.
Kumba Iron Ore Ltd.	Kumba Iron Ore Limited is engaged in the exploration, extraction, beneficiation, marketing, sale, and shipping of iron ore in South Africa. The company's flagship project includes the Sishen mine, which is located in Northern Cape Province, South Africa. It also exports its iron ore to China and rest of Asia, Europe, the Middle East, and Africa. The company was founded in 2006 and is headquartered in Centurion, South Africa. Kumba Iron Ore Ltd. operates as a subsidiary of Anglo South Africa Capital (Proprietary) Limited.
Cliffs Natural Resources Inc.	Cliffs Natural Resources Inc., a mining and natural resources company, produces iron ore and metallurgical coal. It operates five iron ore mines located in Michigan and Minnesota; four metallurgical coal mines located in West Virginia and Alabama; and one thermal coal mine located in West Virginia. The company also operates two iron ore mines in eastern Canada that primarily produce iron ore concentrate and iron ore pellets; Koolyanobbing complex situated in northeast of the town of Southern Cross, which produces lump and fines iron ore; and three North American coal mining complexes. In addition, it owns and operates various exploration projects, such as the Chromite Project located in James Bay lowlands of northern Ontario; the Decar Property situated in British Columbia; and the Labrador Trough South property located in Fermont, Québec. The company sells its iron products to integrated steel companies and Asian steel producers; and metallurgical coal to integrated steel and coke producers in Europe, North America, China, India, and South America, as well as thermal coal to energy companies and distributors in North America and Europe. The company, formerly known as Cleveland-Cliffs Inc., was founded in 1847 and is headquartered in Cleveland, Ohio.

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11

PUBLIC COMPARABLES
Public Comparable Descriptions

Public Comparable Company Descriptions	
Name	*Description*
CAP S.A.	CAP S.A. is engaged in iron ore mining, steel production, and steel processing businesses. The company's Mining segment is involved in the extraction of minerals and their subsequent processing and sale; and production of iron ore and pellets. Its Steel segment manufactures and sells finished steel products to steel distributors and construction companies, processors and industries, metal packaging companies, wiredrawers, makers of pipes and sections, workshops, and mining companies. The company's Steel Processing segment is involved in the cutting of coils; pressing of cold, hot, and galvanized rolled sheet; and manufacture and sale of seamed steel pipes, and steel pipes and profiles for dry construction. This segment offers steel solutions primarily for the construction, industrial, and infrastructure sectors in Chile and internationally. The company was formerly known as Compañía de Acero del Pacífico S.A. de Inversiones and changed its name to CAP S.A. in May 1991. CAP S.A. was founded in 1946 and is based in Santiago, Chile.
Arrium Limited	Arrium Limited is engaged in the mining and supply of iron ore and other steelmaking raw materials to steel mills in Australia and internationally. The company's Mining segment produces and exports hematite iron ore through its mines located in the Middleback Ranges and Southern Iron, South Australia, as well as owns a dolomite mine located at Ardrossan in South Australia. Its Mining Consumables segment manufactures and supplies mining consumables products, such as steel grinding balls and rods; wire ropes for surface and underground mining, and structural and general purposes; and forged and rolled railway wheels, track wheels, gear blanks, axles, and wheel sets, as well as forged steel rolls, bottom poured ingots, cast round bars, and anode pins. The company's Steel segment manufactures steel long products, billets, pipes and tubes, wire products, and rail and structural steel products. This segment also distributes steel and metal products, including structural steel sections, steel plate, angles, channels, reinforcing steel, carbon and stainless coils, and flat products, as well as a range of aluminum products to the construction, manufacturing, and resource industries. Its Recycling segment is involved in the recycling and supply of ferrous and non-ferrous scrap metal to foundries, smelters, and steel mills. The company was formerly known as OneSteel Limited and changed its name to Arrium Limited in July 2012. Arrium Limited is headquartered in Sydney, Australia.
Ferrexpo Plc	Ferrexpo plc is engaged in the production and export of iron ore pellets that are used in the manufacture of steel. It serves steel mills in Austria, Slovakia, the Czech Republic, Germany, and other European states, as well as in China, India, Japan, Taiwan, and South Korea. It also operates a mine and processing plant in Ukraine; holds an interest in a port in Odessa; and provides marketing services. The company mines iron ore at the Gorishne-Plavninsky and Lavrikovsky deposits. In addition, it operates a fleet of vessels on the Rhine and Danube waterways. The company is headquartered in Baar, Switzerland. Ferrexpo plc is a subsidiary of Fevamotinico S.a.r.l.

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Public Comparables

Public Comparable Descriptions

Public Comparable Company Descriptions	
Name	*Description*
Shougang Hierro Peru S.a.a.	Shougang Hierro Peru S.A.A. is engaged in the extraction, processing, and sale of iron ore in Peru. Its products comprise blast furnace pellets, direct reduction pellets, pellet feeds, iron ore fines, pellet chips, high grade sinter feeds, lumps, and marcona sinter feeds. The company's iron ore deposit covers an area of approximately 150 square kilometers, which is located in the Marcona district, Nasca province, Ica region. Shougang Hierro Peru S.A.A. is based in Lima, Peru.
Mount Gibson Iron Limited	Mount Gibson Iron Limited, together with its subsidiaries, mines, explores, and develops hematite iron ore deposits in Australia. The company operates the Tallering Peak mine located in the midwest region of Western Australia, as well as Koolan Island mine situated in the Kimberley coast of Western Australia; and Extension Hill direct shipping ore located in the Mt Gibson Range. It also owns the Shine hematite iron project, which is located approximately 250 kilometres east of Geraldton in the Mid West region of Western Australia. The company was founded in 1996 and is based in West Perth, Australia.
CAA Resources Limited	CAA Resources Limited, an investment holding company, is engaged in the exploration, mining, crushing, and beneficiation of iron ore in Malaysia. The company primarily holds interests in the Ibam project covering an area of approximately 1.359 square kilometers located in Daerah Rompin, Pahang. It sells iron ore concentrates and iron ore fines to steel manufacturers and their purchase agents directly in the People's Republic of China and Malaysia. The company is headquartered in Kuantan, Malaysia.
Mesabi Trust	Mesabi Trust is engaged in iron ore mining. The company produces iron ore pellets. It primarily holds interests in certain properties in the Mesabi Iron Range. Mesabi Trust was founded in 1919 and is based in New York, New York.
Alderon Iron Ore Corp.	Alderon Iron Ore Corp. is engaged in the acquisition, exploration, and development of mineral properties. It primarily focuses on developing the Kami property that comprises approximately 305 claims covering 7,625 hectares located in Western Labrador, Canada. The company was formerly known as Alderon Resource Corp. and changed its name to Alderon Iron Ore Corp. in September 2011. Alderon Iron Ore Corp. was incorporated in 1978 and is headquartered in Vancouver, Canada.
China Vanadium Titano-Magnetite Mining Company Limited	China Vanadium Titano-Magnetite Mining Company Limited, an investment holding company, is engaged in the mining, ore processing, iron pelletizing, and sale of iron concentrates, iron pellets, and titanium concentrates in the People's Republic of China. The company owns four vanadium-bearing titano-magnetite mines, including the Baicao, Xiushuihe, Yangqueqing, and Cizhuqing mines; and one ordinary iron ore mine, the Maoling-Yanglongshan mine located in Sichuan Province. It primarily serves steel producers and downstream users of titanium-related products. The company is based in Central, Hong Kong.

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Public Comparables

Public Comparable Descriptions

Public Comparable Company Descriptions	
Name	*Description*
Afarak Group Oyj	Afarak Group Plc engages in the production and supply of chrome products to the steel and stainless steel industries in Finland and internationally. The company produces a range of ferroalloy and specialty alloy products. It offers chrome ore to ferrochrome smelters; plasma charge chrome and stain steel alloys to stainless steel mills; silico manganese to carbon steel mills; and low carbon, ultra low carbon, specialty low carbon, and ferrochrome to tool and high speed steel, engineering steel, high strength low alloy steel, and carbon steel mills. It also exports raw chrome ore directly to China. The company was formerly known as Ruukki Group Plc and changed its name to Afarak Group Plc in July 2013. Afarak Group Plc is headquartered in Helsinki, Finland.
Palladon Ventures Ltd.	Palladon Ventures Ltd., through its interest in CML Metals Corporation, engages in the business of mining iron ore and producing iron concentrate from Iron Mountain project located in southwest Utah. The company is headquartered in Vancouver, Canada.
Great Northern Iron Ore Properties	Great Northern Iron Ore Properties, a conventional nonvoting trust, owns and leases mineral and non-mineral properties on the Mesabi Iron Range in northeastern Minnesota. It owns mineral interests on the Mesabi Iron Range formation that represent 12,033 acres, including approximately 9,895 acres are under lease and 2,138 acres are unleased. The company was founded in 1906 and is based in Saint Paul, Minnesota.

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TRANSACTION COMPARABLES

Multiples

Multiples Analysis *(dollars in millions)* Date	Target Name	Acquirer Name	Implied EV	LTM Revenue	LTM EBITDA	LTM Revenue Mutliple		LTM EBITDA Multiple	
Comparable Precedent Transactions									
01/14/14	Jupiter Mines Ltd.	Red Rock Resources plc	$72.8	$16.6	$1.4	4.4x	0	52.6x	0
12/19/13	Afferro Mining Inc.	Afferro Holdings Limited	$140.2	$0.0	($4.1)	N/A	1	N/A	1
09/17/13	Howse Iron Deposit	Tata Steel Minerals Canada Ltd	$57.3	$0.0	$0.0	N/A	1	N/A	1
07/20/12	Kumba Iron Ore Ltd.	Anglo South Africa Capital (Proprietary) Limited	$20,859.4	$6,019.4	$3,642.3	3.5x	1	5.7x	1
04/02/12	PT Citra Kebun Raya Agri Tbk (nka:PT Cakra Mi	Redstone Resources Pte. Ltd.	$152.1	$0.0	$1.2	N/A	1	131.3x	0
01/25/12	Fortescue Metals Group Limited	Leucadia National Corp	$19,503.4	$6,266.1	$3,004.7	3.1x	1	6.5x	1
01/16/12	Usinas Siderúrgicas de Minas Gerais S.A.	Ternium Siderar; Nippon Steel Corp. (nka:Nippon	$12,147.8	$6,451.5	$864.1	1.9x	1	14.1x	1
12/30/11	Linxi Hefei Economic & Trade Co., Ltd.	India Globalization Capital, Inc.	$9.9	$13.5	$0.0	0.7x	1	N/A	1
12/23/11	OAO Holding Company METALLOINVEST	JSC VTB Bank	$17,782.9	$8,567.7	$3,028.1	2.1x	1	5.9x	1
05/12/11	Consolidated Thompson Iron Mines Ltd. (nka:Clif	Cliffs Natural Resources Inc.	$4,819.8	$328.9	$63.6	14.7x	0	75.8x	0
02/17/11	Baffinland Iron Mines Corp.	ArcelorMittal; The Energy & Minerals Group	$497.5	$0.0	($30.2)	N/A	1	N/A	1
02/01/10	Wabush Mines Limited	Cliffs Natural Resources Inc.	$120.0	$0.0	$0.0	N/A	1	N/A	1
09/18/09	Rio Tinto, Corumbá Iron Ore Mine and River Logi	Cia Vale do Rio Doce (nka:Vale S.A.)	$750.0	$0.0	$0.0	N/A	1	N/A	1
	Arrium Limited	Noble Group Limited; POSCO Australia Pty. Ltd.; I	$3,521.2	$7,611.1	$531.4	0.5x	1	6.6x	1
	Evraz Highveld Steel & Vanadium Ltd.	na	$393.3	$506.8	($13.5)	0.8x	1	N/A	1
					Median	1.9x		6.5x	
					Mean	1.8x		7.8x	
					75th Percentile	2.6x		6.6x	
					25th Percentile	0.8x		5.9x	

In thousands of dollars (000)	LTM Revenue	LTM EBITDA	NTM Revenue	NTM EBITDA
Draco Resources, Inc.	$0.0	$0.0	$85,678.1	$39,901.5
25th Percentile Multiple	0.8x	5.9x	0.8x	5.9x
Implied Enterprise Value	**N/A**	**N/A**	**$64,613.5**	**$234,329.4**
Discount Rate	9.0%	9%	9%	9%
Discounted Enterprise Values	**N/A**	**N/A**	**$59,278.6**	**$214,981.5**

Average Enterprise Value **$137,130.05**

15

Transaction Comparables

Operating Statistics

Growth & Margin Analysis Target Name	LTM Revenue Growth	LTM EBITDA Growth	Gross Margin	EBITDA Margin	Net Margin	1 Week Premium
Comparable Precedent Transactions						
Jupiter Mines Ltd.	N/A	N/A	11.1%	N/A	(36.5%)	N/A
Afferro Mining Inc.	N/A	N/A	N/A	N/A	N/A	157.8%
Howse Iron Deposit	N/A	N/A	N/A	N/A	N/A	N/A
Kumba Iron Ore Ltd.	N/A	(4.1%)	66.3%	N/A	31.0%	N/A
PT Citra Kebun Raya Agri Tbk (nka:PT Cakra Mineral Tbk)	N/A	N/A	N/A	N/A	N/A	N/A
Fortescue Metals Group Limited	N/A	118.5%	49.5%	N/A	18.8%	N/A
Usinas Siderúrgicas de Minas Gerais S.A.	N/A	(56.3%)	10.4%	N/A	3.9%	57.5%
Linxi Hefei Economic & Trade Co., Ltd.	N/A	N/A	N/A	N/A	N/A	N/A
OAO Holding Company METALLOINVEST	N/A	N/A	53.2%	N/A	18.3%	N/A
Consolidated Thompson Iron Mines Ltd. (nka:Cliffs Quebec Iron Mining Limited)	N/A	N/A	48.2%	N/A	9.5%	24.5%
Baffinland Iron Mines Corp.	N/A	N/A	N/A	N/A	N/A	54.6%
Wabush Mines Limited	N/A	N/A	N/A	N/A	N/A	N/A
Rio Tinto, Corumbá Iron Ore Mine and River Logistics Operations	N/A	N/A	N/A	N/A	N/A	N/A
Arrium Limited	N/A	12.0%	17.1%	N/A	(0.4%)	51.7%
Evraz Highveld Steel & Vanadium Ltd.	N/A	N/A	2.0%	N/A	(9.6%)	163.4%
Median	#NUM!	3.9%	32.6%		6.7%	56.1%
Mean	#DIV/0!	17.5%	32.2%		4.4%	84.9%
75th Percentile	#NUM!	38.6%	50.4%		18.4%	132.7%
25th Percentile	#NUM!	(17.1%)	11.0%		(2.7%)	52.5%

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TRANSACTION COMPARABLES

Transaction Comparable Descriptions

Comparable Transaction Target Company Descriptions	
Name	*Description*
Jupiter Mines Ltd.	Jupiter Mines Limited evaluates, explores, and develops mineral properties. The company primarily explores for iron ore and manganese resources. Its principal projects include Tshipi Borwa and Tshipi Bokone manganese projects in the Kalahari manganese field located in the Northern Cape of South Africa; and the Mount Ida Magnetite and the Mount Mason DSO Hematite projects situated in the Yilgarn region of Western Australia. Jupiter Mines Limited is based in Perth, Australia.
Afferro Mining Inc.	Afferro Mining Inc., a mineral exploration and development stage company, engages in the acquisition, exploration, and development of iron ore properties in West Africa. The company holds a 100% interest in the Nkout iron ore project that covers an area of approximately 242.5 square kilometers in Southern Cameroon; the Ntem iron ore project, which covers an area of 491 square kilometers located in the south-west of Cameroon; and the Akonolinga iron ore project that covers an area of 242 square kilometers in Cameroon. It also owns a 70% interest in the Ngoa iron ore project, which covers an area of approximately 492 square kilometers in Cameroon. The company was formerly known as African Aura Mining Inc. and changed its name to Afferro Mining Inc. in April 2011. Afferro Mining Inc. is based in Vancouver, Canada. As of December 19, 2013, Afferro Mining Inc. operates as a subsidiary of Afferro Holdings Limited.
Howse Iron Deposit	Howse Iron Deposit comprises iron ore deposits. The asset is located in Schefferville, Canada.
Kumba Iron Ore Ltd.	Kumba Iron Ore Limited is engaged in the exploration, extraction, beneficiation, marketing, sale, and shipping of iron ore in South Africa. The company's flagship project includes the Sishen mine, which is located in Northern Cape Province, South Africa. It also exports its iron ore to China and rest of Asia, Europe, the Middle East, and Africa. The company was founded in 2006 and is headquartered in Centurion, South Africa. Kumba Iron Ore Ltd. operates as a subsidiary of Anglo South Africa Capital (Proprietary) Limited.
PT Citra Kebun Raya Agri Tbk (nka:PT Cakra Mineral Tbk)	PT Cakra Mineral Tbk operates in the mining sector in Indonesia. It engages in iron ore mining activities in Solok Selatan, West Sumatra. The company was formerly known as PT Citra Kebun Raya Agri Tbk. and changed its name to PT Cakra Mineral Tbk in April 2013. PT Cakra Mineral Tbk was founded in 1990 and is based in Jakarta, Indonesia.
Fortescue Metals Group Limited	Fortescue Metals Group Limited produces and sells iron ore in Australia. Its flagship mine is Cloudbreak, which is located in the Chichester Ranges in the Pilbara region of Western Australia. The company was founded in 2003 and is headquartered in East Perth, Australia.
Usinas Siderúrgicas de Minas Gerais S.A.	Usinas Siderúrgicas de Minas Gerais S.A. produces and sells steel products worldwide. It is involved in the extraction of iron ore, transforming it into steel, processing the steel products according to the customer's specifications, providing logistics, and delivering finished goods. The company operates three iron ore mines at Serra Azul, Minas Gerais. Its products include heavy plates, hot-dip galvanized steels, cold-rolled strips, electro galvanized steels, and hot-rolled strips in the form of coils or sheets, blanks, welded assemblies, roof tiles, shapes, steel structures, metallic discs, pipes, tubes, housing solutions, and others. The company also offers industrial erection services and custom-made fabrication of industrial equipment, steel structures, bridges and viaducts, castings, forged parts, railroad cars, and blanks. In addition, it provides railway transportation services; and operates ports. The company serves automotive, railroad, highway machinery, shipbuilding, civil construction, agricultural, capital goods, electrical-electronic, domestic utilities, machinery, and distribution sectors. Usinas Siderúrgicas de Minas Gerais S.A. was founded in 1950 and is based in Belo Horizonte, Brazil.

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TRANSACTION COMPARABLES

Transaction Comparable Descriptions

Comparable Transaction Target Company Descriptions	
Name	*Description*
Wabush Mines Limited	Wabush Mines Limited engages in mining of iron ore. The company also produces iron ore pellets. The company was founded in 1965 and is based in Wabush, Canada. As of February 1, 2010, Wabush Mines Limited operates as a subsidiary of Cliffs Natural Resources Inc.
Rio Tinto, Corumbá Iron Ore Mine and River Logistics Operations	As of September 18, 2009, Corumbá Iron Ore Mine and River Logistics Operations of Rio Tinto were acquired by Vale S.A. Corumbá iron ore mine and river logistics operations comprises Corumbá iron ore mine and associated river logistics. Corumbá iron ore mine comprises iron ore reserves and is located in Mato Grosso do Sul, Brazil. Rver logistics operations provides logistic services in Paraguay.
Arrium Limited	Arrium Limited is engaged in the mining and supply of iron ore and other steelmaking raw materials to steel mills in Australia and internationally. The company's Mining segment produces and exports hematite iron ore through its mines located in the Middleback Ranges and Southern Iron, South Australia, as well as owns a dolomite mine located at Ardrossan in South Australia. Its Mining Consumables segment manufactures and supplies mining consumables products, such as steel grinding balls and rods; wire ropes for surface and underground mining, and structural and general purposes; and forged and rolled railway wheels, track wheels, gear blanks, axles, and wheel sets, as well as forged steel rolls, bottom poured ingots, cast round bars, and anode pins. The company's Steel segment manufactures steel long products, billets, pipes and tubes, wire products, and rail and structural steel products. This segment also distributes steel and metal products, including structural steel sections, steel plate, angles, channels, reinforcing steel, carbon and stainless coils, and flat products, as well as a range of aluminum products to the construction, manufacturing, and resource industries. Its Recycling segment is involved in the recycling and supply of ferrous and non-ferrous scrap metal to foundries, smelters, and steel mills. The company was formerly known as OneSteel Limited and changed its name to Arrium Limited in July 2012. Arrium Limited is headquartered in Sydney, Australia.
Evraz Highveld Steel & Vanadium Ltd.	EVRAZ Highveld Steel and Vanadium Limited produces and sells iron ore, flat products, and steel and vanadium slag in South Africa, Africa, the Americas, Europe, and Australasia. It provides steel products, including cast billets as semi-finished products for producing rebars and merchant bars; structural products for the construction, transportation, and mining industries; and flat products that are used in the construction, fabrication, engineering, and ship-building industries. The company also offers vanadium slag for the conversion into ferrovanadium, which is used as a steel additive in high-strength steels. It was formerly known as Highveld Steel and Vanadium Corporation Limited and changed its name to EVRAZ Highveld Steel and Vanadium Limited in 2010. The company was founded in 1957 and is headquartered in eMalahleni, South Africa. EVRAZ Highveld Steel and Vanadium Limited is a subsidiary of Mastercroft Limited.

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PURCHASE CONSIDERATION

Implied Value of Stock Purchase Price

Value of Stock	
Number of Common Shares	13,950,000
Current Value/Share	$3.40
Total Value of Common Shares	**$47,430,000**

Value of Total Consideration	
Value of Common Shares	$47,430,000
Value of Warrant	$8,314,163
Value of Total Consideration	$55,744,163

Value of Warrant	
Current Value/Share	$3.40
Exercise	$3.40
Riskfree Rate	1.63%
Maturity (in years)	5.0
Volatility	117%
d1	1.334
d2	(1.272)
Value per Option	$2.77
Number of purchaseable shares	3,000,000
Total Value of Warrant	**$8,314,163**

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20

ARMCO METALS HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS annual meeting OF STOCKHOLDERS – NOVEMBER 17, 2014 at 2 PM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of Armco Metals Holdings, Inc. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Kexuan Yao proxy, with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at Crowne Plaza Hotel & Resorts, 1221 Chess Drive, Foster City , California 94404 on Monday, November 17, 2014 beginning at 2 p.m., local time, or at any adjournment or postponement thereof, and there to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/AMCO
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF ARMCO METALS HOLDINGS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Kexuan Yao				☐
	William Thomson				☐	Control ID:
	Kam Ping Chan				☐	REQUEST ID:
	Songqiang Chen				☐
	Shiqing Yue				☐

Proposal 2		→	FOR	AGAINST	ABSTAIN
	The ratification of the appointment of MaloneBailey , LLP as our independent registered public accounting firm.		☐	☐	☐

Proposal 3		→	FOR	AGAINST	ABSTAIN
	The approval of an Amendment to our Articles of Incorporation increasing in the number of authorized shares of our common stock.		☐	☐	☐

Proposal 4		→	FOR	AGAINST	ABSTAIN
	The approval of the issuance of securities in connection with the acquisition of 31.37% of Draco Resources, Inc.		☐	☐	☐

Proposal 5		→	FOR	AGAINST	ABSTAIN
	The approval of the third amendment to our Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan.		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

the board of directors recommends a vote “for” all items above.

this proxy, when properly executed, will be voted as directed by the stockholder(s). if no such directions are made, the proxy will be voted “for” the election of directors and for proposals 2 through 5. if other business is properly brought before the meeting, the proxy will vote in accordance with his best judgment.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2014

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)